                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         THE FRESH JUICE COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 John F. Kuntz, Esq., Bourne Noll & Kenyon, 382 Springfield Ave., Summit, N.J.
                              07901, 908-277-2200
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        The Fresh Juice Company, Inc., common stock, par value $.01 per share

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        6,467,731 shares

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        $3.35 per share plus cashout of options and warrants

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        $21,912,333

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        $4,382.47

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         THE FRESH JUICE COMPANY, INC.
                               280 WILSON AVENUE
                            NEWARK, NEW JERSEY 07105

                                                              September   , 1998

Dear Fellow Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of The Fresh Juice Company, Inc. ("Fresh Juice" or the "Company") to be held at The Newark Airport Marriott, Newark International
Airport, Newark, New Jersey, on October   , 1998 at 10:00 a.m., local time.

     At the Special Meeting, you will be asked to approve the merger (the "Merger") of the Company and Rowale Corp. ("Rowale"), a Delaware corporation and wholly-owned subsidiary of Saratoga Beverage Group, Inc., ("Saratoga"), pursuant to the Agreement and Plan of Merger, dated as of August 14, 1998 (the "Merger Agreement"), by and among the Company, Rowale and Saratoga. In connection with the Merger, each share of the Company's common stock will be converted into the right to receive $3.35 in cash per share, without interest, as more fully described in the accompanying Proxy Statement. Ladenburg Thalmann & Co., Inc., Fresh Juice's financial advisor, has rendered an opinion to the effect that, as of the date of the opinion and based upon the considerations described therein, the consideration to be issued in the Merger is fair to Fresh Juice stockholders from a financial point of view.

     The Board of Directors of the Company unanimously approved the Merger Agreement and the transactions contemplated thereby. The Board of Directors of the Company believes that the Merger is fair to, and in the best interests of, the Company and its stockholders and recommends that you vote FOR the approval of the Merger and the transactions contemplated thereby.

     The accompanying Proxy Statement is being provided to you in connection with the Special Meeting which will be held for the purpose of approving the Merger. The Proxy Statement provides more detailed information concerning the Merger, and the other transactions contemplated thereby, together with certain additional information. Please review and consider the enclosed materials carefully.

     Certain Fresh Juice stockholders who are also directors or officers or substantial stockholders of Fresh Juice have entered into a Voting, Standstill and Proxy Agreement pursuant to which they have agreed to vote their shares of Fresh Juice common stock, representing approximately 53% of the outstanding Fresh Juice common stock as of the date hereof, in favor of the Merger and the transactions contemplated thereby.

     It is important that your shares be represented at the Special Meeting, regardless of the number of shares you own. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the Special Meeting. This will not prevent you from voting your shares in person if you subsequently choose to attend the Special Meeting. You should not send in certificates for your shares of Fresh Juice common stock at this time. You will receive instructions as to the surrender of your shares of Fresh Juice common stock after consummation of the Merger.

                                          Sincerely,

                                          --------------------------------------
                                          Steven Bogen
                                          Co-Chairman of the Board of Directors
                                          and Chief Executive Officer

                         THE FRESH JUICE COMPANY, INC.
                               280 WILSON AVENUE
                            NEWARK, NEW JERSEY 07105
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER   , 1998

To all Stockholders of The Fresh Juice Company, Inc.:

     A Special Meeting of Stockholders (the "Special Meeting") of The Fresh Juice Company, Inc., a Delaware corporation (the "Company"), will be held at The Newark Airport Marriott, Newark International Airport, Newark, New Jersey, on
October   , 1998 at 10:00 a.m., local time, for the following purposes:

          To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 14, 1998 (the "Merger Agreement"), by and among the Company, Saratoga Beverage Group, Inc., a Delaware corporation ("Saratoga"), and Rowale Corp., a Delaware corporation and wholly-owned subsidiary of Saratoga ("Rowale"), and the transactions contemplated thereby, including the merger of Rowale with and into the Company, with the Company being the surviving corporation (the "Merger"), and the resulting right of the Company's stockholders to receive $3.35 in cash per share, without interest, in exchange for their shares of common stock of the Company. The Merger and the related transactions are more completely described in the accompanying Proxy Statement and in the Merger Agreement, a copy of which is attached as Appendix A to the accompanying Proxy Statement.

     No other business may properly come before the Special Meeting, or any adjournment(s) or postponement(s) thereof.

     The Board of Directors of the Company has fixed the close of business on
September   , 1998 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Special Meeting, or any adjournment(s) or postponement(s) thereof. Accordingly, only holders of record of common stock of the Company at the close of business on such date will be entitled to notice of, and to vote at, the Special Meeting, or any adjournment(s) or postponement(s) thereof.

                                          By Order of the Board of Directors,

                                          --------------------------------------
                                          Steven Bogen
                                          Co-Chairman of the Board of Directors,
                                          Chief Executive Officer and Secretary

September   , 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. ANY STOCKHOLDER MAY REVOKE HIS OR HER PROXY AT ANY TIME BEFORE THE SPECIAL MEETING BY WRITTEN NOTICE TO SUCH EFFECT TO THE SECRETARY OF THE COMPANY, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE SPECIAL MEETING AND VOTING IN PERSON. ATTENDANCE AT THE SPECIAL MEETING WILL NOT IN AND OF ITSELF CONSTITUTE A REVOCATION OF A PREVIOUSLY SUBMITTED PROXY.

                         THE FRESH JUICE COMPANY, INC.
                               280 WILSON AVENUE
                            NEWARK, NEW JERSEY 07105

                            ------------------------

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER   , 1998

                            ------------------------

     This Proxy Statement is being furnished to stockholders (the "Fresh Juice Stockholders"), of The Fresh Juice Company, Inc., a Delaware corporation ("Fresh Juice" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at a Special Meeting of Fresh Juice Stockholders (the "Special Meeting") to
be held at 10:00 a.m., local time, on October   , 1998, at The Newark Airport
Marriott, Newark International Airport, Newark, New Jersey, and at any adjournments or postponements thereof.

     At the Special Meeting, Fresh Juice Stockholders will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 14, 1998 (the "Merger Agreement"), by and among the Company, Saratoga Beverage Group, Inc., a Delaware Corporation, ("Saratoga"), and Rowale Corp., a Delaware corporation and wholly-owned subsidiary of Saratoga ("Rowale"), pursuant to which, among other things, Rowale will merge with and into the Company (the "Merger"), and the Company will survive the Merger as a wholly-owned subsidiary of Saratoga. The Merger Agreement further provides that each share of the Company's common stock, par value $.01 per share (the "Common Stock"), other than shares of Common Stock held by the Company as treasury shares or held directly or indirectly by Saratoga, Rowale or the Company and shares of Common Stock as to which dissenters' rights have been duly asserted and perfected in accordance with Delaware law, will be converted into the right to receive a cash payment per share of $3.35, without interest, all as more fully described in this Proxy Statement. See "THE MERGER -- Per Share Merger Consideration."

     Consummation of the Merger is conditioned upon, among other things, approval and adoption of the Merger Agreement by the requisite vote of the Fresh Juice Stockholders and consummation of a commitment to provide financing to Saratoga which is necessary to enable Saratoga to consummate the Merger. There can be no assurance that the conditions to the Merger will be satisfied or, where permissible, waived, or that the Merger will be consummated. See "THE MERGER AGREEMENT -- Conditions to the Merger."

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY BY ANY PERSON IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE ANY SUCH SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT HAS BEEN SUPPLIED BY THE COMPANY OTHER THAN INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING SPECIFICALLY TO SARATOGA AND TO ROWALE, WHICH HAS BEEN SUPPLIED BY SARATOGA.

     In accordance with Delaware law and the Company's Bylaws no additional matters may properly be presented for consideration at the Special Meeting. Execution of a proxy confers on the designated proxyholders discretionary authority to vote the shares of Common Stock covered thereby in accordance with their best judgment on any proposal to adjourn or postpone the Special Meeting; provided, however, no proxy voted against the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby will be voted in favor of any proposal to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies or otherwise.

                            ------------------------

            The date of this Proxy Statement is September   , 1998.

                            ------------------------

     This Proxy Statement and the accompanying proxy card are first being mailed
to Fresh Juice Stockholders on or about September   , 1998.

                             AVAILABLE INFORMATION

     The Company (Commission File No. 0-15320) is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy and information statements and other information can be inspected and copied at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may be obtained by mail, at prescribed rates, from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     Shares of the Common Stock are presently traded on the NASDAQ Small Cap Market System. Reports and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents and each statement is qualified in its entirety by reference to the copy of the applicable document if filed with the Commission or attached as an appendix hereto.

                            ------------------------

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     The statements contained in this Proxy Statement that are not historical facts are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. From time to time, the Company or its representatives have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in various filings made by the Company with the Commission, or press releases or oral statements made by or with the approval of an authorized executive officer of the Company. These forward-looking statements, such as statements regarding anticipated future revenues, capital expenditures and other statements regarding matters that are not historical facts, involve predictions and reflect the current expectations of management of the Company, certain of which are beyond the control of the Company. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Potential risks and uncertainties that could affect the Company's future operating results include, but are not limited to, the factors applicable to the Company and its business referred to in the Company's Commission filings accompanying this Proxy Statement or incorporated by reference into this Proxy Statement, and economic conditions, including economic conditions related to the Company's industry. The Company assumes no obligation to update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such statement.
                            ------------------------

                                       (i)

                               TABLE OF CONTENTS

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                                                              PAGE
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AVAILABLE INFORMATION.......................................    i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........    i

SUMMARY.....................................................    1
  Parties to the Merger.....................................    1
     The Fresh Juice Company, Inc. .........................    1
     Saratoga Beverage Group, Inc., and Rowale Corp. .......    1
  The Special Meeting.......................................    1
     Time, Place and Date...................................    1
     Purpose of the Special Meeting.........................    1
     Required Vote; Record Date.............................    1
  The Merger................................................    2
     Form of the Merger.....................................    2
     Conversion of Fresh Juice Common Stock.................    2
     Effective Time of the Merger...........................    2
     Conditions to the Merger...............................    2
     Termination of the Merger..............................    3
     Amendment..............................................    3
     No Solicitation of Alternative Transactions;
      Termination Fees......................................    3
  Recommendation of the Board of Directors..................    4
  Opinion of Financial Advisor..............................    4
  Interests of Certain Persons in the Merger................    4
  Corporate Structure and Management of the Surviving
     Corporation after the Merger...........................    7
  Dissenters' Rights of Appraisal...........................    7
  Governmental and Regulatory Approvals.....................    7
  Certain Federal Income Tax Consequences...................    7
  Accounting Treatment......................................    7
  Voting Agreement..........................................    7
  Selected Fresh Juice Historical Consolidated Financial
     Data...................................................    8

THE SPECIAL MEETING.........................................   10
  Time, Place and Date......................................   10
  Purpose of the Special Meeting............................   10
  Record Date; Voting Rights; Proxies.......................   10
  Solicitation of Proxies...................................   10
  Quorum....................................................   10
  Required Vote.............................................   11

THE MERGER..................................................   12
  Form of the Merger........................................   12
  Merger Consideration......................................   12
  Background of the Merger..................................   12
  Recommendation of the Board of Directors; Reasons for the
     Merger.................................................   14
  Opinion of Financial Advisor..............................   15

                                      (ii)

                                                              PAGE
                                                              ----
  Interests of Certain Persons in the Merger................   19
     The Bogen Agreement....................................   19
     The Smith Agreement....................................   20
     The Heavirland Employment Agreement....................   20
     The Smith Option Agreement.............................   21
     Options and Warrants...................................   22
     Indemnification; Insurance.............................   22
  Effective Time; Effect of the Merger......................   23
     Effective Time.........................................   23
     Effect of the Merger...................................   23
  Manner and Basis of Converting Fresh Juice Common Stock...   23
  Corporate Structure and Management of the Surviving
     Corporation after the Merger...........................   24
     Corporate Structure....................................   24
     Directors..............................................   24
     Executive Officers.....................................   24
  Dissenters' Rights of Appraisal...........................   24

TERMS OF THE MERGER AGREEMENT...............................   27
  Representations and Warranties............................   27
  Certain Covenants.........................................   28
     General................................................   28
     No Solicitation of Alternative Transactions............   28
     Insurance for the Benefit of Directors and Officers....   29
  Conditions to Consummation of the Merger..................   29
  Financing.................................................   30
  Termination of the Merger Agreement.......................   31
     Grounds for Termination................................   31
     Termination Fees.......................................   32
  Extension and Waiver......................................   33
  Amendment.................................................   33
  Fees and Expenses.........................................   33
  Governmental and Regulatory Approvals.....................   33
  Voting Agreement..........................................   33
  Certain Federal Income Tax Consequences...................   34
  Accounting Treatment......................................   34

MARKET PRICE DATA AND DIVIDEND POLICY.......................   35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   36

INDEPENDENT AUDITORS........................................   37

STOCKHOLDER PROPOSALS.......................................   37

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   38

                                      (iii)

                                                              PAGE
                                                              ----
APPENDICES
  APPENDIX A -- Agreement and Plan of Merger
  APPENDIX B -- Opinion of Ladenburg Thalmann & Co., Inc.
  APPENDIX C -- Section 262 of the Delaware General
     Corporation Law
  APPENDIX D -- The Fresh Juice Company, Inc. Form 10-KSB
                for the Fiscal Year Ended November 30, 1997.
  APPENDIX E -- The Fresh Juice Company, Inc. Quarterly
                Report on Form 10-QSB for the Six Months
                Ended May 31, 1998

                                      (iv)

                                    SUMMARY

     This summary is necessarily general and abbreviated and has been prepared to assist in the review of this Proxy Statement. This summary is not intended to be a complete explanation of the matters covered in this Proxy Statement and is qualified in all respects by reference to the more detailed information contained in this Proxy Statement, the Appendices hereto and the documents incorporated by reference herein, all of which readers are urged to read carefully.

PARTIES TO THE MERGER

     The Fresh Juice Company, Inc. From its inception in 1985 through 1994, the Company marketed and sold frozen "fresh squeezed" Florida orange juice, grapefruit juice and other non-carbonated beverages under the brand names "Just Pik't(R)", "Fresh Pik't(R)" and "Florida Pik't(R)". At the end of 1995, the Company began producing fresh squeezed citrus juices, and by entering into strategic mergers with The Ultimate Juice Company, Inc., Clear Springs Citrus, Inc. and Hansen's Juices, Inc. during 1996 and 1997, the Company substantially expanded its non-frozen fresh squeezed juice business. As a result of these recent mergers, the Company has established a national presence and now produces, markets and sells fresh squeezed and frozen fresh squeezed orange juice, grapefruit juice, fresh fruit smoothies and other non-carbonated beverages under the brand names "Just Pik't(R)", "Fresh Pik't(R)", "Florida Pik't(R)", "Ultimate(R)" and "Hansen's(R)". The majority of the juice produced by the Company is fresh squeezed orange juice.

     The Company was incorporated in the State of New York on July 15, 1985. Immediately prior to the closing of the Company's initial public offering, it was merged into a wholly-owned Delaware subsidiary so as to relocate its state of incorporation to Delaware. The principal executive offices of Fresh Juice are located at 280 Wilson Avenue, Newark, New Jersey 07105, and its telephone number is (973) 465-7100.

     Saratoga Beverage Group, Inc., and Rowale Corp. Saratoga is primarily engaged in the bottling, marketing and distribution of spring and mineral water products and in packaging products for others. Saratoga's product line currently includes: sparkling essence-flavored spring water products, non-carbonated spring water and non-carbonated spring water with flavors. All of Saratoga's products are marketed as premium domestic bottled water primarily under the proprietary brand name "Saratoga." The Saratoga brand name has been in existence for 125 years.

     Rowale is a Delaware corporation that is a wholly-owned subsidiary of Saratoga organized for the sole purpose of effecting the Merger.

     Saratoga (formerly known as Saratoga Spring Water Company) is a Delaware corporation incorporated on May 5, 1993. Rowale was incorporated in Delaware on March 2, 1998. The principal executive offices of Saratoga and Rowale are located at 11 Geyser Road, Saratoga Springs, New York 12866, and the telephone number is (518) 584-6363.

THE SPECIAL MEETING

     Time, Place and Date. The Special Meeting will be held at The Newark Airport Marriott, Newark International Airport, Newark, New Jersey, on October
  , 1998 at 10:00 a.m., local time. See "THE SPECIAL MEETING -- Time, Place and Date."

     Purpose of the Special Meeting. At the Special Meeting, Fresh Juice Stockholders will consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby. See "THE SPECIAL MEETING -- Purpose of the Special Meeting."

     Required Vote; Record Date. On the Record Date (defined below) there were 6,467,731 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock, voting as a class at the Special Meeting, is required to approve the Merger Agreement and the transactions contemplated thereby. Fresh Juice Stockholders are each entitled to one (1) vote per share of Common Stock. Abstentions will have the same effect as votes cast against the proposal to approve the Merger Agreement. Only holders of Common

Stock at the close of business on September   , 1998 (the "Record Date") will be
entitled to notice of, and to vote at, the Special Meeting. As of the Record Date directors and executive officers of the Company and their respective affiliates may be deemed to be beneficial owners of approximately 47% of the outstanding shares (excluding shares subject to stock options) of Common Stock entitled to vote at the Special Meeting. See "THE SPECIAL MEETING -- Record Date; Voting Rights; Proxies" and "-- Required Vote."

     Certain Fresh Juice Stockholders, who are directors, officers or substantial stockholders of the Company and who collectively own approximately 53% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, have entered into the Voting Agreement described herein pursuant to which they have agreed to vote their shares of Common Stock in favor of the Merger and the transactions contemplated thereby. The affirmative vote of the shares of Common Stock subject to the Voting Agreement would be sufficient to approve the Merger Agreement and the transactions contemplated thereby. See "TERMS OF THE MERGER AGREEMENT -- Voting Agreement."

THE MERGER

     Form of the Merger. Upon consummation of the Merger, Rowale will merge with and into the Company, with the Company being the Surviving Corporation, and the separate corporate existence of Rowale will cease. The effect of the Merger will be that, by operation of law, all of the assets and liabilities of the Company and Rowale will be transferred to, and assumed by, the Surviving Corporation upon consummation of the Merger and the Surviving Corporation shall become a wholly-owned subsidiary of Saratoga. See "THE MERGER -- Effective Time; Effect Of The Merger."

     Conversion of Fresh Juice Common Stock. At the Effective Time (as hereinafter defined), pursuant to the Merger Agreement, each of the 6,467,731 outstanding shares of the Common Stock (other than shares of Common Stock held in the Company's treasury or held directly or indirectly by Saratoga, Rowale or the Company and shares of Common Stock with respect to which dissenters' rights have been duly asserted and perfected under Delaware Law) will be converted into the right to receive and be exchangeable for $3.35 per share in cash, without interest (the "Merger Consideration"). See "THE MERGER -- Manner and Basis of Converting Fresh Juice Common Stock."

     The Merger Agreement provides for the cancellation and conversion of outstanding options and warrants to purchase Common Stock in exchange for, at the Effective Time, an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price of such options and warrants multiplied by the number of shares of Common Stock subject to such options and warrants. SEE "THE MERGER -- Merger Consideration."

     Effective Time of the Merger. The Merger will become effective upon the date (the "Effective Date") and at such time (the "Effective Time") of the filing of a certificate of merger with the Secretary of State of Delaware. Filing of such certificate will be made promptly upon the closing of the Merger (the "Closing") which will take place as soon as practicable following approval of the Merger Agreement by the Fresh Juice Stockholders, and the satisfaction or waiver of the other conditions to each party's obligations to consummate the Merger as set forth more fully in the Merger Agreement (such date, the "Closing Date"). It is anticipated that the Merger will be consummated on or before
            , 1998. See "THE MERGER -- Effective Time; Effect of the Merger."

     Conditions to the Merger. The obligations of each of the Company, Saratoga and Rowale to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including, among others (i) the approval of the Fresh Juice Stockholders of the Merger Agreement and the transactions contemplated thereby;
(ii) the receipt of any necessary third party and governmental approvals, authorizations and consents to consummate the Merger; (iii) that no order, injunction, decree or other legal restraint or prohibition of any court or agency of competent jurisdiction preventing consummation of the Merger or any transactions contemplated thereby shall be in effect; (iv) no statute, rule, regulation, order, injunction or decree which prohibits, restricts or makes illegal the consummation of the Merger shall have been enacted, entered, promulgated or enforced; (v) Saratoga's financing of the transactions contemplated by the Merger Agreement shall have been consummated pursuant to the terms of the commitment letter issued to Saratoga by

NationsBank, N.A. dated August 6, 1998 (the "Financing"); (vi) the respective representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement shall be true and correct as of the date of the Merger Agreement and as of the Closing Date; (vii) each of the parties to the Merger Agreement shall have performed in all material respects all obligations required to be performed by each of them under the Merger Agreement at or prior to the Closing Date; (viii) the Amendments to Employment Agreements entered into between Steven Bogen, the Company and Saratoga (the "Bogen Agreement") and between Steven Smith, the Company and Saratoga (the "Smith Agreement") shall both be in full force and effect as of the Effective Time and the existing employment agreements between the Company and each of Steven Bogen and Steven Smith will have been terminated in all respects except as expressly contemplated by the Bogen Agreement and the Smith Agreement; (ix) shares of Common Stock that are owned by stockholders who have properly exercised and perfected their rights of appraisal within the meaning of Section 262 of the Delaware General Corporation Law ("DGCL") shall not constitute more than five percent (5%) of the issued and outstanding shares of Common Stock as of the Record Date; (x) the Company shall be in compliance with the five (5) log reduction requirements pursuant to the Food Labeling: Warning and Notice Statement; Labeling of Juice Product; Final Rule promulgated by the United States Food and Drug Administration (the "FDA"); (xi) each party shall have obtained consents required under material agreements; (xii) the Company shall have received a written opinion of Ladenburg Thalmann & Co., Inc. ("Ladenburg") to the effect that, as of the date of such opinion, the Merger Consideration is fair to the Fresh Juice Stockholders from a financial point of view, and such opinion shall not have been amended or rescinded as of the Effective Time; (xiii) the Company shall have received evidence, reasonably satisfactory to it, that Saratoga shall have obtained insurance against liabilities and claims (and related expenses) made against directors or officers of the Company or any subsidiaries of the Company on or before the Effective Time, in accordance with the Merger Agreement; (xiv) Saratoga shall have made available to American Stock Transfer & Trust Company or such other bank or trust company selected by Saratoga and reasonably acceptable to the Company sufficient cash to pay in full the cash payments to be issued in exchange for the outstanding shares of Common Stock; and (xv) delivery of customary closing documents as required by the Merger Agreement. See "TERMS OF THE MERGER AGREEMENT -- Conditions to Consummation of the Merger."

     Termination of the Merger. The Merger Agreement may be terminated prior to the Effective Time, whether prior to or after approval of the Merger Agreement by the Fresh Juice Stockholders, under certain prescribed conditions. Certain fees and expenses may become payable in the event of such termination. See "TERMS OF THE MERGER AGREEMENT -- Termination of the Merger Agreement."

     Amendment. Subject to compliance with applicable law, the Merger Agreement may be amended with the agreement of the Company, Saratoga and Rowale prior to the Effective Time. See "TERMS OF THE MERGER AGREEMENT -- Amendment."

     No Solicitation of Alternative Transactions, Termination Fees. The Merger Agreement provides that, except under certain limited circumstances, the Company may not solicit or hold discussions or negotiations with, or assist or provide information to, any third party concerning any proposal of a merger, business combination or material acquisition of the Common Stock or significant disposition of assets; provided, however, the Company may participate in such discussions or negotiations and assist or provide such information to a third party concerning a written bona fide offer to consummate such a transaction if the Board of Directors determines in good faith in consultation with its financial and legal advisors, that such proposal would result in a transaction more favorable to the Fresh Juice Stockholders from a financial point of view than the transactions contemplated by the Merger Agreement and is subject only to reasonable conditions of closing (a "Superior Offer") and the failure to take such action would, in the opinion of counsel to the Board, result in a breach of the Board's fiduciary duties under applicable law. See "TERMS OF THE MERGER AGREEMENT -- Certain Covenants -- No Solicitation of Alternative Transactions."

     Pursuant to the Merger Agreement, in the event that the transactions contemplated by the Merger Agreement are not consummated because: (a) the Merger Agreement shall not have been approved and adopted by the Fresh Juice Stockholders; (b) the Company failed to perform in all material respects all obligations to be performed by it under the Merger Agreement at or prior to the Closing Date; (c) the Bogen

Agreement and the Smith Agreement are not in full force and effect as of the Effective Time; or (d) the Company terminates the Merger Agreement and, at the time of such termination, the Board of Directors has received a Superior Offer and such Superior Offer is accepted by the Company within twelve (12) months after the termination of the Merger Agreement, then in connection with any such termination of the Merger Agreement, the Company shall pay to Saratoga a termination fee in the amount of $1,500,000 (inclusive of out-of-pocket expenses). See "TERMS OF THE MERGER -- Termination of the Merger Agreement -- Termination Fees."

     In the event the transactions contemplated by the Merger Agreement are not consummated because: (a) Saratoga and Rowale failed to perform in all material respects all obligations to be performed by it under the Merger Agreement at or prior to the Closing Date; or (b) the Merger Agreement is terminated by Saratoga, and at the time of such termination the Saratoga Board of Directors has received an offer to be acquired by a third party and Saratoga accepts such offer within twelve (12) months after such termination of the Merger Agreement, then in connection with any such termination of the Merger Agreement, Saratoga shall pay the Company a termination fee in the amount of $750,000 (inclusive of out-of-pocket expenses). See "TERMS OF THE MERGER -- Termination of the Merger Agreement -- Termination Fees."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and recommends a vote FOR the approval of the Merger Agreement by the Fresh Juice Stockholders at the Special Meeting. The Board of Directors believes that the terms of the Merger are fair to, and in the best interests of, the Company and the Fresh Juice Stockholders. See "THE
MERGER --Recommendation of the Board of Directors; Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR

     On August 7, 1998, Ladenburg delivered to the Board of Directors its oral opinion to the effect that, as of that date, the Merger Consideration to be paid by Saratoga in the Merger in exchange for the Common Stock was fair, from a financial point of view to the Fresh Juice Stockholders. That opinion was
followed by a confirming written opinion from Ladenburg dated September   ,
1998. A copy of Ladenberg's written opinion is attached hereto as Appendix B and should be read carefully by Fresh Juice Stockholders in its entirety with regard to the assumptions made, general procedures followed, other matters considered and the limitations on the analyses undertaken in arriving at such opinion. Ladenburg will receive a fee of $140,000 in connection with the delivery of its written opinion, $40,000 of which was paid by the Company at the time of the execution of the Merger Agreement and the balance of which will be payable upon consummation of the Merger. In addition, Ladenburg holds a warrant to purchase 50,000 shares of Common Stock at an exercise price of $2.96 which will be cashed out in the Merger. See "THE MERGER -- Opinion of Financial Advisor."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, Fresh Juice Stockholders should be aware that certain executive officers and directors of the Company will be entitled to certain severance and termination benefits and other payments upon consummation of the Merger that are in addition to their interests as Fresh Juice Stockholders generally. See "THE MERGER -- Interests of Certain Persons in the Merger."

  The Bogen Agreement

     On April 1, 1996, Steven Bogen, Chief Executive Officer of the Company and Co-Chairman of the Board, and the Company entered into a three-year employment agreement which provides that the parties may extend the employment agreement for up to two additional terms of three years each. The existing employment agreement between Mr. Bogen and the Company provides for the payment of termination benefits to Mr. Bogen in the event of the termination of his employment for certain reasons (as defined in the employment agreement) following a change of control of the Company which could amount to approximately $1,146,000. As a condition to consummation of the Merger, Mr. Bogen, the Company and Saratoga have entered into the Bogen Agreement which amends the existing employment agreement between Mr. Bogen and the Company and provides that, as of the Closing Date, Mr. Bogen shall resign from all positions held by him as an officer, director and employee of the Company and its subsidiaries. The Bogen Agreement further provides that Mr. Bogen shall waive certain payments and benefits due to him under his existing employment agreement with the Company, including certain change of control termination payments, except that he will (i) be paid the sum of $250,000 in cash on the Closing Date; (ii) be provided, at no cost to him, the Company automobile currently utilized by him (with insurance and maintenance) for a period of two years following the Closing Date; and (iii) be provided, at no cost to him, health or other group insurance pursuant to plans in effect for executive officers or employees generally of the Company for a period of two years following the Closing Date. Effective as of the Closing Date, Mr. Bogen will agree to extend the existing term of his agreement not to compete with the Company from one year to two years following the Closing Date. The Bogen Agreement further provides that upon payment to Mr. Bogen of the $250,000 in cash on the Closing Date, Mr. Bogen agrees to terminate his existing employment agreement with the Company (except his agreement not to compete, as extended) and, in consideration of such agreement, Mr. Bogen shall have the unconditional right to receive the sum of $750,000 plus reasonable interest (defined as the best rate of interest available for an escrow account established at a mutually agreeable bank) from Saratoga payable on the first anniversary date of the Closing Date, which amount will be placed in an interest bearing escrow account by Saratoga at the time of Closing. The Bogen Agreement also provides that the Company will pay $15,000 toward certain legal fees and expenses incurred by Mr. Bogen in connection with the Bogen Agreement.

     Pursuant to the Bogen Agreement, Saratoga has retained Mr. Bogen to serve as a full-time (defined as not more than 1,000 hours in total)consultant to Saratoga and the Company during the one year period following the Closing Date in exchange for the sum of $300,000 payable monthly in arrears during the one year period following the Closing Date. In the event of a termination of the consulting relationship by Saratoga other than for cause (as defined in the Bogen Agreement) Saratoga shall remain obligated to pay the full balance due and owing on the consulting fee.

     As provided in the Bogen Agreement, Mr. Bogen will be appointed as a member of the board of directors of Saratoga effective as of the Closing Date (with all associated compensation payable to non-employee directors) until the 1999 annual meeting of Saratoga's stockholders. See "THE MERGER -- Interests of Certain Persons in the Merger -- The Bogen Agreement."

     The Smith Agreement

     On April 1, 1996, Steven Smith, President of the Company and Co-Chairman of the Board and the Company entered into a three-year employment agreement which provides that the parties may extend the employment agreement for up to two additional terms of three years each. The existing employment agreement between Mr. Smith and the Company provides for the payment of termination benefits to Mr. Smith in the event of the termination of his employment for certain reasons (as defined in the employment agreement) following a change of control of the Company which could amount to approximately $1,146,000. As a condition to consummation of the Merger, Mr. Smith, the Company and Saratoga have entered into the Smith Agreement which amends the existing employment agreement between Mr. Smith and the Company and provides that, as of the Closing Date, Mr. Smith shall resign from all positions held by him as an officer, director and employee of the Company and its subsidiaries. The Smith Agreement further provides that Mr. Smith shall waive certain payments and benefits due to him under his existing employment agreement with the Company, including certain change of control termination payments, except that he will (i) be paid $250,000 in cash on the Closing Date; (ii) be provided, at no cost to him, the Company automobile currently utilized by him (with insurance and maintenance) for a period of one year following the Closing Date; and (iii) be provided, at no cost to him, health or other group insurance pursuant to plans in effect for executive officers or employees generally of the Company for a period of one year following the Closing Date. Effective as of the Closing Date, and in consideration of the $250,000 cash payment to be made to Mr. Smith referred to above, Mr. Smith will agree to extend the existing term of his agreement not to compete with the Company from one year to three years following the Closing Date. The Smith Agreement further provides that upon payment of the $250,000 in cash on the Closing Date, Mr. Smith agrees to terminate his existing employment agreement with the Company (except his agreement not to compete, as extended). Additionally, Mr. Smith has agreed that certain stock options granted to him under the Company's Incentive Stock Option Plan, which were in dispute, are ineffective, null and void. See "THE MERGER --Interests of Certain Persons in the Merger -- The Smith Agreement."

     The Heavirland Employment Agreement

     Jeffrey Heavirland, a director and executive officer of the Company, has entered into a two year employment agreement with Saratoga (the "Heavirland Employment Agreement") which, upon consummation of the Merger, will replace his existing employment agreement with the Company which may have entitled him to certain change in control payments and benefits in connection with the Merger which could amount to approximately $530,000. Pursuant to the Heavirland Employment Agreement, Saratoga has agreed to employ Mr. Heavirland after the Effective Time as Executive Vice President of Saratoga and as President and Chief Executive Officer of The Fresh Juice Company of California, Inc., his current position with this wholly-owned subsidiary of the Company. The Heavirland Agreement provides for a payment of an annual salary of not less than $150,000 (his current annual salary is $200,000) and an annual performance bonus under Saratoga's executive bonus plan. In addition, the Heavirland Employment Agreement provides for payment of a bonus of $100,000 to Mr. Heavirland at the Effective Time and the grant of an option to purchase 100,000 shares of Saratoga Class A common stock to be exercisable at a price equal to the fair market value of shares of Saratoga Class A common stock on the date of grant, which will be as soon as practicable after the Effective Time. The stock options shall vest over three (3) years with 50% vesting in the first year and the remaining stock options vesting 25% on each of the second and third anniversary of the date of the grant. The vesting schedule for the stock options may accelerate if the Heavirland Employment Agreement is terminated under certain circumstances. The Heavirland Employment Agreement provides for the payment of termination benefits (as defined in the Heavirland Employment Agreement) to Mr. Heavirland in connection with certain termination events. See "THE MERGER -- Interests of Certain Persons in the Merger -- The Heavirland Employment Agreement."

     The Smith Option Agreement

     Saratoga and Steven Smith have entered into an Option Agreement dated March 16, 1998 and executed on March 18, 1998 (the "Smith Option Agreement") pursuant to which Mr. Smith has granted to Saratoga an option to purchase 825,000 shares of Common Stock at $3.00 per share. The Smith Option Agreement provides that Saratoga will pay to Mr. Smith additional consideration under certain circumstances involving the acquisition of the Company at a price in excess of the option price of $3.00 per share. If Saratoga exercises its option to purchase these shares and the Merger is consummated, Mr. Smith will be paid $3.175 cash per share for the 825,000 shares of Common Stock subject to the Smith Option Agreement in lieu of the Merger Consideration of $3.35 per share. Mr. Smith has extended the term for exercise of the option granted under the Smith Option Agreement from an outside exercise date of October 31, 1998 to the earlier of (i) the thirtieth day after the Company mails this Proxy Statement to Fresh Juice Stockholders or, if later, five days after the Special Meeting and;
(ii) December 31, 1998. See "THE MERGER -- Interests of Certain Persons in the Merger -- The Smith Option Agreement."

     Options and Warrants

     Certain officers and employees of the Company, including Jeffrey Heavirland, a director and executive officer, hold options and/or warrants to purchase Common Stock. The Merger Agreement and the Voting Agreement provide for the cancellation and conversion of such options and warrants in exchange for, at the Effective Time, an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price of such options and warrants multiplied by the number of shares of Common Stock subject to such options and warrants. The Board of Directors had determined to grant options to each non-employee Director to purchase 7,500 shares of Common Stock in lieu of an annual retainer for services rendered in fiscal year

1998 subject to adoption and approval by the Fresh Juice Stockholders of a Non-Employee Director Stock Option Plan (the "Director Plan"). If the Merger is consummated, the Director Plan will not be adopted and the non-employee members of the Board of Directors (Jeffrey Smith, Gilbert Bowen and Michael Brown) will each be paid an annual retainer of $2,625 based on the difference between the Merger Consideration and a proposed stock option price of $3.00 per share multiplied by the 7,500 shares which were to be granted under the Director Plan. See "THE MERGER -- Interests of Certain Persons in the Merger -- Options and Warrants."

     Indemnification; Insurance

     The Merger Agreement also provides that Saratoga shall, for six years after the Effective Time, provide to the persons who served as directors or officers of the Company or any subsidiaries of the Company on or before the Effective Time, insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time. See "THE MERGER -- Interests of Certain Persons in the
Merger -- Indemnification; Insurance" and "THE MERGER AGREEMENT -- Certain Covenants -- Insurance for the Benefit of Directors and Officers."

     The Board of Directors was aware of these benefits and considered them, among other things, in approving the Merger Agreement and the transactions contemplated thereby.

CORPORATE STRUCTURE AND MANAGEMENT OF THE SURVIVING CORPORATION AFTER THE MERGER

     Upon consummation of the Merger, Steven Bogen, Co-Chairman of the Board of Directors, Chief Executive Officer and Secretary of the Company, will resign from such positions, and Steven Smith, Co-Chairman of the Board of Directors, President and Assistant Secretary of the Company will resign from such positions and Robin Prever, the President and Chief Executive Officer of Saratoga, will become President and Chief Executive Officer of the Surviving Corporation. Upon consummation of the Merger, the Board of Directors of the Company, as Surviving Corporation will consist of one (1) person to be designated by Saratoga and such director will elect the officers of the Surviving Corporation. See "THE
MERGER --Corporate Structure and Management of the Surviving Corporation after the Merger."

DISSENTERS' RIGHTS OF APPRAISAL

     The Fresh Juice Stockholders are entitled to appraisal rights in connection with the Merger under the DGCL. See "THE MERGER -- Dissenters' Rights of Appraisal."

GOVERNMENTAL AND REGULATORY APPROVALS

     Neither the Company nor Saratoga are aware of any governmental or regulatory requirements relating to the consummation of the Merger, other than the filing of a certificate of merger with the Secretary of State of Delaware and compliance with applicable federal and state securities laws. See "TERMS OF THE MERGER AGREEMENT -- Governmental and Regulatory Approvals."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The receipt of cash for shares of Common Stock in the Merger will be a taxable transaction to the Fresh Juice Stockholders for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, a Fresh Juice Stockholder should recognize capital gain or loss per share for federal income tax purposes in an amount equal to the difference between the Merger Consideration and the adjusted tax basis per share of his or her Common Stock. See "TERMS OF THE MERGER AGREEMENT -- Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase under generally accepted accounting principles. See "TERMS OF THE MERGER AGREEMENT -- Accounting Treatment."

VOTING AGREEMENT

     In connection with the Merger, the Company and Saratoga have entered into a Voting, Standstill and Proxy Agreement (the "Voting Agreement"), dated as of August 14, 1998, with Steven Bogen, Steven Smith, Jeffrey Smith, Jeffrey Heavirland, Brian Duffy and Daniel Petry, all directors and/or officers of the Company or holders of five percent (5%) or more of the issued and outstanding Common Stock (collectively, the "Voting Agreement Parties"), pursuant to which such stockholders have agreed (i) to vote shares of Common Stock held by them in favor of the Merger, the Merger Agreement and the transactions contemplated thereby and (ii) until the termination of the Merger Agreement or, if the Merger is consummated, the Effective Date, not to (a) sell, transfer, pledge, assign or otherwise dispose of or enter into any arrangement with respect to the disposition of their Common Stock, or (b) deposit any of their Common Stock into a voting trust, enter into a voting agreement or otherwise grant any voting rights to any other person or entity with respect to any of their Common Stock.

     The Voting Agreement Parties collectively own approximately 53% of the outstanding shares of Common Stock entitled to vote at the Special Meeting. The affirmative vote of the shares of Common Stock subject to the Voting Agreement would be sufficient to approve the Merger Agreement and the transactions contemplated thereby.

     In addition, pursuant to the Voting Agreement, each Voting Agreement Party has agreed to convert, at the Closing, all in-the-money options and warrants to purchase Common Stock which he may hold into cash equal to the excess, if any, of the Merger Consideration over the exercise price of such options and warrants multiplied by the number of shares of Common Stock subject to such options and warrants. See "THE SPECIAL MEETING -- Required Vote" and "TERMS OF THE MERGER AGREEMENT -- Voting Agreement."

SELECTED FRESH JUICE HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected historical consolidated financial data for the Company for the periods and at the dates indicated. The historical consolidated financial data for each of the years in the five-year fiscal period ended November 30, 1997, is derived from and qualified by reference to the Company's historical consolidated financial statements that have been audited and reported upon by KPMG Peat Marwick LLP, independent certified public accountants. Results for interim periods are not necessarily indicative of results to be expected for any other interim period or for the year as a whole. The information in the table should be read in conjunction with the Company's historical financial statements and the notes thereto and other financial information provided with these materials.

           FRESH JUICE SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

                       SIX MONTHS ENDED (UNAUDITED)                                   YEAR ENDED
                       -----------------------------   ------------------------------------------------------------------------
                          MAY 31,         MAY 31,      NOVEMBER 30,   NOVEMBER 30,   NOVEMBER 30,   NOVEMBER 30,   NOVEMBER 30,
                           1998            1997            1993           1994           1995           1996           1997
                       -------------   -------------   ------------   ------------   ------------   ------------   ------------
OPERATING RESULTS
Net sales............   $19,510,716     $20,836,509     $8,265,588     $8,171,803     $9,219,184    $19,958,022    $41,382,836
Cost of goods sold...    13,803,993      14,696,150      4,639,740      5,163,806      6,035,483     15,886,417     30,035,386
Selling, general and
  administrative
  expense............     4,286,988       4,397,520      2,367,523      2,451,055      2,820,356      4,984,642      8,801,423
  Operating earnings
    (loss)...........     1,419,735       1,742,839      1,258,325        556,942        363,345       (913,037)     2,546,027
Interest expense.....      (237,878)       (275,351)            --             --        (24,355)      (139,502)      (536,851)
Interest and other
  income, net........        55,457          45,802         87,360         88,292        104,104         63,496        132,296
Earnings (loss)
  before provision
  (benefit) for
  income taxes.......     1,237,314       1,513,290      1,345,685        645,234        443,094       (989,043)     2,141,472
Provision (benefit)
  for income taxes...       563,108         280,475        549,193        256,396        172,051        (60,000)       774,149
Net earnings
  (loss).............   $   674,206     $ 1,232,815     $  796,492     $  388,838     $  271,043    $  (929,043)   $ 1,367,323
                        ===========     ===========     ==========     ==========     ==========    ===========    ===========
PER SHARE DATA (AS OF
  PERIOD END)
Net earnings (loss)
  per common share...   $      0.10     $      0.19     $     0.22     $     0.11     $     0.07    $     (0.20)   $      0.21
Weighted average
  number of Fresh
  Juice Common Stock
  outstanding........     6,467,731       6,467,731      3,602,383      3,612,679      3,889,740      4,601,349      6,471,535
BALANCE SHEET DATA
Total assets.........   $23,404,897     $22,487,203     $4,773,181     $4,858,799     $6,508,237    $15,281,472    $22,093,344
Working capital......     2,011,503       1,157,179      3,895,114      4,112,211      3,919,590        624,104      1,319,323
Long-term debt and
  obligations........     3,330,283       3,957,552             --             --      1,529,168      1,524,562      3,597,151
Stockholder's
  equity.............    12,837,463      11,910,799      3,990,353      4,379,191      4,640,301      9,921,258     12,163,257

                              THE SPECIAL MEETING

TIME, PLACE AND DATE

     The Special Meeting will be held on October   , 1998 at 10:00 a.m., local
time at The Newark Airport Marriott, Newark International Airport, Newark, New Jersey.

PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, the Fresh Juice Stockholders will consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby. In accordance with the DGCL and the Company's Bylaws, no other matter may properly come before the Special Meeting.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE FRESH JUICE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY

RECORD DATE; VOTING RIGHTS; PROXIES

     The Board of Directors has fixed the close of business on September   ,
1998 as the Record Date for determining holders of shares of Common Stock entitled to notice of, and to vote at, the Special Meeting.

     As of the close of business on the Record Date, there were 6,467,731 shares of Common Stock issued and outstanding, each of which entitles the holder thereof to one (1) vote. All shares of Common Stock represented by properly executed and dated proxies received in time for the Special Meeting will be voted in accordance with the instructions indicated in such proxies, unless such proxies have been previously revoked. IF A PROPERLY EXECUTED AND DATED PROXY HAS BEEN RECEIVED BY THE COMPANY AND NO INSTRUCTIONS ARE INDICATED, SUCH COMMON STOCK WILL BE VOTED IN FAVOR OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. Proxies marked as abstentions will not be counted as votes cast and will be treated as shares of Common Stock present at the Special Meeting for purposes of determining whether a quorum is present. In addition, shares of Common Stock held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast and will be treated as shares of Common Stock present at the Special Meeting for purposes of determining whether a quorum is present.

     Any Fresh Juice Stockholder giving a proxy may revoke it any time before it is exercised at the Special Meeting by filing with the Secretary of the Company either a written instrument of revocation signed in the same manner as the proxy or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

     On the Record Date there were 6,467,731 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting, which were held by
approximately                holders of record.

SOLICITATION OF PROXIES

     The proxy is solicited by the Board of Directors and such solicitation may include requests by mail, telegram and personal contact by the Company's directors, officers and employees, at no additional compensation.

     All expenses of this solicitation will be borne by the Company; provided, however, if the Merger is consummated, the Company's merger-related costs, subject to certain limits, will be borne by Saratoga. See "TERMS OF THE MERGER AGREEMENT -- Fees and Expenses."

QUORUM

     The presence, in person or by properly executed proxies, of holders of at least a majority of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting, is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

REQUIRED VOTE

     Approval of the Merger Agreement and the transactions contemplated thereby requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock, voting as a class, present in person or represented by proxy at the Special Meeting. Approval of the Merger Agreement will constitute approval of all of the transactions contemplated as a part of the Merger. Abstentions and broker non-votes will have the same effect as votes cast against the proposal to approve the Merger Agreement.

     Only holders of shares of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting.

     The Voting Agreement Parties have entered into the Voting Agreement pursuant to which they have agreed to vote their shares of Common Stock, representing approximately 53% of the shares of Common Stock outstanding as of the Record Date, in favor of the Merger Agreement and the transactions contemplated thereby, which votes would be sufficient to constitute a quorum at the Special Meeting and approve the Merger Agreement and the transactions contemplated thereby. As of the Record Date, directors and executive officers of the Company and their respective affiliates may be deemed to be beneficial owners of approximately 47% of the outstanding shares (excluding shares subject to stock options) of Common Stock entitled to vote at the Special Meeting. As of the Record Date, Saratoga and Rowale owned, directly or indirectly, 89,900 shares of Common Stock representing approximately 1.4% of the outstanding shares (excluding shares subject to the Smith Option Agreement and shares subject to the Voting Agreement) of the Common Stock entitled to vote at the Special Meeting. See "THE MERGER AGREEMENT -- Voting Agreement."

     THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO FRESH JUICE STOCKHOLDERS. ACCORDINGLY, FRESH JUICE STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT, AND COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     FRESH JUICE STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. FRESH JUICE STOCKHOLDERS WILL RECEIVE SEPARATE INSTRUCTIONS REGARDING THE SURRENDER OF STOCK CERTIFICATES IF THE MERGER IS CONSUMMATED.

                                   THE MERGER

     This section of the Proxy Statement describes certain aspects of the Merger and the Merger Agreement. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. Capitalized terms used in this section but not defined in this Proxy Statement have the meanings ascribed to them in the Merger Agreement. All Fresh Juice Stockholders are urged to read the Merger Agreement in its entirety.

FORM OF THE MERGER

     Pursuant to the Merger Agreement, on the Effective Date of the Merger, Rowale will merge with and into the Company, with the Company surviving the Merger. The Surviving Corporation shall be operated as a wholly-owned subsidiary of Saratoga.

MERGER CONSIDERATION

     Upon consummation of the Merger, except as described below, each outstanding share of Common Stock (other than shares of Common Stock held in the Company's treasury or held directly or indirectly by Saratoga, Rowale or the Company and shares of Common Stock with respect to which dissenters' rights have been asserted and perfected) will be converted into the right to receive and be exchangeable for $3.35 per share in cash, without interest.

     The Merger Agreement provides for the cancellation and conversion of outstanding options and warrants to purchase Common Stock in exchange for, at the Effective Time, an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price of such options and warrants multiplied by the number of shares of Common Stock subject to such options and warrants.

     The Merger Agreement prohibits the payment of dividends by the Company pending the consummation of the Merger. The Merger Consideration was determined through arm's length negotiations between the Company and Saratoga.

     On March 30, 1998, the last trading day preceding the Company's public announcement of a possible transaction with Saratoga, the closing price of the Common Stock on the NASDAQ Small Cap Market System was $2.75 per share. On August 14, 1998, the last trading day preceding the public announcement by the Company of the execution of the Merger Agreement, the closing price of the Common Stock on the NASDAQ Small Cap Market System was $2.0625 per share. On
September   , 1998, the last practicable trading day preceding the mailing of this Proxy Statement, the closing price of the Common Stock on the NASDAQ Small
Cap Market System was $     per share. FRESH JUICE STOCKHOLDERS ARE ADVISED TO
OBTAIN CURRENT MARKET QUOTATIONS FOR THE COMMON STOCK. See "MARKET PRICE DATA AND DIVIDEND POLICY."

BACKGROUND OF THE MERGER

     The terms of the Merger Agreement are the result of arm's length negotiations between representatives of the Company and Saratoga. The following is a brief discussion of the events that led to the negotiation and the execution of the Merger Agreement and related transactions.

     Steven Smith, Co-Chairman of the Board of Directors, President and significant stockholder of the Company, entered into an option agreement with Saratoga dated as of March 16, 1998 and executed on March 18, 1998, whereby Mr. Smith granted to Saratoga the option to purchase 825,000 shares of his Common Stock at $3.00 per share (the "Smith Option Agreement") with an outside exercise date of October 31, 1998. The Smith Option Agreement further provided that in the event Saratoga exercised the option to purchase shares of Common Stock under the Smith Option Agreement, and the Company consummated a business combination or executed a written agreement or letter of intent or understanding and consummated a business combination within 120 days of the exercise of such option, Saratoga would make an additional payment to Mr. Smith as to the shares acquired by Saratoga through an exercise of the option under the Smith Option Agreement equal to fifty percent (50%) of the amount of the purchase price per share of Common Stock payable in such business combination which is in excess of $3.00 per share.

     By letter dated March 19, 1998 to Steven Bogen as Co-Chairman of the Board of Directors, Saratoga informed the Board of Directors of its desire to pursue a business combination with the Company to acquire all of the issued and outstanding Common Stock at a price equal to $3.25 per share.

     At a meeting of the Board of Directors held on March 20, 1998, where the Saratoga March 19, 1998 letter was discussed and the existence of the Smith Option Agreement was disclosed to the Board, the Board of Directors made a determination to explore alternatives to create stockholder value including, but not limited to, exploring the viability of entering into a business combination with Saratoga. Members of management of both the Company and Saratoga conducted discussions exploring a possible transaction. Thereafter, the Board of Directors conducted an informal conference call meeting on March 26, 1998 followed by another formal conference call meeting on March 28, 1998, where the Board of Directors authorized the pursuit of further discussions with Saratoga.

     The Company entered into a letter agreement dated March 29, 1998 with Saratoga regarding a possible acquisition of the Company by Saratoga at a cash purchase price of $3.75 per share (the "Letter Agreement"). Pursuant to the Letter Agreement, the Company agreed to certain "no-shop" provisions, subject to its fiduciary duties, through a date not later than April 25, 1998 (the "Exclusivity Period"). The Letter Agreement further provided for the payment to Saratoga by the Company of $750,000 in the event the Company (i) entered into a definitive agreement with Saratoga and the transactions contemplated by such agreement were not consummated for reasons other than a result of (A) Saratoga being unable to obtain financing for the transaction or (B) any failure on the part of Saratoga to comply with its obligations set forth in the Letter Agreement; or (ii) accepted a superior offer on or before a date not later than July 24, 1998. The Company issued a news release concerning the Letter Agreement on March 31, 1998. On March 31, 1998, Saratoga filed a Schedule 13D with the Commission relating to the Company concerning the Letter Agreement and the Smith Option Agreement in accordance with the Exchange Act and the rules promulgated thereunder. On March 30, 1998, Saratoga and the Company entered into a Confidentiality Agreement covering the confidentiality of information to be exchanged by the Company and Saratoga in the course of the parties' conduct of due diligence.

     On April 24, 1998, the Company and Saratoga extended the Exclusivity Period to the earliest to occur of (i) May 20, 1998; (ii) Saratoga notifying the Company in writing that negotiations toward the possible acquisition had been terminated; and (iii) seven (7) business days after the date on which the Company provided Saratoga with all due diligence materials reasonably available to the Company and reasonably requested by Saratoga. Saratoga further agreed not to acquire, offer to acquire or agree to acquire, in any manner, any assets or securities of the Company other than pursuant to the Smith Option Agreement through the earliest to occur of (i) the execution of a definitive agreement regarding the possible acquisition; (ii) a termination by the Company of discussions with Saratoga regarding the possible acquisition; and (iii) May 25, 1998. The Company issued a news release concerning the extension of the Exclusivity Period on April 27, 1998.

     While the parties did not extend the Exclusivity Period beyond May 25, 1998, representatives of both the Company and Saratoga continued to negotiate the potential and possible terms and conditions of a merger agreement following Saratoga's due diligence with respect to the business affairs of the Company.

     The Company issued a news release dated May 21, 1998 disclosing the non-extension of the Exclusivity Period and that the Company and Saratoga were continuing to explore a business combination transaction which may be structured to include cash consideration in an amount less than $3.75 per share and Saratoga Class A common stock. These discussions continued for the next two months.

     On June 5, 1998, the Company engaged Ladenburg to assist in evaluating the potential merger with Saratoga. Specifically, Ladenburg was requested to render an opinion as to whether or not the Merger Consideration to be paid to the Fresh Juice Stockholders in connection with the proposed merger between the

Company and a wholly-owned subsidiary of Saratoga was fair, from a financial point of view, to the Fresh Juice Stockholders.

     Between June 8, 1998 and August 7, 1998 the Company and its legal advisors and representatives of Ladenburg held a series of conference calls to discuss the terms of a merger between the Company and Saratoga.

     On June 15, 1998, a meeting was held between officers of Saratoga and representatives of Ladenburg to perform due diligence analysis of the assets, liabilities, business and prospects of Saratoga at Saratoga's offices. Additionally, the purpose of the meeting was to discuss the business, positioning of the Company and Saratoga in the beverage industry and, on a preliminary basis, to discuss the potential benefits and operational and financial synergies that could be derived from a merger of the Company and Saratoga. No outside legal or accounting advisors were present at these preliminary meetings.

     On June 30, 1998, the Board of Directors met with legal counsel and representatives of Ladenburg to review and consider a possible business combination with Saratoga. In July of 1998, Saratoga amended its offer to acquire the Common Stock of the Company to a total purchase price of approximately $3.35 per share for the Common Stock consisting of cash and Saratoga Class A Common Stock. Subsequent negotiations between the parties resulted in an offer by Saratoga to purchase the Common Stock of the Company at a cash purchase price of $3.35 per share which is reflected in the Merger Agreement.

     The Board of Directors was kept apprised of material developments relating to a possible business combination with Saratoga during the course of the negotiations to consider and review the potential transaction with Saratoga. On August 7, 1998, the Board of Directors met at which time Ladenburg rendered its oral opinion that, as of such date, the Merger Consideration to be received by the Fresh Juice Stockholders is fair from a financial point of view. Ladenburg subsequently confirmed its oral opinion by delivering to the Board of Directors
a written opinion dated as of September      , 1998 that, based on and subject
to the assumptions, factors and limitations set forth therein, the Merger Consideration to be received by the Fresh Juice Stockholders is fair to the Fresh Juice Stockholders from a financial point of view. Subsequently, on August 10, 1998, the Board of Directors met again and, based upon its review of the form of Merger Agreement and the presentations of Ladenburg, the Board, unanimously approved the Merger Agreement. In addition, Steven Smith extended the outside exercise date for the option granted to Saratoga pursuant to the Smith Option Agreement from October 31, 1998 to the earlier of (i) the thirtieth day after the Company mails this Proxy Statement to Fresh Juice Stockholders or, if later, five days after the Special Meeting and; (ii) December 31, 1998.

     On August 14, 1998, the Merger Agreement and the Voting Agreement were executed and, on August 17, 1998, the Company and Saratoga issued a news release and material announcements regarding the proposed Merger.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

     The Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and recommends a vote FOR the approval of the Merger Agreement by the Fresh Juice Stockholders at the Special Meeting. The Board of Directors believes that the terms of Merger are fair to, and in the best interests of, the Company and the Fresh Juice Stockholders.

     The Board of Directors reviewed the proposed terms and conditions of the Merger with the Company's legal counsel and considered the opinion rendered by Ladenburg that, as of the date of such opinion, the Merger Consideration was fair, from a financial point of view, to the Fresh Juice Stockholders. The Board of Directors also considered, among other things, (i) the reports and opinions of the Company's management, (ii) the business, operations, properties, assets, financial condition and operating results of the Company, (iii) the regulatory and competitive environment which could impact the Company's ability to sell fresh juice products in an economically favorable manner, (iv) the terms and conditions of the Merger Agreement, which were the product of extensive arm's length negotiations, (v) the current financial market conditions and historical market prices, volatility and trading information with respect to the Common Stock, (vi) the proposed Merger Consideration represented an approximately 35% premium over the average market price per share of the Common Stock for the thirty (30) day period prior to the Company's initial announcement on March 31, 1998 of a potential transaction with Saratoga, (vii) the Merger and the payment of the Merger Consideration in cash eliminates the ongoing business risk to the Fresh Juice Stockholders, and (viii) the Company's stand-alone business projections, without consideration of extraordinary transactions which would require additional capital, showed prospects for modest growth in revenues and operating earnings. The Board of Directors also considered a variety of potentially negative factors in its deliberations concerning the Merger, including the fact that consummation of the Merger is conditioned upon Saratoga consummating the Financing.

     In view of the wide variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practical to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determination. However, the Board of Directors concluded that the positive factors outweighed the negative factors considered.

OPINION OF FINANCIAL ADVISOR

     Ladenburg was engaged by the Board of Directors to render an opinion as to whether or not the Merger Consideration to be received by the Fresh Juice Stockholders in connection with the Merger is fair, from a financial point of view, to the Fresh Juice Stockholders. As is more fully described in the Merger Agreement, upon consummation of Merger, the Fresh Juice Stockholders will receive $3.35 per share in cash, without interest, as the Merger Consideration.

     On August 7, 1998, Ladenburg presented its opinion to the Board of Directors that, as of such date, the Merger Consideration to be received by the Fresh Juice Stockholders was fair, from a financial point of view, to the Fresh Juice Stockholders. Ladenburg has confirmed its opinion as of the date of this Proxy Statement.

     THE FULL TEXT OF THE OPINION OF LADENBURG DATED SEPTEMBER   , 1998 (THE
"LADENBURG OPINION"), WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. FRESH JUICE STOCKHOLDERS ARE URGED TO READ THE LADENBURG OPINION CAREFULLY AND IN ITS ENTIRETY.

     The Ladenburg Opinion was prepared at the request of and for the information of the Board of Directors. The Ladenburg Opinion is directed only to the fairness of the Merger Consideration to be paid to Fresh Juice Stockholders from a financial point of view and does not constitute a recommendation to any of the Fresh Juice Stockholders as to how any such stockholder should vote at the Special Meeting. The summary of the Ladenburg Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Ladenburg Opinion. The Ladenburg Opinion does not address the relative merits of the Merger or any other transactions or business strategies discussed by the Board of Directors as alternatives to the Merger or the decision of the Board of Directors to proceed with the Merger.

     In conducting its analysis, for purposes of rendering the Ladenburg Opinion, Ladenburg reviewed and considered such information as it deemed necessary or appropriate for such purposes including, without limitation, the following: (i) a draft of the Merger Agreement and a draft of the Voting Agreement, in each case in the form presented to the Board of Directors; (ii) certain business and financial information relating to the Company, provided by the Company, including the financial condition and results of operations of the Company, the historical financial performance of the Company and certain projected financial information; (iii) certain public filings made by the Company with the Commission; and (iv) certain publicly available market trading data and historical trading performance of the Common Stock. In addition, Ladenburg conducted such other analyses and examinations and reviewed and considered such other financial, economic and market data as it deemed appropriate for purposes of rendering the Ladenburg Opinion. Ladenburg also met with members of senior management of the Company and Saratoga to discuss, among other things, the historical and prospective industry environment, their respective financial condition and operating results and the reasons for the Merger.

  Overview of Analyses

     Ladenburg used both qualitative and quantitative analyses and valuation methods in connection with rendering the Ladenburg Opinion. The following paragraphs summarize the significant analyses performed by Ladenburg in rendering the Ladenburg Opinion, and when taken together, provide the basis for the Ladenburg Opinion.

  Qualitative Considerations

     In addition to the quantitative analyses discussed below, Ladenburg considered a number of qualitative factors related to the Merger. Ladenburg did not apply valuation weightings to any of these qualitative analyses. Among the positive qualitative factors relating to the Merger, Ladenburg noted: (i) the Merger eliminates ongoing business risk to Fresh Juice Stockholders due to the all cash purchase price; (ii) the Company's stand-alone business projections, without consideration of extraordinary transactions which would require additional capital, showed modest expected growth in revenues and operating earnings; (iii) the Merger eliminates risk from regulatory uncertainties in the fresh juice industry that could negatively impact the Company's ability to sell fresh juice products in an economically favorable manner in the future. Among the negative qualitative factors relating to the Merger, Ladenburg noted the all cash total consideration limits the ability of the Fresh Juice Stockholders to participate in potential share price appreciation and potential growth of both the stand-alone and combined companies.

  Quantitative Analyses

     In developing its opinion, Ladenburg calculated a range of values for the Company using four separate valuation approaches: (i) a Market Multiples Analysis based upon comparable publicly traded-companies; (ii) an Acquisition Multiples Analysis based upon acquisitions of comparable companies over the previous three years; (iii) a Discounted Cash Flow Analysis; and (iv) a Takeover Premium Analysis. Ladenburg also considered the historical trading price and volume of the Common Stock in developing the Ladenburg Opinion.

     Market Multiples Analysis: The Market Multiples Analysis determines an implied public market value for the company being valued by evaluating the public valuations of comparable companies competing in similar industries using available public information. In choosing comparable companies for the Company Ladenburg examined manufacturers and marketers of waters, juices and soft drinks (beverages) of the same relative market capitalization as the Company. Ladenburg examined nine companies in the beverage industry including Aquapenn Spring Water Company, Inc., Great Pines Water, Inc., Hansen Natural Corporation, National Beverage Corporation, Odwalla, Inc., Seneca Foods Corporation and Vermont Pure Holdings, Ltd., as well as the Company and Saratoga.

     The multiples used for the Market Multiples Analysis were derived by dividing the public valuations of comparable companies by certain measures of operating performance such as earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), net income, and projected earnings per share ("EPS") as developed by certain research analysts. EBITDA and EBIT multiples are based on total enterprise value divided by each financial measure, respectively. Total enterprise value is defined as the market value of common stock, plus total indebtedness, less cash and cash equivalents. Total enterprise value is essentially the value of a company assuming an un-leveraged capital structure. The net income and EPS multiples were derived by dividing the market value of the common stock in aggregate or per share, as appropriate, by net income or projected EPS.

     Ladenburg used these multiples to calculate a range of public market values for the Company to develop an implied market multiple valuation of the Company. For total enterprise valuations developed using EBITDA and EBIT multiples, Ladenburg generated the market value of the respective entity's equity by subtracting outstanding debt and adding excess cash and cash equivalents. For valuations based on net income and projected EPS, Ladenburg multiplied the entity's respective values by the appropriate median multiples to arrive at equity value. Based on this analysis, the range of implied per share equity values for the Company was $1.08 to $3.20.

     Acquisition Multiples Analysis: The Acquisition Multiples Analysis applies a similar methodology as the Market Multiples Analysis, but relies upon multiples derived from merger and acquisition transactions involving target companies similar to the Company. For purposes of the Acquisition Multiples Analysis Ladenburg analyzed comparable mergers and acquisitions in the beverage industry completed since 1995, which incorporated thirteen separate transactions.

     For all of the comparable merger and acquisition transactions, Ladenburg derived median multiples using various financial measures, including revenue, EBITDA, EBIT and net income multiples. For purposes of this analysis, total purchase price equals the amount paid for the target's equity, and total enterprise value equals the purchase price, plus the target's outstanding interest-bearing indebtedness, less cash and cash equivalents purchased.

     Similar to its Market Multiple Analysis, Ladenburg calculated an acquisition multiple valuation for the Company by utilizing median acquisition multiples to develop a valuation range. Equity valuations for the Company based on revenues, EBITDA and EBIT were calculated by multiplying its revenues, EBITDA and EBIT by the respective multiples, then subtracting total debt and adding cash and cash equivalents. For valuations based on net income Ladenburg multiplied the entity's net income by the net income median multiple to arrive at equity value. Based on this analysis, the range of implied per share equity values for the Company was $1.72 to $4.09.

     Discounted Cash Flow Analysis: The Discounted Cash Flow Analysis ("DCF Analysis") derives enterprise values based on the present value of a company's unleveraged free cash flows over a five year period, plus the present value of a company's total enterprise value in five years (the "Terminal Value"). The unleveraged free cash flows Ladenburg used for purposes of completing the DCF Analysis were derived from projections provided to Ladenburg by management of the Company. For purposes of this analysis unleveraged free cash flow equals EBIT, plus depreciation, less capital expenditures, plus any decreases or minus any increases in working capital. A company's unleveraged free cash flow provides a measure of how much cash it produces, irrespective of how it finances its operations (i.e., before interest income and expense).

     Ladenburg developed the discount rate used to calculate the present value of the Company's future unleveraged free cash flow and Terminal Value by estimating the Company's weighted average cost of capital ("WACC"). To estimate the Company's WACC, Ladenburg used a standard capital asset pricing model formula to determine a WACC for each of the companies comparable to the Company. For purposes of the DCF Analysis, Ladenburg then adjusted the WACC upward for the Company because a number of its comparable companies have larger market capitalizations and less expensive access to capital.

     Ladenburg calculated the Terminal Value of the Company by applying a range of multiples based on the Acquisition Multiples Analysis to the Company's EBITDA in the fifth year, the resulting value of which was then discounted to present value. By adding the present value of (i) the Company's unleveraged free cash flows over the next five years and (ii) its Terminal Value, Ladenburg arrived at a total enterprise valuation for the Company. Ladenburg adjusted the total enterprise value by subtracting total debt and adding cash and cash equivalents to arrive at a valuation of the Company's equity. Based on this analysis, the range of implied per share equity values for the Company was $2.50 to $3.07.

     Takeover Premium Analysis: The Takeover Premium Analysis examines recent premiums paid in the acquisition of public companies. Premiums are defined, in percentage terms, as the excess (or shortfall) of the per share purchase price relative to the target's stock price prior to the announcement of the transaction. The percentage premiums were applied by Ladenburg to the Company's average stock price for the 30 days immediately preceding the announcement of the proposed merger to derive a range of per share values for the Company. Based on this analysis, the range of implied per share equity values for the Company was $2.98 to $3.35.

     Limitations of Analyses

     Although each of the analyses employed by Ladenburg in rendering the Ladenburg Opinion is summarized above, the above summary does not purport to be a complete description of Ladenburg's analyses and contains those aspects of Ladenburg's analyses deemed most relevant. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Accordingly, Ladenburg believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Ladenburg Opinion.

     In conducting its analysis, Ladenburg assumed and relied upon the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Ladenburg by or on behalf of the Company and Saratoga and Ladenburg has not assumed any responsibility to independently verify such information. Ladenburg assumed that the financial forecasts examined by it were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of the Company as to the future performance of the Company. Ladenburg also relied upon assurances of the managements of the Company and Saratoga that they were unaware of any facts that would make the information or financial forecasts provided to Ladenburg incomplete or misleading. Ladenburg also assumed that any material liabilities (contingent or otherwise, known or unknown) of the Company were as set forth in the consolidated financial statements of the Company. Ladenburg has not attempted to independently verify the information provided to it by or on behalf of the Company or Saratoga. Ladenburg did not make nor was it provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company. Ladenburg was not authorized to, and did not, solicit third party indications of interest in acquiring all or part of the Company, and Ladenburg was not asked to consider, and its opinion does not address, the consideration the Company might receive from another third-party purchaser, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Ladenburg was not requested to and did not analyze or give any effect to the impact of any federal, state or local income taxes to the Company's stockholders arising out of the Merger. Although Ladenburg evaluated the Merger Consideration to be received by the Fresh Juice Stockholders, it was not requested to, and did not, participate in the negotiation of the Merger Agreement and was not requested to, and did not recommend, the specific consideration payable in the Merger. In its analyses, Ladenburg made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, based on, among other things, information provided to it by the Company, many of which are beyond the control of the Company. Any estimates contained in Ladenburg's analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Ladenburg's analyses are necessarily based upon information available to Ladenburg, and financial, stock market, economic and other conditions and circumstances existing and disclosed to Ladenburg as of the date of the Ladenburg Opinion.

     The Board of Directors selected Ladenburg as its financial advisor because Ladenburg is a prominent investment banking firm with experience in transactions similar to the Merger. As part of its investment banking services, Ladenburg is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     Pursuant to an engagement letter dated June 5, 1998, Ladenburg will be paid a fee of $140,000 for the rendering of the Ladenburg Opinion. In addition, whether or not the Merger is consummated, the Company has also agreed to reimburse Ladenburg for its reasonable out-of-pocket expenses (including, without limitation, attorneys' fees and expenses) incurred by Ladenburg in connection with rendering its opinion. The Company also agreed, under separate agreement, to indemnify Ladenburg, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling Ladenburg and any of its affiliates against certain liabilities, including liabilities under federal securities laws. Ladenburg holds a warrant to purchase 50,000 shares of Common Stock at an exercise price of $2.96 which will be cashed out in the Merger. Ladenburg has, in the past, been engaged by the Company to perform various corporate finance activities for which it has received customary fees including the warrant, which was issued to Ladenburg in 1996.

     Ladenburg may provide financial advisory services to, and may act as underwriter or placement agent for, the Surviving Corporation in the future. In the ordinary course of Ladenburg's business, Ladenburg may actively trade the securities of the Company and Saratoga for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, Fresh Juice Stockholders should be aware that certain executive officers and directors of the Company will be entitled to certain severance and termination benefits upon consummation of the Merger that are in addition to the interests of the Fresh Juice Stockholders generally, should such executive officers and directors be terminated following the Effective Time, as well as other rights or benefits described herein.

  The Bogen Agreement

     On April 1, 1996, Steven Bogen, Chief Executive Officer of the Company and Co-Chairman of the Board and the Company entered into a three-year employment agreement which provides that the parties may extend the employment agreement for up to two additional terms of three years each. The existing employment agreement between Mr. Bogen and the Company provides for the payment of termination benefits to Mr. Bogen in the event of the termination of his employment for certain reasons (as defined in the employment agreement) following a change of control of the Company which could amount to approximately $1,146,000. As a condition to consummation of the Merger, Mr. Bogen, the Company and Saratoga have entered into the Bogen Agreement which amends the existing employment agreement between Mr. Bogen and the Company and provides that, as of the Closing Date, Mr. Bogen shall resign from all positions held by him as an officer, director and employee of the Company and its subsidiaries. The Bogen Agreement further provides that Mr. Bogen shall waive certain payments and benefits due to him under his existing employment agreement with the Company, including certain change of control termination payments, except that he will
(i) be paid the sum of $250,000 in cash on the Closing Date; (ii) be provided, at no cost to him, the Company automobile currently utilized by him (with insurance and maintenance) for a period of two years following the Closing Date; and (iii) be provided, at no cost to him, health or other group insurance pursuant to plans in effect for executive officers or employees generally of the Company for a period of two years following the Closing Date. Effective as of the Closing Date, Mr. Bogen will agree to extend the existing term of his agreement not to compete with the Company from one year to two years following the Closing Date. The Bogen Agreement further provides that upon payment to Mr. Bogen of the $250,000 in cash on the Closing Date, Mr. Bogen agrees to terminate his existing employment agreement with the Company (except his agreement not to compete, as extended) and, in consideration of such agreement, Mr. Bogen shall have the unconditional right to receive the sum of $750,000 plus reasonable interest (defined as the best rate of interest available for an escrow account at a mutually agreeable bank) from Saratoga payable on the first anniversary date of the Closing Date, which amount will be placed in an interest bearing escrow account by Saratoga at the time of Closing. The Bogen Agreement also provides that the Company will pay $15,000 toward certain legal fees and expenses incurred by Mr. Bogen in connection with the Bogen Agreement.

     Pursuant to the Bogen Agreement, Saratoga has retained Mr. Bogen to serve as a full-time (defined as not more than 1,000 hours in total) consultant to Saratoga and the Company during the one year period following the Closing Date in exchange for the sum of $300,000 payable monthly in arrears during the one year period following the Closing Date. In the event of a termination of the consulting relationship by Saratoga other than for cause (as defined in the Bogen Agreement) Saratoga shall remain obligated to pay the full balance due and owing on the consulting fee.

     As provided in the Bogen Agreement, Mr. Bogen will be appointed as a member of the board of directors of Saratoga effective as of the Closing Date (with all associated compensation payable to non-employee directors) until the 1999 annual meeting of Saratoga's stockholders.

  The Smith Agreement

     On April 1, 1996, Steven Smith, President of the Company and Co-Chairman of the Board and the Company entered into a three-year employment agreement which provides that the parties may extend the employment agreement for up to two additional terms of three years each. The existing employment agreement between Mr. Smith and the Company provides for the payment of termination benefits to Mr. Smith in the event of the termination of his employment for certain reasons (as defined in the employment agreement) following a change of control of the Company which could amount to approximately $1,146,000. As a condition to consummation of the Merger, Mr. Smith, the Company and Saratoga have entered into the Smith Agreement which amends the existing employment agreement between Mr. Smith and the Company and provides that, as of the Closing Date, Mr. Smith shall resign from all positions held by him as an officer, director and employee of the Company and its subsidiaries. The Smith Agreement further provides that Mr. Smith shall waive certain payments and benefits due to him under his existing employment agreement with the Company, including certain change of control termination payments, except that he will (i) be paid $250,000 in cash on the Closing Date; (ii) be provided, at no cost to him, the Company automobile currently utilized by him (with insurance and maintenance) for a period of one year following the Closing Date; and (iii) be provided, at no cost to him, health or other group insurance pursuant to plans in effect for executive officers or employees generally of the Company for a period of one year following the Closing Date. Effective as of the Closing Date, and in consideration of the $250,000 cash payment to be made to Mr. Smith referred to above, Mr. Smith will agree to extend the existing term of his agreement not to compete with the Company from one year to three years following the Closing Date. The Smith Agreement further provides that upon payment of the $250,000 in cash on the Closing Date, Mr. Smith agrees to terminate his existing employment agreement with the Company (except his agreement not to compete, as extended). Additionally, Mr. Smith has agreed that certain stock options granted to him under the Company's Incentive Stock Option Plan which were in dispute are ineffective, null and void.

  The Heavirland Employment Agreement

     Jeffrey Heavirland, a director and executive officer of the Company, has entered into a two year employment agreement with Saratoga (the "Heavirland Employment Agreement") which, upon consummation of the Merger, will replace his existing employment agreement with the Company which may have entitled him to certain change in control payments and benefits in connection with the Merger which could amount to approximately $530,000. Pursuant to the Heavirland Employment Agreement, Saratoga has agreed to employ Mr. Heavirland after the Effective Time as Executive Vice President of Saratoga and as President and Chief Executive Officer of The Fresh Juice Company of California, Inc., his current position with this wholly-owned subsidiary of the Company. The Heavirland Agreement provides for a payment of an annual salary of not less than $150,000 (his current annual salary is $200,000) and an annual performance bonus under Saratoga's executive bonus plan. In addition, the Heavirland Employment Agreement provides for payment of a bonus of $100,000 to Mr. Heavirland at the Effective Time and the grant of an option to purchase 100,000 shares of Saratoga Class A common stock to be exercisable at a price equal to the fair market value of shares of Saratoga Class A common stock on the date of grant, which will be as soon as practicable after the Effective Time. The stock options shall vest over three (3) years with 50% vesting in the first year and the remain stock options vesting 25% on each of the second and third anniversary dates of the grant. The vesting schedule for the stock options may accelerate if the Heavirland Employment Agreement is terminated under certain circumstances. The Heavirland Employment Agreement provides that if Heavirland's employment is terminated by Saratoga without cause (as defined in the Heavirland Employment Agreement) or Heavirland terminates the Heavirland Employment Agreement for Good Reason, and Heavirland agrees to comply with the confidentiality covenant and, for a period of one year, agrees to comply with the non-compete covenant contained in the Heavirland Employment Agreement, Heavirland will be entitled to payment of an aggregate amount equal to the sum of (i) his annual salary rate, then in effect, and (ii) the average of his annual bonuses, if any, actually paid with respect to the two most recently completed fiscal years prior to the termination. Such amounts will be payable, in Saratoga's sole and absolute discretion, either in a lump sum or in equal monthly payments ending with the end of the term of the Heavirland Employment Agreement. For purposes of the Heavirland Employment Agreement, the term "Good Reason" means, without Mr. Heavirland's express written consent, any of the following:
(i) the assignment to him of any duties inconsistent with, or any material diminution of his positions, titles offices, duties, responsibilities and status with Saratoga; (ii) a reduction by Saratoga in his annual base salary as in effect on the date of the Heavirland Employment Agreement or as the same may be increased from time to time; (iii) the failure by Saratoga, without his consent to pay him any portion of his current compensation, or to pay to him any portion of an installment of deferred compensation under any deferred compensation program of Saratoga within seven (7) days of the date such compensation is due;
(iv) the failure by Saratoga to continue in effect any compensation plan in which he participates which is material to his total compensation, unless an equitable arrangement (embodied in an on-going substitute or alternative plan) has been made with respect to such plan, or the failure by Saratoga to continue his participation therein; (v) the failure by Saratoga to continue to provide him with benefits substantially similar to those enjoyed by him under any of Saratoga's pension, life, insurance, medical, health and accident, or disability plans in which Saratoga was participating, the taking of any action by Saratoga which would directly or indirectly materially reduce any of such benefits or deprive him of any such benefits or deprive him of any material fringe benefit enjoyed by him, or the failure by Saratoga to provide him with the number of paid vacation days to which he is entitled to; (vi) the failure of Saratoga to obtain a satisfactory agreement from any successor to assume and agree to perform the Heavirland Employment Agreement in accordance with its terms; or
(vii) a new Saratoga requirement is instituted which requires him to change his permanent work location to a location outside of Southern California; or (viii) Saratoga changing his titles set forth in the Heavirland Employment Agreement.

     The Heavirland Employment Agreement also provides for the payment to Mr. Heavirland of a lump sum severance payment equal to 2.99 times his "base amount", as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") subject to certain reductions, in the event (i) Mr. Heavirland's employment with Saratoga is terminated within six months following a change in control of Saratoga, other than for non-renewal of the Heavirland Agreement on the second anniversary date of the Effective Date or for cause, retirement, death or disability, or; (ii) if Mr. Heavirland is deemed terminated for Good Reason within such time period. For the purpose of the Heavirland Employment Agreement, a "Change of Control" of Saratoga shall be deemed to have occurred after the Effective Date (i) if during any period of two (2) consecutive years (not including any period prior to the execution of the Heavirland Employment Agreement), individuals who at the beginning of such period constitute the board of directors of Saratoga and any new director (other than a director designated by a written agreement (other than a written employment agreement) with Saratoga) whose election by the board of directors of Saratoga or nomination for election by the Saratoga's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (ii) upon the Saratoga stockholders' approval of a dissolution or liquidation of Saratoga or a sale by Saratoga of all or substantially all of Saratoga's assets.

  The Smith Option Agreement

     Saratoga and Steven Smith have entered into an Option Agreement dated as of March 16, 1998 and executed on March 18, 1998 (the "Smith Option Agreement") pursuant to which Mr. Smith has granted to Saratoga an option to purchase 825,000 shares of Common Stock at $3.00 per share. The Smith Option Agreement provides that Saratoga will pay to Mr. Smith additional consideration under certain circumstances involving the acquisition of the Company at a price in excess of the option price of $3.00 per share. If the Merger is consummated and Saratoga exercises its right to purchase the shares of Common Stock under the Smith Option Agreement, Mr. Smith will be paid $3.175 per share for the 825,000 shares of Common Stock subject to the Smith Option Agreement in lieu of the Merger Consideration of $3.35 per share. Mr. Smith has extended the term of the option granted under the Smith Option Agreement from an outside exercise date of October 31, 1998 to the earlier of (i) the thirtieth day after the Company mails this Proxy Statement to Fresh Juice Stockholders or, if later, five days after the Special Meeting and; (ii) December 31, 1998.

  Options and Warrants

     Certain officers and employees of the Company, including Jeffrey Heavirland, a director and executive officer, hold options and/or warrants to purchase Common Stock. The Merger Agreement provides for the cancellation and conversion of such options and warrants in exchange for, at the Effective Time, an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price of such options and warrants multiplied by the number of shares of Common Stock subject to such options and warrants. Jeffrey Heavirland is the only director or executive officer of the Company holding options or warrants to purchase Common Stock. Mr. Heavirland has (i) options to purchase 60,000 shares of Common Stock at $3.00 per share; (ii) an option to purchase 150,000 shares of Common Stock at $2.72 per share; and (iii) a warrant to purchase 42,857 shares of Common Stock at $3.00 per share all of which will be cashed out in the Merger. The Board of Directors had determined to grant options to each non-employee Director to purchase 7,500 shares of Common Stock in lieu of an annual retainer for services rendered in fiscal year 1998 subject to adoption and approval by the Fresh Juice Stockholders of a Non-Employee Director Stock Option Plan (the "Director Plan"). If the Merger is consummated, the Director Plan will not be adopted and the non-employee members of the Board of Directors (Jeffrey Smith, Gilbert Bowen and Michael Brown) will each be paid an annual retainer of $2,625 based on the difference between the Merger Consideration and a proposed stock option price of $3.00 per share multiplied by the 7,500 shares which were to be granted under the Director Plan.

     Indemnification; Insurance

     The Merger Agreement provides that Saratoga and the Surviving Corporation shall each defend, indemnify and hold harmless and advance costs and expenses to (including reasonable attorney's fees, disbursements and expenses) each present and former director and officer of the Company and its subsidiaries determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages, settlements or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising after the Effective Time and out of or pertaining to matters existing or occurring at or prior to the Effective Time, including without limitation, the authorization of the Merger Agreement and the transactions contemplated thereby, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware law and its Certificate of Incorporation or Bylaws in effect on the date of the Merger Agreement to indemnify such person (and also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided that any determination required by law to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law and the Company's Certificate of Incorporation and Bylaws as of the date of the Merger Agreement shall be made by independent counsel selected jointly by Saratoga and the Indemnified Party.

     For a period of six years following the Effective Time, Saratoga will provide to the persons who served as directors or officers of Company or any of the Company's subsidiaries on or before the Effective Time, insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time. Such coverage may be provided by means of an extended reporting period endorsement to the policy presently issued to the Company by the present carrier for the Company, or by such other means which shall provide substantially equivalent coverage to the persons.

     The Board of Directors was aware of these benefits and considered them, among other things, in approving the Merger Agreement and the transactions contemplated thereby. See "THE MERGER --Background of the Merger" and "-- Interests of Certain Persons in the Merger," and "TERMS OF THE MERGER AGREEMENT -- Certain Covenants -- Insurance for the Benefit of Directors and Officers."

EFFECTIVE TIME; EFFECT OF THE MERGER

     Effective Time. If the Merger Agreement is approved by the requisite vote of the Fresh Juice Stockholders, and if all other conditions to the obligations of the parties to consummate the Merger are satisfied or waived, the Merger will become effective upon the filing of a certificate of merger with the Secretary of State of Delaware in accordance with Section 251 of the DGCL. The filing of such certificate of merger will be made promptly following the Closing which will take place as soon as practicable following approval of the Merger Agreement by the Fresh Juice Stockholders, and the satisfaction or waiver of the other conditions to each party's obligations to consummate the Merger as set forth more fully in the Merger Agreement. It is anticipated that the Merger will
be consummated on or before                , 1998.

     Effect of the Merger. As of the Effective Time, Rowale will be merged with and into the Company, which will be the Surviving Corporation, and Rowale's separate corporate existence will cease. The effect of the Merger will be that, by operation of law, all of the assets and liabilities of Rowale will be transferred to, and assumed by, the Company, as the Surviving Corporation, upon consummation of the Merger. The Company shall become a wholly-owned subsidiary of Saratoga.

MANNER AND BASIS OF CONVERTING FRESH JUICE COMMON STOCK

     At the Effective Time, each of the 6,467,731 issued and outstanding shares of Common Stock (other than shares of Common Stock held by the Company as treasury shares or held directly or indirectly by Saratoga, Rowale or the Company and shares of Common Stock with respect to which dissenters' rights have been asserted and perfected) will be converted into the right to receive and be exchangeable for $3.35 per share in cash, without interest (the "Merger Consideration").

     As soon as practicable after the Effective Time, but in no event later than three business days after the Effective Time, American Stock Transfer & Trust Company, or such other bank or trust company selected by Saratoga and reasonably acceptable to the Company as exchange agent (the "Exchange Agent"), shall send or cause to be sent to each Fresh Juice Stockholder a form letter of transmittal which will specify instructions for use in surrendering certificates representing shares of Common Stock in exchange for the Merger Consideration into which such shares have been converted.

     FRESH JUICE STOCKHOLDERS SHOULD NOT FORWARD THEIR FRESH JUICE STOCK CERTIFICATES UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS AND INSTRUCTIONS. FRESH JUICE STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     On or prior to the Effective Time, Saratoga shall deposit, or shall cause to be deposited with the Exchange Agent in trust for the benefit of the Fresh Juice Stockholders, sufficient cash to pay in full the cash payments constituting the Merger Consideration to be paid in exchange for the outstanding shares of Common Stock (the "Exchange Fund").

     Until the certificates representing the Common Stock are surrendered for exchange after the consummation of the Merger, holders of such certificates will not be paid the Merger Consideration. The Merger Agreement requires that when such certificates are surrendered, the Merger Consideration attributable to the shares of Common Stock surrendered will be paid promptly without interest.

     After the Effective Time, there will be no transfers on the stock transfer books of the Company of the shares of Common Stock which were issued and outstanding immediately prior to the Effective Time.

     Any portion of the Exchange Fund that remains unclaimed by six months after the Effective Time shall be transferred from the Exchange Agent to the Company, as the Surviving Corporation of the Merger. Thereafter, Fresh Juice Stockholders shall look only to Saratoga or the Company for payment of the Merger Consideration, without interest, subject to applicable laws regarding abandoned property and escheat.

CORPORATE STRUCTURE AND MANAGEMENT OF THE SURVIVING CORPORATION AFTER THE MERGER

     Corporate Structure. Pursuant to the Merger Agreement, the Certificate of Incorporation and Bylaws of Rowale as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation at and after the Effective Time.

     Directors. At the Closing Date, the board of directors of the Surviving Corporation shall consist of one (1) member who shall be designated by Saratoga prior to the Effective Time.

     Executive Officers. After the Effective Time, the officers of the Surviving Corporation shall be determined and elected by the board of directors of the Surviving Corporation. Robin Prever, the President and Chief Executive Officer of Saratoga, will become the President and Chief Executive Officer of the Surviving Corporation upon consummation of the Merger.

DISSENTERS' RIGHTS OF APPRAISAL

     Pursuant to Section 262 of the DGCL, any holder of Common Stock who does not wish to accept the Merger Consideration to be paid pursuant to the Merger Agreement may dissent from the Merger and elect to have the fair value of his shares of Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to him in cash, provided that he complies with the provisions of Section 262 of the DGCL.

     The following is a brief summary of the statutory procedures to be followed by a holder of Common Stock in order to dissent from the Merger and perfect appraisal rights under the DGCL. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262 OF THE DGCL, THE TEXT OF WHICH IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT.

     If any holder of Common Stock elects to exercise his right to dissent from the Merger and demand appraisal, such stockholder must satisfy each of the following conditions:

          (i) such stockholder must deliver a written demand for appraisal of his shares to the Company before taking of the vote with respect to the Merger Agreement (this written demand for appraisal must be in addition to and separate from any proxy or vote against the Merger Agreement; neither voting against, abstaining from voting nor failing to vote on the Merger Agreement will constitute a demand for appraisal within the meaning of
     Section 262).

          (ii) such stockholder must not vote in favor of the Merger Agreement (a failure to vote will satisfy this requirement, but a vote in favor of the Merger Agreement, by proxy or in person, or the return of a signed proxy which does not specify a vote against approval and adoption of the Merger Agreement or a direction to abstain, will constitute a waiver of such stockholder's right of appraisal and will nullify any previously filed written demand for appraisal); and

          (iii) such stockholder must continuously hold such shares of Common Stock from the date of the making of the demand through the Effective Time.

     If any stockholder fails to comply with any of these conditions and the Merger becomes effective, he will be entitled to receive the Merger Consideration provided in the Merger Agreement, but will have no appraisal rights with respect to his shares of Common Stock.

     All written demands for appraisal should be addressed to: Steven Bogen, Chief Executive Officer and Secretary, The Fresh Juice Company, Inc., 280 Wilson Avenue, Newark, New Jersey 07105, before taking of the vote concerning the Merger Agreement at the Special Meeting, and should be executed by, or on behalf of, the stockholder of record. Such demand must reasonably inform the Company of the identity of the stockholder and that such stockholder is thereby demanding appraisal of his shares.

     TO BE EFFECTIVE, A DEMAND FOR APPRAISAL MUST BE EXECUTED BY OR FOR THE STOCKHOLDER OF RECORD WHO HELD SUCH SHARES ON THE DATE OF MAKING SUCH DEMAND, AND WHO CONTINUOUSLY HOLDS SUCH SHARES THROUGH THE EFFECTIVE TIME, FULLY AND CORRECTLY, AS SUCH STOCKHOLDER'S NAME APPEARS ON HIS STOCK CERTIFICATE(S) AND CANNOT

BE MADE BY THE BENEFICIAL OWNER IF HE DOES NOT ALSO HOLD THE SHARES OF RECORD. THE BENEFICIAL HOLDER MUST, IN SUCH CASE, HAVE THE REGISTERED OWNER SUBMIT THE REQUIRED DEMAND IN RESPECT OF SUCH SHARES.

     If Common Stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If Common Stock is owned of record by more then one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he is acting as agent for the record owner. A record owner, such as a broker, who holds Common Stock as a nominee for others may exercise his right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such case, the written demand should set forth the number of shares as to which the record owner dissents. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Common Stock in the name of such record owner.

     Within ten days after the Effective Time, the Company (as the Surviving Corporation in the Merger) must give written notice that the Merger has become effective to each stockholder who so filed demand for appraisal and who did not vote in favor of the Merger Agreement. Within 120 days after the Effective Time, but not thereafter, either the Company, or any holder of shares of Common Stock who has complied with the requirements of Section 262 of the DGCL, may file a petition in the Delaware Court of Chancery (the "Court of Chancery") demanding a determination of the value of the shares of Common Stock held by all stockholders entitled to appraisal. The Company does not presently intend to file such a petition. Inasmuch as the Company has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify such stockholder's previous written demands for appraisal. In any event, at any time within 60 days after the Effective Time (or at any time thereafter with the written consent of the Company), any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the Merger Consideration provided in the Merger Agreement.

     Within 120 days after the Effective Time, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time will be entitled to receive from the Company as the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The Surviving Corporation must mail such statement to the stockholder within 10 days of receipt of such request.

     If a petition for appraisal is duly filed by a stockholder and a copy thereof is delivered to the Company, the Company will then be obligated within 20 days to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreement as to the value of such shares has not been reached. After notice to stockholders, the Court of Chancery is empowered to conduct a hearing upon the petition to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights under that section. The Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Registry in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

     After determination of the stockholders entitled to an appraisal, the Court of Chancery will appraise the shares of Common Stock, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger. When the value is so determined, the Court will direct the payment by the Company of such value, with interest thereon, simple or compound, if the Court so determines, to the stockholders entitled to receive the same, upon surrender to the Company by such stockholders of the certificates representing such Common Stock.

     Stockholders considering seeking appraisal should bear in mind that the fair value of their shares of Common Stock determined under Section 262 of the DGCL could be more than, the same as, or less than the Merger Consideration they are to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares of Common Stock, and that an opinion of an investment banking firm as to fairness is not an opinion as to fair value under Section 262.

     Costs of the appraisal proceeding may be assessed against the parties thereto (i.e., the Company and the stockholders participating in the appraisal proceeding) by the Court, as the Court deems equitable under the circumstances. Upon application of any stockholder, the Court may determine the amount of interest, if any, to be paid upon the value of the Common Stock owned by stockholders entitled to the payment of interest. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable counsel fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who has demanded appraisal rights will not, after the Effective Time, be entitled to vote the Common Stock subject to such demand for any purpose or to receive payment of dividends or any other distribution with respect to such shares (other than dividends or distributions, if any, payable to holders of record as of a record date prior to the Effective Time) or to receive the payment of the consideration provided for in the Merger Agreement. However, if no petition for an appraisal is filed within 120 days after the Effective Time or if such stockholder delivers to the Surviving Corporation a written withdrawal of his demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Date or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     FAILURE TO COMPLY STRICTLY WITH THESE PROCEDURES WILL CAUSE THE STOCKHOLDER TO LOSE HIS DISSENTERS' RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WHO DESIRES TO EXERCISE HIS DISSENTERS' RIGHTS IS URGED TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

     Consummation of the Merger is subject to a number of conditions including the requirement that shares of Common Stock with respect to which dissenters' rights have been asserted and perfected under Section 262 of the DGCL shall not constitute more than five percent (5%) of the issued and outstanding shares of Common Stock as of the Record Date. See "TERMS OF THE MERGER
AGREEMENT -- Conditions to Consummation of the Merger."

                         TERMS OF THE MERGER AGREEMENT

     The following is a summary of certain terms of the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement. Terms which are not otherwise defined in this summary have the meaning set forth in the Merger Agreement. All Fresh Juice Stockholders are urged to read the Merger Agreement carefully.

     As of the date of this Proxy Statement, nothing has come to the Company's attention that has led it to believe that the representations and warranties made by each of the Company, Saratoga and Rowale in the Merger Agreement are not true and correct in all material respects or that the respective covenants of each party contained therein have not been complied with in all material respects by the respective parties. Accordingly, nothing has come to the Company's attention that has led it to believe that, if the Fresh Juice Stockholders approve the Merger Agreement, the other conditions to the Merger will not ultimately be satisfied. There can be no assurance, however, that such conditions will be satisfied or that the Merger will be consummated.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various customary representations and warranties made by the Company, Saratoga and Rowale. In particular, each party to the Merger Agreement provided representations and warranties relating to, among other things: (i) its due organization, power, authority and good standing and similar corporate matters; (ii) its authorization, execution, delivery and enforceability of the Merger Agreement; (iii) its non-contravention of its charter, bylaws, agreements or law; and (iv) its required consents or approvals.

     The Company also provided representations and warranties relating to, among other things: (i) its capital structure; (ii) certain of its financial information, and the accuracy of such information; (iii) its receipt of the Ladenburg Opinion and that such opinion has not been amended or rescinded as of the date of the Merger Agreement; (iv) the absence of material adverse changes in its business; (v) the absence of litigation and legal proceedings; (vi) its accurate preparation and timely filing of all tax returns and payment of taxes owed and the absence of any material liability for unpaid taxes that have not been accrued or reserved for by it; (vii) its employee benefit plans; (viii) the delivery to Saratoga of certain documents filed by the Company with the Commission and the accuracy of information set forth therein; (ix) the accuracy of information provided or to be provided by it for inclusion in this Proxy Statement and the compliance of this Proxy Statement with the rules of the Commission; (x) its compliance with applicable law and certain agreements; (xi) the absence of a breach or cancellation of its material contracts, agreements or commitments; (xii) its agreements with regulatory agencies; (xiii) its environmental matters; (xiv) title to and condition of its real and personal properties; (xv) the maintenance and adequacy of its material insurance policies; (xvi) absence of certain non-disclosed transactions with affiliates;
(xvii) the accuracy of its disclosure; (xviii) its labor relations; (xix) its intellectual property rights; (xx) that since May 31, 1998 there has not been a material adverse effect on the Company and, to the best knowledge of the Company, no fact or condition exists which will cause a material adverse effect on the Company in the future; (xxi) that substantial suppliers and customers of the Company have not substantially reduced the use and supply of the products or goods made available for purchase by the Company or have ceased or threatened to cease to use or to supply such products or goods; and (xxii) that neither the Company nor any of its directors or officers has employed a broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger other than pursuant to an agreement with Ladenburg respecting the Ladenburg Opinion.

     Saratoga and Rowale also provided representations and warranties relating to: (i) the delivery to the Company of certain documents filed by Saratoga with the Commission and the accuracy of the information set forth therein; (ii) that since March 31, 1998 there has not been a material adverse effect on Saratoga and, to the best knowledge of Saratoga, no fact or condition exists which will, or is likely to, cause such a material adverse effect on Saratoga in the future;
(iii) that Saratoga knows of no reason that NationsBank, N.A., the source of the Financing, will not be able to consummate the Financing; and (iv) the accuracy of its disclosure.

CERTAIN COVENANTS

     General. Pursuant to the Merger Agreement, the Company has agreed, among other things, that, during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time, except as otherwise consented to in writing by Saratoga or as expressly contemplated or permitted by the Merger Agreement, the Company shall (and shall cause its subsidiaries to): (a) carry on its business in the ordinary course consistent with past practice, including the use of reasonable efforts to (i) preserve its business organization, (ii) keep available the present services of its employees, and (iii) preserve the goodwill of its customers and others having business dealings with it; (b) not declare or pay any dividends on, or make other distributions in respect of, any of its capital stock; (c) not effect certain changes in its capitalization, and not purchase or otherwise acquire, directly or indirectly, any shares of its capital stock; (d) not issue, authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into or exercisable for shares of its capital stock, with certain exceptions; (e) not amend its Certificate of Incorporation or Bylaws; (f) not make any capital expenditures in excess of $50,000 individually, or $150,000 in the aggregate, with certain exceptions; (g) not enter into a new line of business; (h) not acquire or agree to acquire any material business or assets, other than in the ordinary course of business; (i) not take any action that would result in any of its representations and warranties becoming untrue or in any of the conditions to the Merger not being satisfied, or result in a breach of any provision of the Merger Agreement except, in every case, as may be required by applicable law; (j) not change its methods of accounting except as required by generally accepted accounting principles; (k) not (i) enter into, adopt, amend, renew or terminate any plan for the benefit of its directors, officers or employees, (ii) increase the compensation or fringe benefits or any of its directors, officers or employees, subject to certain exceptions, or (iii) enter into, modify or renew any agreement with any director, officer or employee, or establish or amend any plan, agreement, policy or arrangement providing for any benefit to any director, officer or employee, with certain exceptions; (l) other than in the ordinary course of business consistent with past practice, not incur any indebtedness or refinance existing debt, with certain exceptions; (m) not sell, lease, encumber, assign or otherwise dispose of any of its material assets, properties or other rights or agreements or agree to do so except in the ordinary course of business, with certain exceptions; (n) not make any material tax election or settle or compromise any material tax liability; (o) not pay, discharge or satisfy any claim, liability or obligation other than in the ordinary course of business consistent with past practice; (p) not enter into, amend or terminate any material lease, contract, agreement, or commitment with certain exceptions; (q) not waive any material right, whether in equity or at law; and (r) not agree to do any of the foregoing.

     Saratoga has agreed, among other things, that, during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time, except as otherwise consented to by the Company or as expressly contemplated or permitted by the Merger Agreement or the Commitment Letter, Saratoga shall not (and shall cause Rowale not to) take any action that would result in any of its representations and warranties becoming untrue or that would result in any conditions to the Merger, including consummation of the Financing, not being satisfied or result in a breach of any provision of the Merger Agreement.

     No Solicitation of Alternative Transactions. The Merger Agreement provides that none of the Company, any of its subsidiaries or any of their respective officers, directors, employees, representatives, agents or advisors or other persons controlled by the Company shall: (i) solicit or hold discussions or negotiations with, or assist or provide any information to, any third party concerning any merger, business combination, disposition or a significant portion of its assets or acquisition of a significant portion of its capital stock or similar transaction (any of the foregoing inquiries or proposals being referred to as an "Acquisition Proposal") involving the Company; provided, however, the Board of Directors may (a) enter into discussion or negotiations with, and assist and provide information to, any person or entity that makes an unsolicited written bona fide offer to consummate an Acquisition Proposal if the Board of Directors determines in good faith (x) based upon the advice of its financial and legal advisors that the Acquisition Proposal, if consummated, would result in a transaction more favorable to Fresh Juice Stockholders from a financial point of view than the Merger and is subject only to reasonable conditions of closing which shall include financing terms reasonably satisfactory to the Company; and (y) after receiving advice from its outside legal counsel and, based upon such advice, that such action is required for the Board of Directors to comply with its fiduciary duties to the Fresh Juice Stockholders under applicable law (a "Superior Offer"). The Merger Agreement provides that the Board of Directors may (i) vote to recommend an Acquisition Proposal that its outside counsel determines is a Superior Offer rather than pursuing the consummation of the Merger and terminate the Merger Agreement or (ii) withdraw, modify or amend its recommendation of the Merger Agreement. Any such action may occur only (i) within 21 days after the Superior Offer is received and (ii) upon two full business days notice to Saratoga. Any such termination of the Merger Agreement arising out of a Superior Offer may result in the payment of a termination fee to Saratoga See "TERMS OF THE MERGER AGREEMENT -- Termination of the Merger Agreement -- Termination Fees."

     Insurance for the Benefit of Directors and Officers. Pursuant to the Merger Agreement, for a period of six years following the Effective Time, Saratoga will provide to the persons who served as directors or officers of the Company or any subsidiaries of the Company on or before the Effective Time, insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time. See THE MERGER -- "Interests of Certain Persons in the Merger" -- "Indemnification; Insurance."

CONDITIONS TO CONSUMMATION OF THE MERGER

     The obligations of each of the Company and Saratoga to consummate the Merger are subject to, among other things, the following conditions, (i) the approval of the Merger Agreement and the transactions contemplated thereby by the Fresh Juice Stockholders in accordance with the Company's Certificate of Incorporation and applicable state laws; (ii) the receipt of all necessary governmental approvals; (iii) the absence of any order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any transactions contemplated by the Merger Agreement and the absence of any statute, rule, regulation, order, injunction or decree of any governmental entity which prohibits, restricts or makes illegal the consummation of the Merger or any of the transactions contemplated by the Merger Agreement; and (iv) the consummation of the Financing pursuant to the terms and conditions set forth in the commitment letter to Saratoga dated August 6, 1998 from NationsBank, N.A.

     In addition, Saratoga's and Rowale's obligations to consummate the Merger are also subject to the satisfaction of certain other conditions (any of which may be waived by Saratoga and Rowale), including: (i) the accuracy of the representations and warranties of the Company contained in the Merger Agreement and the delivery of an officer's certificate by the Company certifying to the accuracy of such representations and warranties as of the Closing Date; (ii) the performance in all material respects by the Company of all of its obligations under the Merger Agreement and the delivery of an officer's certificate by the Company certifying to such performance; (iii) the receipt by the Company of all necessary third party approvals; (iv) the receipt by Saratoga of the legal opinion of Bourne, Noll & Kenyon, P.C., legal counsel to the Company, dated as of the Closing Date, addressed to Saratoga and Rowale, covering such matters as the Saratoga and Rowale shall reasonably request; (v) the delivery by the Company of an affidavit, dated as of the Effective Time, pursuant to Sections 897 and 1445 of the Code; (vi) the Bogen Agreement and the Smith Agreement shall be in full force and effect as of the Effective Time, and the existing employment agreements of Steven Bogen and Steven Smith with the Company shall have been terminated in all respects, except as expressly contemplated by the Bogen Agreement and the Smith Agreement; (vii) the Company shall be in compliance with the five (5) log reduction requirements pursuant to recently promulgated rules of the FDA; and (viii) shares of Common Stock with respect to which dissenters' rights have been asserted and perfected shall constitute not more than five percent (5%) of the Common Stock issued and outstanding as of the Record Date.

     In addition, the Company's obligations to consummate the Merger are also subject to the satisfaction of certain other conditions (any of which may be waived by the Company), including: (i) the accuracy of the representations and warranties of each of Saratoga and Rowale contained in the Merger Agreement and the delivery of an officer's certificate by each of Saratoga and Rowale certifying to the accuracy in all material respects of such representations and warranties as of the Closing Date; (ii) the performance in all material respects by each of Saratoga and Rowale of all of its obligations under the Merger Agreement and the delivery of an officer's certificate by each of Saratoga and Rowale certifying to such performance; (iii) the receipt by the Company and Rowale of all necessary third party approvals; (iv) the receipt by the Company of the Ladenburg Opinion and such Ladenburg Opinion shall not have been amended or rescinded as of the Effective Time; (v) the Company shall have received the legal opinion of Swidler Berlin Shereff Friedman, LLP, counsel to Saratoga and Rowale, dated the Closing Date, covering such matters as the Company shall reasonably request; (vi) Saratoga shall have made available to the Exchange Agent the Exchange Fund for payment of the Merger Consideration; and (vii) as of the Closing Date, the Company shall have maintained at all times from and after the date of the Merger Agreement the Company's then current directors' and officers' liability insurance policy, or an equivalent policy, subject in either case to terms and conditions (including, without limitation, the amount of coverage) no less advantageous to the beneficiaries of the policy than those contained in the policy in effect as of the date of the Merger Agreement.

FINANCING

     As noted above, the consummation of the Merger is also conditioned upon the completion of the Financing. On August 6, 1998, Saratoga signed a commitment letter agreement (the "Commitment Letter") with NationsBank, N.A.
("NationsBank"). The following paragraphs summarize the provisions of the Commitment Letter which are material to the consideration of the Merger by the Fresh Juice Stockholders.

     NationsBank will provide the following credit facilities to Saratoga: (i) a revolving line of credit facility (the "Credit Line") in an aggregate principal amount of up to $17.0 million, based on lending formulas and subject to certain sublimits to be set forth in the definitive loan documents; (ii) a term loan facility (the "Term Loan") in an aggregate principal amount of up to $10.0 million; (iii) a bridge loan facility in an initial maximum amount of $5.0 million (the "Bridge Loan"); and (iv) an interest rate protection product (the "IRPP") whereby Saratoga and NationsBank may enter into interest rate hedging agreements in an aggregate notational amount of up to $27.0 million. The Credit Line, the Term Loan, the Bridge Loan, and the IRPP are collectively referred to hereinafter as the "Facilities." Proceeds from the Facilities may only be used by Saratoga to finance the Merger with the Company, and Saratoga's capital expenditures, certain other permitted acquisitions and working capital.

     The obligation of NationsBank to provide the Facilities is subject to the satisfaction of each of the following conditions precedent in a manner acceptable to NationsBank in its reasonable discretion:

          (a) each of the terms and conditions set forth in the Commitment
     Letter;

          (b) each of the terms and conditions set forth in the term sheet attached to the Commitment Letter (the "Term Sheet"); and

          (c) the negotiation, execution and delivery of definitive documentation with respect to the Facilities consistent with the Term Sheet and otherwise satisfactory to NationsBank.

Furthermore, the commitment of NationsBank under the Commitment Letter is based upon the financial and other information regarding Saratoga and its subsidiaries previously provided to NationsBank and is subject to the condition, among others, that there shall not have occurred after the date of such information, in the reasonable opinion of NationsBank, any material adverse change in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Saratoga and its subsidiaries taken as a whole. If the continuing review by NationsBank of Saratoga discloses information relating to new information or additional developments concerning conditions or events previously disclosed to NationsBank which NationsBank in its reasonable discretion believes may have a material adverse effect on the condition (financial or otherwise), assets, properties, business operations or prospects of Saratoga and its subsidiaries taken as a whole. NationsBank may, in its reasonable discretion, suggest alternative funding amounts or structures that ensure adequate protection for NationsBank or terminate the Commitment Letter.

     The initial funding of the Facilities is subject to satisfaction of the conditions precedent deemed appropriate by NationsBank, as agent (the "Agent") for NationsBank and such other lenders who may participate in providing the Facilities (together, the "Lenders") as selected by NationsBank and approved by Saratoga including, but not limited to the following:

          (i) That no additional information shall come to the attention of the Agent which shall lead it to believe that the information previously provided with respect to Saratoga or the Company shall be deemed to be untrue, incomplete or misleading in any respect.

          (ii) The negotiation, execution and delivery of definitive documentation with respect to the Facilities satisfactory to the Agent.

          (iii) The Agent shall have received (a) satisfactory opinions of counsel to Saratoga and the other obligors under the Facility (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of the documents for the Facilities) and such corporate resolutions, certificates and other documents as the Agent shall reasonably require and (b) satisfactory evidence that the Lenders hold perfected liens in all collateral for the Facilities, subject to no other liens except for permitted liens to be determined.

          (iv) There shall not have occurred a material adverse change since December 31, 1997 in the business, assets, operations, conditions (financial or otherwise) or prospects of Saratoga, its subsidiaries or in the facts and information regarding such entities as represented to the date of the Commitment Letter.

          (v) The absence of any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports to affect Saratoga or its subsidiaries or any transaction contemplated hereby, and that could have a material adverse effect on Saratoga or its subsidiaries or any transaction contemplated hereby or on the ability of Saratoga and its subsidiaries to perform their obligations under the documents to be executed in connection with the Facilities.

          (vi) Saratoga and its subsidiaries shall be in compliance with all existing financial obligations.

          (vii) The absence of any disruption or adverse change in the financial or capital markets generally which the Agent, in its sole reasonable discretion, deems material in connection with the syndication of the Facilities.

          (viii) Receipt and review, with results satisfactory to the Agent and its counsel of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate lease, material contracts, debt agreements, property ownership, and contingent liabilities of Saratoga and its subsidiaries.

TERMINATION OF THE MERGER AGREEMENT

     Grounds for Termination. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the Fresh Juice Stockholders for the following reasons, among others: (a) by mutual written consent of the Company and Saratoga duly authorized by a majority vote of the members of their respective Boards of Directors; (b) by either the Company or Saratoga (i) at least thirty (30) days after the date of any request or application for a regulatory approval required to consummate the Merger shall have been denied or withdrawn at the request or recommendation of the responsible Governmental Entity (as defined in the Merger Agreement), unless within such thirty (30) day period a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate the Merger Agreement pursuant to this provision if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking such termination to perform or observe the covenants and agreements of such party set forth in the Merger Agreement or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by the Merger Agreement; (c) by either the Company or Saratoga if the Merger shall not have been consummated on or before the earlier of: (i) the thirtieth day after the Company has mailed this Proxy Statement to the Fresh Juice

Stockholders or, if later, five (5) days after the Special Meeting and; (ii) December 31, 1998, unless due to the failure of the party seeking to terminate the Merger Agreement to perform or observe in any material respect the covenants and agreements of such party set forth in the Merger Agreement; (d) by the Company (provided that the Company shall not be in material breach of any of its obligations with respect to the Special Meeting) if any approval of the Fresh Juice Stockholders required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof; (e) by either the Company or Saratoga (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if there shall have been a material breach of any of the representations or warranties set forth in the Merger Agreement on the part of the other party, which breach, if susceptible to cure, is not cured by the responsible party within twenty (20) business days following written notice thereof, or which, by its nature, cannot be cured; or (f) by either the Company or Saratoga (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if there shall have been a material breach of any of the covenants or agreements set forth in the Merger Agreement on the part of the other party, which breach, if susceptible to cure, shall not have been cured by the responsible party within twenty (20) business days following receipt by the breaching party of written notice thereof or which, by its nature, cannot be cured; or (g) by Saratoga, if the Board of Directors shall have withdrawn, modified or amended its recommendation that the Fresh Juice Stockholders approve and adopt the Merger Agreement in any respect materially adverse to Saratoga; or (h) by the Company, if the Board of Directors (i) votes to recommend a Superior Offer rather than pursuing the Merger, or (ii) shall have withdrawn, modified or amended such recommendation that the Fresh Juice Stockholders approve and adopt the Merger Agreement and the Merger in order to recommend a Superior Offer, with two days prior notice to Saratoga; or (j) by either the Company or Saratoga (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) after a reasonable and objective determination that any of the conditions precedent to such party's obligations to consummate the Merger have not been satisfied or cured within the required time frame, or are incapable of being satisfied or cured by the earlier of: (i) the thirtieth day after the Company has mailed this Proxy Statement to the Fresh Juice Stockholders or, if later, five days after the Special Meeting and; (ii) December 31, 1998.

     Termination Fees. Pursuant to the Merger Agreement, in the event the transactions contemplated by the Merger Agreement are not consummated because:
(a) the Merger Agreement shall not have been approved and adopted by the Fresh Juice Stockholders; (b) the Company failed to perform in all material respects all obligations to be performed by it under the Merger Agreement at or prior to the Closing Date; (c) the Bogen Agreement and the Smith Agreement are not in full force and effect as of the Effective Time; or (d) the Company terminates the Merger Agreement and, at the time of such termination, the Board of Directors has received a Superior Offer and such Superior Offer is accepted by the Company within twelve (12) months after the termination of the Merger Agreement, then in connection with any such termination of the Merger Agreement the Company shall pay to Saratoga a termination fee in the amount of $1,500,000 (inclusive of out-of-pocket expenses).

     In the event the transactions contemplated by the Merger Agreement are not consummated because: (a) Saratoga and Rowale failed to perform in all material respects all obligations to be performed by it under the Merger Agreement at or prior to the Closing Date; or (b) the Merger Agreement is terminated by Saratoga, and at the time of such termination the Saratoga Board of Directors has received an offer to be acquired by a third party and Saratoga accepts such offer within twelve (12) months after termination of the Merger Agreement, then in connection with any such termination of the Merger Agreement Saratoga shall pay the Company a termination fee in the amount of $750,000 (inclusive of out-of-pocket expenses). In addition, in the event that the transactions contemplated by the Merger Agreement are not consummated, other than as a result of the failure to satisfy the following conditions: (i) the approval of the Merger Agreement and the transactions contemplated thereby by the Fresh Juice Stockholders in accordance with the Company's Certificate of Incorporation and applicable state laws; (ii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement and the delivery of an officer's certificate by the Company certifying to the accuracy of such representations and warranties as of the Closing Date; (iii) the performance in all material respects by the Company of all of its obligations under the Merger Agreement and the delivery of an officer's certificate by the Company certifying to such performance; (iv) the receipt by the Company of all necessary third party approvals; (v) the delivery by the Company of an affidavit, dated as of the Effective Time, pursuant to Sections 897 and 1445 of the Code; (vi) the Bogen Agreement and the Smith Agreement shall be in full force and effect as of the Effective Time, and the existing employment agreements of Steven Bogen and Steven Smith with the Company shall have been terminated in all respects, except as expressly contemplated by the Bogen Agreement and the Smith Agreement; (vii) the Company shall be in compliance with the five (5) log reduction requirements pursuant to recently promulgated rules of the FDA; (viii) shares of Common Stock with respect to which dissenters' rights have been asserted and perfected shall constitute not more than five percent (5%) of the Common Stock issued and outstanding as of the Record Date; then Saratoga shall not directly or indirectly acquire an entity which manufactures fresh juices within twelve months after the termination or failure to consummate the Merger Agreement.

EXTENSION AND WAIVER

     At any time prior to the Effective Time, any of the Company, Saratoga, or Rowale may, by action taken or authorized by their respective Boards of Directors, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement. Any such extension or waiver shall be valid and binding only if set forth in an instrument in writing signed by the party to be bound thereby, but such extension or waiver should not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

AMENDMENT

     Subject to compliance with applicable law, the Merger Agreement may be amended by the parties thereto by action taken or authorized by their respective boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the Fresh Juice Stockholders; provided, however, that, after approval by the Fresh Juice Stockholders, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the Fresh Juice Stockholders without the approval of a majority of the Fresh Juice Stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

FEES AND EXPENSES

     Pursuant to the Merger Agreement, if the Merger is not consummated, all costs and expenses incurred in connection with the Merger Agreement shall be borne by the party incurring such costs and expenses. If the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be borne by Saratoga; provided, however, Saratoga shall not be obligated to pay more than an aggregate of $450,000 for the out-of-pocket expenses of the Company (excluding printing costs for the proxy materials for the Special Meeting).

GOVERNMENTAL AND REGULATORY APPROVALS

     The Company and Saratoga are aware of no other governmental or regulatory approvals required for consummation of the Merger, other than the filing of a certificate of merger with the Secretary of State of Delaware and compliance with applicable federal and state securities laws.

VOTING AGREEMENT

     In connection with the Merger and concurrently with the execution of the Merger Agreement, the Company and Saratoga have entered into the Voting Agreement with the Voting Agreement Parties, pursuant to which such stockholders, who collectively own approximately 53% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, have agreed (i) to vote such shares of stock in favor of the

Merger, the Merger Agreement and the transactions contemplated thereby; and (ii) until the termination of the Merger Agreement or, if the Merger is consummated, the Effective Date, not to (a) sell, transfer, pledge, assign or otherwise dispose of or enter into any arrangement with respect to the disposition of their Common Stock, or (b) deposit any of their Common Stock into a voting trust, enter into a voting agreement or otherwise grant any voting rights to any other person or entity with respect to their Common Stock. The affirmative vote of the shares of Common Stock subject to the Voting Agreement would be sufficient to approve the Merger Agreement and the transactions contemplated thereby.

     In addition, pursuant to the Voting Agreement, each of the Voting Agreement Parties has agreed to convert, at the Closing, all in-the-money options and warrants to purchase Common Stock which they may hold into cash equal to the excess, if any, of the Merger Consideration over the exercise price of such options and warrants multiplied by the number of shares of Common Stock subject to such options and warrants.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The receipt of cash for shares of Common Stock pursuant to the Merger will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. In general, a Fresh Juice Stockholder who receives cash for shares of Common Stock pursuant to the Merger will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount of cash received in the exchange of such stockholder's shares and such stockholder's adjusted tax basis in such shares. Provided that the shares of Common Stock constitute capital assets in the hands of the Fresh Juice Stockholder, such gain or loss will be capital gain or loss, and may be long-term capital gain or loss depending on such stockholder's holding period.

     The foregoing discussion may not be applicable to certain types of stockholders, including Fresh Juice Stockholders who acquired shares of Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, individuals who are not citizens or residents of the United States, foreign corporations and entities that are otherwise subject to special tax treatment under the Code (such as insurance companies, tax exempt entities and regulated investment companies).

     No ruling has been or will be requested from the Internal Revenue Service as to any of the tax effects to Fresh Juice Stockholders of the Merger and the transactions contemplated thereby, and no opinion of counsel has been or will be rendered to the Fresh Juice Stockholders with respect to any of the tax effects of the Merger or the transactions contemplated thereby.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. FRESH JUICE STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, AND STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a purchase for accounting and financial reporting purposes with Saratoga viewed as the acquiring company. Purchase accounting for a merger is similar to the accounting treatment used in the acquisition of any asset group. The fair market value of the consideration (cash, stock, debt securities, etc.) given by the acquiring company is used as the valuation basis of the Merger. The assets and liabilities of the acquired company are revalued to their respective fair market values at the date of the Merger. The financial statements of the acquiring company will reflect the combined operations from the date of the Merger.

                     MARKET PRICE DATA AND DIVIDEND POLICY

     Shares of the Common Stock are traded over-the-counter and are quoted on the NASDAQ Small Cap Market System under the symbol "FRSH".

     The table below sets forth the high bid and low bid prices for the Common Stock as reported by the NASDAQ Small Cap Market System for the fiscal quarterly periods indicated.

1996                                                       HIGH BID    LOW BID
----                                                       --------    -------
First Fiscal Quarter.....................................  $3.25       $1.375
Second Fiscal Quarter....................................  $4.6875     $2.25
Third Fiscal Quarter.....................................  $3.75       $2.125
Fourth Fiscal Quarter....................................  $2.875      $1.50

1997                                                       HIGH BID    LOW BID
----                                                       --------    -------
First Fiscal Quarter.....................................  $2.50       $1.625
Second Fiscal Quarter....................................  $2.3125     $1.1875
Third Fiscal Quarter.....................................  $3.00       $1.375
Fourth Fiscal Quarter....................................  $4.125      $2.3125

1998                                                       HIGH BID    LOW BID
----                                                       --------    -------
First Fiscal Quarter.....................................  $3.0625     $2.00
Second Fiscal Quarter....................................  $3.2188     $2.25
Third Fiscal Quarter.....................................  $3.00       $1.75
Fourth Fiscal Quarter through September   , 1998.........

     On March 30, 1998, the last trading day preceding the Company's public announcement of a possible transaction with Saratoga, the closing price of the Common Stock on the NASDAQ Small Cap Market System was $2.75 per share. On August 14, 1998, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing sales price of the Fresh Juice Common Stock as reported by the NASDAQ Small Cap Market System was $2.0625 per share. The number of stockholders of record of the Common Stock as of the Record
Date was             .

     The Company has never paid cash dividends on the Common Stock.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth as of September   , 1998 information
concerning (a) the number and percentage of shares of Common Stock beneficially owned by (i) each of the directors of the Company, (ii) each executive officer of the Company, (iii) all directors and executive officers as a group; and (iv) each person or group known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Common Stock. Each person named or included in a group has sole voting and investment power with respect to his or its shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                                                             COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL                         BENEFICIALLY OWNED AS OF        PERCENT OF
OWNER OR NUMBER OF PERSONS IN GROUP                        SEPTEMBER , 1998        COMMON STOCK OWNED
-----------------------------------                    ------------------------    ------------------
Steven Smith.........................................         1,361,248(1)(6)            21%
Director, President and Co-Chairman of the Board
c/o The Fresh Juice Company, Inc.
280 Wilson Avenue
Newark, New Jersey 07105
Steven Bogen.........................................         1,232,708(2)(6)           19.1%
Director, Chief Executive Officer and Co-Chairman of
the Board
c/o The Fresh Juice Company, Inc.
280 Wilson Avenue
Newark, New Jersey 07105
Brian Duffy..........................................           307,500(3)(6)            4.8%
Director
c/o The Fresh Juice Company, Inc.
280 Wilson Avenue
Newark, New Jersey 07105
Jeffrey Heavirland...................................           315,524(4)(6)            4.7%
Director and Executive Officer
c/o The Fresh Juice Company, Inc.
280 Wilson Avenue
Newark, New Jersey 07105
Jeffrey Smith........................................            17,226(6)          (less than 1%)
Director
c/o The Fresh Juice Company, Inc.
280 Wilson Avenue
Newark, New Jersey 07105
Michael D. Brown.....................................                 0                   0%
Director
c/o The Fresh Juice Company, Inc.
280 Wilson Avenue
Newark, New Jersey 07105
Gilbert Bowen........................................                 0                   0%
Director
c/o The Fresh Juice Company, Inc.
280 Wilson Avenue
Newark, New Jersey 07105
Mark Feldman.........................................            58,550             (less than 1%)
Chief Financial Officer
c/o The Fresh Juice Company, Inc.
280 Wilson Avenue
Newark, New Jersey 07105
All directors and executive officers as a group
  (8 in number)......................................         3,292,756(5)              49.1%
Daniel Petry.........................................           442,248(2)(6)            6.8%
c/o The Fresh Juice Company, Inc.
280 Wilson Avenue
Newark, New Jersey 07105
Saratoga Beverage Group, Inc.........................         3,528,497(6)              54.6%
11 Geyser Road
Saratoga, New York 12866

---------------
(1) Includes 825,000 shares which are subject to the Smith Option Agreement. Excludes 32,226 shares held by Steven Smith's son Lee Smith over which Steven Smith disclaims both voting and investment power. The Company formerly reported the existence of the following options granted to Steven Smith under the

    Company's 1988 Incentive Stock Option Plan (the "Plan"): (a) an option to purchase 100,000 shares of the Company's Common Stock, exercisable at $1.375 per share, and (b) an option to purchase 60,000 shares of the Company's Common Stock, exercisable at $3.50 per share.

    Based upon a review commenced by the Company and its attorneys in the fourth quarter of 1997, it appears that the stockholders of the Company never approved the Plan and that a proposal to approve the Plan was never presented to the stockholders of the Company for a vote. As a result, the condition to both the effectiveness of the Plan and the grant of the options under the Plan were never met. Based upon this information, the Company has determined that the described options technically do not exist. As such, these options are not reflected in the above table. Mr. Smith has agreed to waive any right to such stock options pursuant to the Smith Agreement.

(2) Reflects a transfer of 151,700 shares by Steven M. Bogen to Daniel Petry effective October 21, 1997 to amicably resolve a dispute concerning the number of shares of the Company's Common Stock which Mr. Petry was entitled to receive in the Ultimate Merger and Clear Springs Merger as a former shareholder of Ultimate and Clear Springs and a transfer of 40,000 additional shares by Steven M. Bogen to another former shareholder of Ultimate effective October 21, 1997 to amicably resolve a similar dispute.

(3) Excludes 5,000 shares held by Mr. Duffy's wife over which Mr. Duffy disclaims both voting and investment power.

(4) This amount includes Jeffrey Heavirland's option to purchase 30,000 shares of Common Stock at $3.00 per share, exercisable until December 1, 2001, his option to purchase 15,000 shares of Common Stock at $3.00 per share, exercisable until December 1, 2002, his option to purchase 150,000 shares of Common Stock at $2.72 exercisable until October 26, 2002, and a warrant owned by Mr. Heavirland authorizing him to purchase up to 42,857 shares of Common Stock at $3.00 per share, exercisable until November 30, 2001. Mr. Heavirland has also been granted options to purchase an additional 15,000 shares of Common Stock, however, those options are not exercisable until December 2, 1998 and they have not been included in the table above.

(5) This amount includes 237,857 shares of Common Stock which may be acquired within 60 days under stock options or warrants granted to the persons in the group.

(6) Based on a Schedule 13D filing by Saratoga and its Chief Executive Officer, Robin Prever, dated March 18, 1998 and Amendment No. 1 to the Schedule 13D dated August 14, 1998. The amount includes 825,000 shares of Common Stock owned by Steven Smith which are subject to the Smith Option Agreement, which shares are already reflected in the table as beneficially owned by Steven Smith, and includes shares of Common Stock owned by Steven Smith, Jeffrey Smith, Steven Bogen, Brian Duffy, Jeffrey Heavirland and Daniel Petry which are subject to the Voting Agreement, which shares are already reflected in the table as beneficially owned by the Voting Agreement Parties. Amendment No. 1 to the Saratoga Schedule 13D discloses that Saratoga has (i) sole voting and dispositive power respecting 914,900 shares of Common Stock which amount includes the Steven Smith shares subject to the Smith Option Agreement; and (ii) shared voting power with respect to 3,438,597 shares of Common Stock.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of the Company incorporated herein by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1997, have been audited by KPMG Peat Marwick LLP, independent certified public accountants. Representatives of KPMG Peat Marwick are expected to be present at the Special Meeting and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     It is possible that the Company's next Annual Meeting of Stockholders will be held prior to consummation of the Merger. Any stockholder who wishes to submit a proposal for presentation to such annual meeting, and for inclusion, if appropriate, in the Company's proxy statement and the form of proxy relating to such annual meeting, must comply with the rules and regulations of the Commission then in effect and must submit such proposal to the Secretary of the Company. Any shareholder proposal must be received by the Company a reasonable time before the solicitation of proxies for such annual meeting is made.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 0-15320) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement:

          1. The Company's Annual Report on Form 10-KSB for the year ended November 30, 1997.

          2. The Company's Current Reports on Form 8-K dated March 31, 1998 and August 20, 1998.

          3. The Company's Quarterly Reports on Form 10-QSB for the three months ended February 28, 1998 and the six months ended May 31, 1998.

     Attached as Appendix D to, and incorporated by reference in, this Proxy Statement is the Company's Annual Report to Shareholders on Form 10-KSB for the fiscal year ended November 30, 1997. In addition, the Company's Quarterly Report on Form 10-QSB for the period ended May 31, 1998 is attached to, and incorporated by reference in, this Proxy Statement as Appendix E.

     All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     This Proxy Statement incorporates documents by reference which are not present herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available, without charge, to any person, including any beneficial owner, to whom this Proxy Statement is delivered, on written or oral request to the Secretary of the Company, Steven Bogen, 280 Wilson Avenue, Newark, New Jersey 07105. In order to ensure timely delivery of the documents, requests should be
received by             , 1998.

                                          By Order of the Board of Directors

                                          --------------------------------------
                                          Steven Bogen, Co-Chairman of
                                          the Board, Chief Executive
                                          Officer and Secretary

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         SARATOGA BEVERAGE GROUP, INC.

                                  ROWALE CORP.

                                      AND

                         THE FRESH JUICE COMPANY, INC.

                          DATED AS OF AUGUST 14, 1998

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of August 14, 1998, by and among Saratoga Beverage Group, Inc., a Delaware corporation ("Parent"), Rowale Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and The Fresh Juice Company, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Boards of Directors of Parent and the Company have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which Sub will, subject to the terms and conditions set forth herein, merge with and into the Company (the "Merger"); and

     WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and covenants in connection with the Merger;

     NOW, THEREFORE, in consideration of the mutual covenants; representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     1.01 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law ("DGCL"), at the Effective Time (as hereinafter defined), Sub shall merge with and into the Company. The Company shall become the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be The Fresh Juice Company, Inc. Upon consummation of the Merger, the separate corporate existence of Sub shall terminate.

     1.02 Plan of Merger. This Agreement shall constitute an agreement of merger for purposes of the DGCL.

     1.03 Effective Time. As promptly as practicable after all of the conditions set forth in Article VII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, the Company and Sub shall duly execute and file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary") in accordance with Section 251 of the DGCL. The Merger shall become effective on the date (the "Effective Date") and at such time (the "Effective Time") as the Certificate of Merger is filed with the Delaware Secretary or at such later date and time as is specified in the Certificate of Merger.

     1.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided herein and as set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the property, rights, privileges, powers and franchises of Sub shall vest in the Surviving Corporation, (ii) all debts, liabilities, obligations, restrictions, disabilities and duties of Sub and the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation and (iii) the Surviving Corporation shall become a wholly owned subsidiary of Parent.

     1.05  Conversion of Company Common Stock.

     (a) At the Effective Time, each share of the common stock, par value $.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock held in the Company's treasury or directly or indirectly by Parent, Sub or the Company, and (ii) Dissenting Shares (as such term is defined in Section 1.06 hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into the right to receive and be exchangeable for $3.35 per share in cash (the "Per Share Price"). By way of example, a holder of 1,000 shares of Company Common Stock will receive $3,350.00 in cash.

     (b) Each share of Company Common Stock converted into the Per Share Price pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate," and collectively, the "Certificates") previously representing any such shares of Company Common Stock shall thereafter represent the right to receive cash equal to the Per Share Price multiplied by the number of shares of Company Common Stock represented by such Certificate (in the aggregate, the "Merger Consideration") or the right to perfect their right to receive payment for their shares pursuant to the DGCL and Section 1.06 hereof. Certificates previously representing shares of Company Common Stock shall be exchanged for the Merger Consideration upon the surrender of such Certificates in accordance with Section 2.02 hereof, without any interest thereon, subject to applicable law and the provisions of this Agreement relating to Dissenting Shares (as hereinafter defined).

     (c) The Company (i) will grant no additional options or restricted stock or similar rights under its 1996 Incentive Stock Option Plan (the "Option Plan") or otherwise on or after the date of this Agreement and (ii) has suspended, pending the termination of this Agreement without the Merger being consummated, the Option Plan without prejudice to the rights of the holder of options awarded pursuant thereto. The Company will use reasonable diligence and timely efforts to obtain the consent of each holder of an option or restricted stock right (whether or not then exercisable or vested) to the cancellation or conversion into shares of Company Common Stock of his, her or its options or warrants in exchange for, at the Effective Time, an amount in cash equal to the excess, if any, of the Per Share Price over the exercise price thereof, multiplied by the number of shares of Company Common Stock subject thereto.

     (d) Each share of Company Common Stock held in the treasury of the Company, and each share of Company Common Stock owned directly or indirectly by Parent, Sub or the Company, shall be canceled and retired without payment of any consideration therefor. Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     1.06  Rights With Respect to Dissenting Shares.

     (a) Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly exercised and perfected their rights of appraisal within the meaning of Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into the right to receive the Per Share Price, unless and until such stockholders shall have failed to perfect or shall have effectively withdrawn or lost their right of appraisal and payment under applicable law. If any such stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of Company Common Stock held by such stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for the Per Share Price, at the Effective Time, pursuant to Section 1.05(a) hereof.

     (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served in connection with such demands pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of Parent, (x) make any payment with respect to any demands for appraisal, (y) offer to settle or settle any such demands or (z) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL.

     1.07 Certificate of Incorporation. Unless otherwise agreed to by the parties prior to the Effective Time, at and after the Effective Time, the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and the Certificate of Incorporation.

     1.08 Bylaws. Unless otherwise agreed to by the parties prior to the Effective Time, at and after the Effective Time, the Bylaws of Sub shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     1.09 Directors and Officers of the Surviving Corporation. As of the Effective Time, the board of directors of the Surviving Corporation shall consist of one (1) member whom shall be designated by Parent in writing prior to the Effective Time. The director so designated shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until his or her respective successors are duly elected or appointed and qualified. The board of directors of the Surviving Corporation shall elect the officers of the Surviving Corporation.

     1.10 Board of Directors of Parent. As of the Effective Time, the board of directors of Parent shall be the Board of Directors in office prior to the Effective Time, plus one (1) designee of the Company. The directors in office shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Parent until his or her respective successor(s) is (are) duly elected or appointed and qualified. The designee of the Company to the Board of Directors of Parent shall not serve after the 1999 Annual Meeting of Stockholders of Parent unless such designee is nominated by the Nominating Committee of the Board of Directors of Parent. The board of directors of the Parent shall elect the officers of the Parent.

     1.11 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Company acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

     1.12 Company Action. The Company represents and warrants that (i) the Board of Directors of the Company has duly approved the execution of this Agreement, and the Merger, and has resolved to recommend approval of the Merger by the Company's stockholders, (ii) the persons or entities listed on Exhibit A attached hereto own an aggregate of 3,443,290 issued and outstanding shares of Company Common Stock and (iii) each such person or entity listed on Exhibit A has executed and delivered a Voting, Standstill and Proxy Agreement, in substantially the form annexed hereto as Exhibit B (the "Voting Agreement").

     1.13 Bogen Agreement and Smith Agreement. Steven Bogen, Parent and the Company shall have entered into an Employment Termination, Non-Competition and Consulting Agreement, in substantially the form annexed hereto as Exhibit C (the "Bogen Agreement"). Steven Smith, Parent and the Company shall have entered into an Employment Termination and Non-Competition Agreement, in substantially the form annexed hereto as Exhibit D (the "Smith Agreement").

     1.14 Financing; Equity Financing. Parent has delivered to the Company a commitment letter or letters (the "Commitment Letter(s)"), in form and on terms reasonably satisfactory to the Company, from a responsible financing source or sources, indicating its or their willingness, subject to the conditions set forth therein, to lend (the "Financing") Parent an amount sufficient, together with Parent's cash and cash equivalents, to fund the Per Share Price plus expenses related to the transactions contemplated hereby. In addition, Parent intends to issue such number of shares of its common stock to investors, which may include one or more non-officer directors or other affiliates of the Company, as is necessary to consummate the Financing.

                                  ARTICLE II.

                        PAYMENT OF MERGER CONSIDERATION

     2.01 Parent to Make Cash Available. On or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with American Stock Transfer & Trust Company or such other bank or trust company selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), in trust for the benefit of the holders of Certificates, for exchange in accordance with this
Article II, sufficient cash to pay in full the cash payments (such cash being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section
1.05 and paid pursuant to Section 2.02(a) in exchange for outstanding shares of Company Common Stock.

     2.02  Exchange of Shares.

     (a) As soon as practicable after the Effective Time, and in no event later than three (3) business days thereafter, the Exchange Agent shall (and Parent shall cause the Exchange Agent to so) mail to each holder of record of a Certificate or Certificates a form letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for cash equal to the Per Share Price multiplied by the number of shares of Company Common Stock represented by such Certificate or Certificates. Such letter of transmittal and instructions shall be in the form agreed to by Parent and the Company prior to the Closing. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificates shall be entitled to receive in exchange therefor a check representing the amount of cash which such holder has the right to receive in respect of the Certificate so surrendered pursuant to the provisions of this
Article II, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash paid for the Company Common Stock, unpaid dividends and distributions, if any, payable to holders of Certificates.

     (b) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time.

     (c) Any portion of the Exchange Fund that remains unclaimed by the stockholders of the Company for six (6) months after the Effective Time shall be transferred to the Surviving Corporation. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent and the Surviving Corporation for payment of their Merger Consideration, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, the Company, Parent, Sub, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Sub as follows, subject only to the exceptions specifically disclosed under appropriate section headings in the Company's schedules:

     3.01  Corporate Organization.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on the Company. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Parent, the Company or the Surviving Corporation, as the case may be, any change or effect that is or is reasonably expected to be materially adverse to the business, properties, assets, liabilities, financial condition or results of operations of such party and its Subsidiaries, taken as a whole. As used in this Agreement, the word "Subsidiary" means any corporation, partnership or other organization, whether incorporated or unincorporated, which is or was consolidated with such party or with which such party is or was consolidated for financial reporting purposes. The Certificate of Incorporation and Bylaws of the Company, copies of which have previously been delivered to Parent, are true and complete copies of such documents as in effect as of the date of this Agreement.

     (b) Except as set forth on Schedule 3.01, the Company has no direct or indirect Subsidiaries. Except as set forth on Schedule 3.01, the Company does not own, control or hold with the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any corporation, partnership, associate, joint venture or other entity, except for less than five percent (5%) of any equity security registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (c) The minute books of each of the Company and its Subsidiaries contains true, accurate and complete records of all meetings and other corporate actions held or taken by its stockholders and board of directors (including committees thereof).

     3.02  Capitalization.

     (a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 7,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). As of the date of this Agreement, there are (x) 6,467,731 shares of Company Common Stock issued and outstanding and (y) such shares of Company Common Stock issuable upon exercise of outstanding options or warrants as set forth in Schedule 3.02 annexed hereto. No Company Preferred Stock has ever been issued. Except as set forth on Schedule 3.02, all of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. The authorized and issued and outstanding capital stock of each Subsidiary of the Company is set forth on Schedule 3.02. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company are owned by the Company, have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights with no personal liability attaching to the ownership thereof. Except as set forth in Schedule 3.02 hereto, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or any other equity security of the Company or any of its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company or any of its Subsidiaries other than as provided for in this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote.

     (b) Except as contemplated herein or disclosed on Schedule 3.02 hereto, there are no agreements or understandings, with respect to the voting of any shares of Company Common Stock or capital stock of any Subsidiary of the Company or which restrict the transfer of such shares, to which the Company or any of its Subsidiaries is a party and, to the knowledge of the Company, there are no such agreements or understandings to which the Company or any of its Subsidiaries is not a party with respect to the voting of any such shares or which restrict the transfer of such shares, other than applicable federal and state securities laws.

     (c) All dividends on Company Common Stock which have been declared prior to the date of this Agreement have been paid in full.

     3.03  Authority; No Violation.

     (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of the Company. Subject to the requirements of applicable law, the Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders (the "Company Stockholder Meeting") and has voted to recommend to its stockholders that its stockholders approve and adopt this Agreement and the transactions contemplated thereby and, except for the adoption of this Agreement by the requisite vote of the Company's stockholders and the filing of the Certificate of Merger, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery by Parent and Sub) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (b) Except as set forth in Schedule 3.03 hereto, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, will (i) violate, conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) assuming that the consents and approvals referred to in Section
3.04 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or any event, which, with notice or lapse of time, or both would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, beaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on the Company.

     3.04 Consents and Approvals. Except for (a) the approval of this Agreement by the requisite vote of the stockholders of the Company, (b) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL to effect the Merger and (c) such filings, authorizations, consents or approvals as may be set forth in Schedule 3.04 hereto, no consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby.

     3.05  Financial Statements.

     (a) The Company has previously delivered to Parent copies of the audited consolidated balance sheets of the Company as of November 30, 1995, November 30, 1996 and November 30, 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1996 through 1997, inclusive, included in the Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1997 filed with the SEC under the Exchange Act. The Company has also previously delivered to Parent copies of the unaudited consolidated balance sheets of the Company as of May 31, 1998, and the related unaudited consolidated statements of income and cash flows for the six months ended May 31, 1998, included in the Company's Quarterly Report on Form 10-QSB for the quarter ended May 31, 1998 filed with the SEC under the Exchange Act. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its Subsidiaries included or incorporated by reference in the Company SEC Reports (as hereinafter defined) filed on or after November 30, 1995 have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated income and retained earnings and sources and applications of funds for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).

     (b) Except as set forth on Schedule 3.05(b) hereto for liabilities incurred since May 31, 1998 in the ordinary course of business consistent with past practice and as otherwise set forth on Schedule 3.05(b) hereto, the Company does not have any liabilities or obligations of any nature whatsoever (whether absolute, accrued, contingent or otherwise) which are not adequately reserved or reflected on the balance sheet of the Company included in its Quarterly Report on Form 10-QSB for the quarter ended May 31, 1998, except for liabilities or obligations which in the aggregate do not exceed $100,000, and there do not exist any circumstances that could reasonably be expected to result in such liabilities or obligations.

     3.06 Fairness Opinion. The Company has received the opinion of Ladenburg Thalmann & Company to the effect that, as of the date of such opinion, the Per Share Price is fair to the Company's stockholders from a financial point of view, and such opinion has not been amended or rescinded as of the date of this Agreement.

     3.07  Absence of Certain Changes or Events.  Except as set forth in
Schedule 3.07 hereto, since May 31, 1998, there has not been any Material Adverse Effect on the Company (including without limitation any loss of employees or customers that has had a Material Adverse Effect, or that is reasonably likely to have a Material Adverse Effect, on the Company) and, to the best knowledge of the Company, no fact or condition exists which will cause such a Material Adverse Effect on the Company in the future.

     3.08 Legal Proceedings. Except as set forth in Schedule 3.08 hereto, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the best knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries, before any court, arbitrator or administrative, Governmental Entity, domestic or foreign, which would, either individually or in the aggregate, have a Material Adverse Effect on the Company, and no facts or circumstances have come to the Company's attention which have caused it to believe that such a claim, action, proceeding or investigation against or affecting the Company or any of its Subsidiaries could reasonably be expected to occur. Neither the Company nor any of its Subsidiaries nor any property or asset of the Company or any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award which restricts its ability to conduct business in any area in which it presently does business or has or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company.

     3.09  Taxes and Tax Returns.

     (a) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, or local or domestic or foreign. The term "Tax Return" shall mean any report, return, form, declaration or other document or information required to be supplied to any authority in connection with Taxes. The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (b) Each of the Company and its Subsidiaries (the "Taxpayers") has filed all Tax Returns that were required to be filed. All such Tax Returns were when filed, and continue to be, correct and complete in all material respects. All Taxes owed by the Taxpayers (whether or not shown on any Tax Return) have been timely paid. Except as set forth on Schedule 3.09(b) annexed hereto, none of the Taxpayers currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Taxpayers does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens with respect to Taxes on any of the assets or property of any of the Taxpayers, except for liens with respect to Taxes not yet payable.

     (c) Each of the Taxpayers has withheld or collected and paid all Taxes required to have been withheld or collected and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, an other third party, or otherwise.

     (d) There is no dispute or claim concerning any Tax Liability of any of the Taxpayers either (A) claimed or raised by any authority in writing or (B) as to which any of the Taxpayers or the directors and officers (and employees responsible for Tax matters) of any of the Taxpayers has knowledge. There are no proceedings with respect to Taxes pending, except as set forth on Schedule 3.09(d) annexed hereto.

     (e) Schedule 3.09(e) annexed hereto sets forth an accurate, correct and complete list of all federal, state, local, and foreign Tax Returns filed with respect to the Taxpayers for taxable periods ended on or after November 30, 1991, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to the Parent correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by or on behalf of any of the Taxpayers since December 1, 1991. To the knowledge of the Taxpayers and their directors and officers (and employees responsible for Tax matters), no other audit or investigation with respect to Taxes is pending or has been threatened.

     (f) None of the Taxpayers have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (g) None of the assets of any of the Taxpayers are assets that Sub or the Parent is or shall be required to treat as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of
Section 168(h)(1) of the Code.

     (h) None of the Taxpayers has agreed to make, nor is it required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     (i) None of the Taxpayers is a party to any contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, or the payment of any consideration which would not be deductible by reason of Section 162(m) of the Code.

     (j) None of the Taxpayers has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

     (k) None of the Taxpayers is a party to any agreement, whether written or unwritten, providing for the payment of Tax liabilities, payment for Tax losses, entitlements to refunds or similar Tax matters.

     (l) No ruling with respect to Taxes relating to any of the Taxpayers has been requested by or on behalf of the Taxpayers.

     (m) None of the Taxpayers (A) has never been a member of an affiliated group (within the meaning of Section 1504 of the Code, or any similar group as defined for state, local or foreign tax purposes) filing a consolidated federal (or combined or unitary state, local or foreign) income Tax Return or (B) has any liability for the taxes of any Person (other than the Taxpayers) under Reg. sec. 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

     (n) The unpaid Taxes of the Taxpayers (A) did not, as of the most recent fiscal quarter end, exceed the reserves for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on their respective books at such time and (B) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of the Taxpayers in filing their Tax Returns.

     (o) Schedule 3.09 sets forth the following information with respect to each of the Company and its Subsidiaries as of the most recent practicable date (as well as on an estimated pro forma basis as of the Effective Date giving effect to the consummation of the transactions contemplated hereby): (A) the basis of each of the Company and its Subsidiaries in its assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to each of the Company and its Subsidiaries.

     (p) None of the Company or its Subsidiaries has filed an election, consent or agreement under Section 341(f) of the Code.

     (q) For purposes of this Section 3.09, references to the Taxpayers shall also refer to any predecessor companies.

     3.10  Employee Benefit Plans.

     (a) Schedule 3.10 hereto sets forth a true and complete list of all Plans maintained or contributed to by the Company or any of its Subsidiaries during the five (5) years preceding this Agreement. The term "Plans" for purposes of this Article III means all employee benefit plans, arrangements or agreements that are maintained or contributed to, or that were maintained or contributed to at any time during the five (5) years preceding the date of this Agreement, by the Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (b) The Company has heretofore delivered to Parent true and complete copies of each of the Plans and all related documents, including but not limited to (i) all required Forms 5500 and all related schedules for such Plans (if applicable) for each of the last two (2) years, (ii) the actuarial report for such Plan (if applicable) for each of the last two (2) years, and (iii) the most recent determination letter from the IRS (if applicable) for such plan.

     (c) (i) Except as may be provided in Schedule 3.10 hereto, each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within meaning of Section 401(a) of the Code has been maintained so as to qualify from the effective date of such Plan to the Effective Time, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, based upon the actuarial assumptions currently used by the Plan for IRS funding purposes did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, and there has been no "accumulated funding deficiency" (whether or not waived), (iv) no Plan provides benefits, including without limitation death, medical or other benefits (whether or not insured), with respect to current or former employees of the Company, any of its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (u) coverage mandated by applicable law, (v) life insurance death benefits payable in the event of the death of a covered employee, (w) disability benefits payable to disabled former employees, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of the Company, any of its Subsidiaries or any ERISA Affiliate or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) with respect to each Plan subject to Title IV of ERISA no liability under Title IV of ERISA has been incurred by the Company, any of its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, no condition exists that presents a material risk to the Company, any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of such Plan, and there has been no "reportable event" (within the meaning of Section 1013 of ERISA and the regulations thereunder), (vi) none of the Company, any of its Subsidiaries or any ERISA Affiliate has ever maintained or contributed to a "multiemployer pension plan," as such term is defined in
Section 3(37) of ERISA, (vii) all contributions or other amounts payable by the Company or any of its Subsidiaries as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) none of the Company, any of its Subsidiaries or any ERISA Affiliate has engaged in a transaction in connection with which the Company, any of its Subsidiaries or any ERISA Affiliate has any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) consummation of the transactions contemplated hereby will not cause any amounts payable under any of the Plans to fail to be deductible for federal income tax purposes under Sections 280G or 162(m) of the Code, and (x) there are no pending or, to the best knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

     (d) With respect to any Plan that is a welfare plan (within the meaning of Section 3(1) of ERISA (i) no such Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(a) of the Code, and (ii) each such Plan complies in all material respects with the applicable requirements of
Section 4980B(f) of the Code, Part 6 of Subtitle B of Title I of ERISA and any applicable state continuation coverage requirements ("COBRA").

     (e) Except as prohibited by law (including Section 411(d)(6) of the Code), each Plan may be amended, terminated, modified or otherwise revised by the Company, any of its Subsidiaries or its ERISA Affiliates as of the Effective Time to eliminate, without material effect, any and all future benefit accruals under any Plan (except claims incurred under any welfare plan).

     (f) Except as set forth on Schedule 3.10, since May 31, 1998, neither the Company nor any of its Subsidiaries has entered into, adopted or amended in any respect any collective bargaining agreement or adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, insurance or other similar plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding).

     3.11 SEC Reports. The Company has previously delivered to Parent an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement of the Company filed since January 1, 1993 with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (collectively, the "Company SEC Reports"), and (b) communication mailed by or on behalf of the Company to its stockholders since January 1, 1993. The Company has timely filed (either by the required filing date or pursuant to Rule 12b-25 promulgated under the Exchange Act) all Company SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act and, as of their respective dates, all Company SEC Reports complied with all of the rules and regulations of the SEC with respect thereto. As of their respective dates, no such Company SEC Reports or communications contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company has made available to Parent true and complete copies of all amendments and modifications to all agreements, documents and other instruments which previously had been filed with the SEC by the Company and which are currently in effect.

     3.12 Company Information. The information supplied by the Company relating to the Company and its Subsidiaries contained in the proxy statement and related materials to be sent to the stockholders of the Company in connection with the Company Stockholder Meeting (the "Proxy Statement"), or in any other document filed with any other regulatory agency in connection herewith, will not contain, on the date of mailing of the Proxy Statement and on the date of the Company Stockholder Meeting, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholder Meeting which shall have become false or misleading. The Proxy Statement will comply in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder and the rules and regulations of the SEC with respect thereto. Nothing in this Section 3.12 relates to any information concerning Parent or Sub or their businesses, contracts, litigation, stockholders, directors or officers.

     3.13 Compliance with Applicable Law; Certain Agreements. Except as set forth in Schedule 3.13 hereto, each of the Company and its Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied with and is not in conflict with, or in default or violation of any (a) statute, code, ordinance, law, rule, regulation, order, writ, judgment, injunction or decree, published policies and guidelines of any Governmental Entity, applicable to the Company or Subsidiary or by which any property or asset of the Company or Subsidiary is bound or affected or (b) any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or Subsidiary is a party or by which the Company or Subsidiary or any property or asset of the Company or Subsidiary is bound or affected, except for any such non-compliance, conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and the Company neither knows of, nor has received notice of, any material violations of any the above. In addition to the foregoing, the Company has in place, and is in compliance with, plans regarding Hazard Analysis Critical Control Points for each facility of the Company.

     3.14  Certain Contracts.

     (a) Except as set forth in Schedule 3.14 hereto, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any director, officer or employee, or with respect to the employment of any consultant which cannot be terminated with a payment of less than $25,000, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-B of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company SEC Reports, (iv) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on ninety (90) days or less notice and involves the payment of more than $25,000 per annum, (v) which restricts the conduct of any line of business by the Company or any of its Subsidiaries, (vi) with or to a labor union or guild (including any collective bargaining agreement), or (vii) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Company has previously delivered to Parent true and complete copies of all employment, consulting and deferred compensation agreements which are in writing and to which the Company is a party. Each contract, arrangement, commitment or understanding of the type described in this section is referred to herein as a "Company Contract".

     (b) Except as set forth in Schedule 3.14(b) hereto, (i) each Company Contract is legal, valid and binding upon the Company or a Subsidiary of the Company, as the case may be, assuming due authorization of the other party or parties thereto, and in full force and effect, (ii) the Company or Subsidiary, as the case may be, has in all material respects performed all obligations required to be performed by it to date under each such Company Contract, and
(iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of the Company or Subsidiary, as the case may be, under any such Company Contract.

     (c) Neither the Company nor its Subsidiaries has made any express warranty to any person or entity with respect to any product it manufactures or sells or has manufactured or sold or has made or agreed to make any indemnification payment, or replacement with respect to any product warranty claim, except for

(i) the warranties and/or agreement(s) to indemnify or replace product of which true and correct copies have been delivered to Parent, (ii) the warranties applicable under the Uniform Commercial Code as in effect from time to time in the jurisdictions in which its products are sold and (iii) any other warranties under other state or federal laws.

     3.15 Agreements with Regulatory Agencies. Neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding, commitment letter or similar undertaking (each a "Regulatory Agreement") with any Regulatory Agency or other Governmental Entity that restricts the conduct of its business in any material respect, nor has the Company or any of its Subsidiaries been notified by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     3.16  Environmental Matters.

     (a) The Company and its Subsidiaries are, and have been, in material compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment.

     (b) There is no suit, claim, action or proceeding pending or, to the best knowledge of the Company, threatened, before any Governmental Entity or other forum in which the Company or any of its Subsidiaries have been or, with respect to threatened proceedings, may be named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment (as hereinafter defined) of any Hazardous Materials (as hereinafter defined) or Oil (as hereinafter defined) whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries.

     (c) Neither the Company nor any of its Subsidiaries has received any notice regarding a matter on which a suit, claim, action or proceeding as described in subsection (b) of this Section 3.16 could reasonably be based. No facts or circumstances have come to the Company's attention which have caused either to believe that a material suit, claim, action or proceeding as described in subsection (b) of this Section 3.16 could reasonably be expected to occur.

     (d) Except as set forth in the Environmental Site Assessment Reports described in Schedule 3.16(d) hereto, during the period of the ownership or operation by the Company or any of its Subsidiaries of any of their respective current properties, there has been no release or presence in the Environment of Hazardous Material or Oil in, on, under or affecting such property. To the best knowledge of the Company, prior to the period of the ownership or operation by the Company or any of its Subsidiaries of any of their respective current properties or any previously owned or operated properties, there was no release or presence in the Environment of Hazardous Material or Oil in, on, under or affecting any such property.

     (e) The following definitions apply for purposes of this Agreement: (i) "Hazardous Material" means any pollutant, contaminant, or hazardous substance or hazardous material as defined in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sec. 9601 et seq., or any other federal, state or local environmental law, regulation or requirement; (ii) "Oil" means oil or petroleum of any kind or origin or in any form, as defined in or pursuant to the Federal Clean Water Act, 33 U.S.C. sec. 1251 et seq., or any other federal, state or local environmental law, regulation or requirement; and
(iii) "Environment" means any soil, surface waters, groundwaters, stream sediments, surface or subsurface strata, and ambient air and any other environmental medium.

     3.17  Properties.

     (a) Schedule 3.17 hereto contains a true, complete and correct list and a brief description (including carrying value) of all real properties owned by the Company or any of its Subsidiaries. Except as set forth in Schedule 3.17 hereto, the Company or its Subsidiaries has good and marketable title to all the real property and other property owned by it and included in the balance sheet of the Company for the period ended May 31, 1998, and owns such property subject to no encumbrances, liens, mortgages, security interests, pledges or title imperfections except for (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) with respect to owned real property, title imperfections noted in title reports, and (iv) those items that do not, individually or in the aggregate, have a Material Adverse Effect on the Company or which do not and will not interfere with the use of the property as currently used or contemplated to be used by the Company or its Subsidiaries, or the conduct of the business of the Company or its Subsidiaries.

     (b) Neither the Company nor any of its Subsidiaries has received any notice of a material violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation or requirement relating to its operations or its properties and, to the knowledge of the Company, there is no such violation. Except as set forth in Schedule 3.17 hereto, all buildings and structures owned and used by the Company or any of its Subsidiaries conform in all material respects with all applicable ordinances, codes or regulations, except to the extent such noncompliance does not or will not have a Material Adverse Effect on the Company and which does not or will not interfere with the use of any property as currently used or contemplated to be used by the Company or its Subsidiaries, or the conduct of the business of the Company or its Subsidiaries. Except as set forth in Schedule 3.17 hereto, to the knowledge of the Company, all buildings and structures leased and used by the Company or any of its Subsidiaries conform in all material respects with all applicable ordinances, codes or regulations, except to the extent such noncompliance does not or will not have a Material Adverse Effect on the Company and which does not or will not interfere with the use of any property as currently used or contemplated to be used by the Company or its Subsidiaries, or the conduct of the business of the Company or its Subsidiaries.

     (c) Schedule 3.17 contains a true, complete and correct list of all leases pursuant to which the Company or any of its Subsidiaries leases any real or personal property, either as lessee or as lessor (the "Company Leases"). Assuming due authorization of the other party or parties thereto, each of the Company Leases is valid and binding on the Company or Subsidiary, as the case may be, and, to the best of the Company's knowledge, valid and binding on and enforceable against all other respective parties to such leases, in accordance with their respective terms. Except to the extent such breaches, defaults or events of default do not or will not have a Material Adverse Effect on the Company and which do not or will not interfere with the use of any property as currently used or contemplated to be used by the Company or its Subsidiaries, or the conduct of the business of the Company or its Subsidiaries, there are not under such Company Leases any existing breaches, defaults or events of default by the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries received notice of, or made a claim with respect to, any breach or default by any other party to such Company Leases. Each of the Company and its Subsidiaries enjoys quiet and peaceful possession of all such leased properties occupied by it as lessee.

     (d) All of the real properties, leasehold improvements and items of equipment and other material personal property owned, leased, or licensed by the Company or any of its Subsidiaries, or in which any of those parties hold an interest, are in good maintenance, repair and operating condition, ordinary wear and tear excepted, are adequate for the purpose for which they are now being or are anticipated to be used, and, to the best of the Company's knowledge, are free from any material defects.

     3.18 Insurance. The Company has made available to Parent true and complete copies of all material policies of insurance of the Company or any of its Subsidiaries currently in effect. All of the policies relating to insurance maintained by the Company or any of its Subsidiaries with the respect to its material properties and the conduct of its business in any material respect (or any comparable policies entered into as a replacement thereof) are in full force and effect and neither the Company nor any of its Subsidiaries has received any notice of cancellation with respect thereto. All life insurance policies on the lives of any of the current and former officers of the Company or any of its Subsidiaries which are maintained by the Company or any of its Subsidiaries or which are otherwise included as assets on the books of the Company (i) are, or will at the Effective Time be, owned by the Company or any of its Subsidiaries, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which the Company agrees that there will not be an amendment prior to the Effective Time without the consent of

Parent, and (ii) are accounted for properly on the books of the Company in accordance with GAAP. The Company does not have any material liability for unpaid premium or premium adjustments not properly reflected on the Company's May 31, 1998 balance sheet. The Company and its Subsidiaries have been and are adequately insured with respect to their respective property and the conduct of their respective business in such amounts and against such risks as are substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of the Company (including without limitation liability insurance and blanket bond insurance). All claims under any policy or bond have been duly and timely filed.

     3.19 Transactions with Certain Persons. Except as disclosed in the Company SEC Reports or otherwise set forth on Schedule 3.19 hereto, since April 1, 1996, neither the Company nor any of its Subsidiaries has entered into any transaction or series of transactions, in which the amount involved exceeded $10,000, with any executive officer, director or greater-than-5% stockholder of the Company or any "associate" (as defined in Rule 14a-1 under the Exchange Act) of any such officer or director or "affiliates" (as defined in Rule 144(a)(1) of the Securities Act) of any such officer, director or stockholder.

     3.20 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining or other labor union or guild contract nor has the Company or any of its Subsidiaries been approached since November 30, 1997 by any collective bargaining or other labor union or guild seeking to enter into a contract with the Company or any of its Subsidiaries. There is no pending or, to the best knowledge of the Company, threatened, labor dispute, strike or work stoppage against the Company or any of its Subsidiaries which may interfere with the business activities of the Company or any of its Subsidiaries. None of the Company, any of its Subsidiaries or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the business of the Company or any of its Subsidiaries, and there is no pending or, to the best knowledge of the Company, threatened charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency. Except as set forth on Schedule
3.20 hereto, to its knowledge, neither the Company nor its Subsidiaries has hired any illegal aliens as employees. To its knowledge, neither the Company nor its Subsidiaries has discriminated on the basis of race, age, sex or otherwise in its employment conditions or practices with respect to its employees. There are no race, age, sex or other discrimination complaints pending, or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries by any employee, former or current, before any domestic (federal, state or local) or foreign board, department, commission or agency nor, to the knowledge of the Company, does any basis therefor exist. There are no pending or, to the knowledge of the Company, threatened representation questions respecting any employees.

     3.21 Intellectual Property. The Company and its Subsidiaries own or possess valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks, trademarks, software and other intellectual property used in its business, which are set forth in Schedule 3.21 hereto; neither the Company nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Company and its Subsidiaries have performed in all material respects all the obligations required to be performed by it with respect to the items of intellectual property set forth in Schedule 3.21 hereto and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

     3.22  Substantial Suppliers and Customers.  Except as set forth on Schedule
3.22 hereto, since November 30, 1997, none of the top ten (10) suppliers (by dollar volume) or the top ten (10) customers (by dollar volume) of the Company and its Subsidiaries, taken as a whole, has substantially reduced the use or supply of the products or goods made available for purchase by the Company or its Subsidiaries in their business or has ceased, or threatened to cease, to use or to supply such products or goods, and the Company does not have any reason to believe that any such supplier or customer will do so.

     3.23 Broker's Fees. Neither the Company nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except pursuant to an agreement dated June 5, 1998 between the Company and Ladenburg Thalmann & Company.

     3.24 Disclosure. No representation or warranty contained in this Agreement or any schedule to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

                                  ARTICLE IV.

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub hereby represent and warrant to the Company as follows:

     4.01  Corporate Organization.

     (a) Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Parent. The Certificate of Incorporation and Bylaws of each of Parent and Sub, copies of which have previously been delivered to the Company, are true and complete copies of such documents as in effect as of the date of this Agreement.

     (b) Parent has no direct or indirect Subsidiaries other than Sub and is the sole stockholder of Sub. Sub has no direct or indirect Subsidiaries. Neither Parent nor Sub owns, controls or holds with the power to vote, directly or indirectly of record, beneficially or otherwise, any capital stock or any equity or ownership interest in any corporation, partnership, association, joint venture or other entity, except for (i) Parent's ownership of Sub, (ii) Parent's ownership of Company Common Stock and (iii) less than five percent (5%) of any equity security registered under the Exchange Act.

     (c) The minute books of each of Parent and Sub contain true, complete and accurate records of all meetings and other corporate actions held or taken by their respective stockholders and boards of directors (including committees of their respective boards of directors).

     4.02  Authority; No Violation.

     (a) Each of Parent and Sub have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent and Sub, respectively. Except for the filing of the Certificate of Merger, no other corporate proceedings on the part of Parent or Sub are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Sub and (assuming the due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by each of Parent and Sub, nor the consummation by either Parent or Sub, as the case may be, of the transactions contemplated hereby, nor compliance by either Parent or Sub with any of the terms or provisions hereof, will (i) violate, conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of Parent, or Sub, as the case may be, or (ii)(x) violate any statute, code, ordinance, rule, regulations, judgment, order, writ, decree or injunction applicable to the Parent or Sub or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provisions of or the loss of any benefit under, constitute a default (or any event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Sub is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on Parent.

     4.03 Consents and Approvals. Except for the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL to effect the Merger, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by Parent and Sub of this Agreement and the consummation by Parent and Sub of the Merger and the other transactions contemplated hereby.

     4.04 SEC Reports. Parent has previously delivered to the Company an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement of Parent filed since Parent's initial public offering in June 1993 with the SEC pursuant to the Exchange Act or the Securities Act (collectively, the "Parent SEC Reports"), and (b) communication mailed by or on behalf of the Parent to its stockholders since June 1, 1993. Parent has timely filed (either by the required filing date or pursuant to Rule 12b-25 promulgated under the Exchange Act) all Parent SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act and, as of their respective dates, all Parent SEC Reports complied with all of the rules and regulations of the SEC with respect thereto. As of their respective dates, no such Parent SEC Reports or communications contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Parent has made available to the Company true and complete copies of all amendments and modifications to all agreements, documents and other instruments which previously had been filed with the SEC by Parent and which are currently in effect. Since March 31, 1998, there has not been any Material Adverse Effect on Parent and, to the best knowledge of Parent, no fact or condition exists which will, or is reasonably likely to, cause such a Material Adverse Effect on Parent in the future.

     4.05 Financial Ability to Perform. Parent has delivered to the Company prior to the date of this Agreement a letter from a financing source acceptable to the Company regarding its commitment to fund an amount sufficient to pay the Merger Consideration. As of the date of this Agreement, Parent knows of no reason that the financing source will not be able to consummate the Financing.

     4.06 Disclosure. No representation or warranty contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein, in light of the circumstances in which they are made, not misleading. No information material to the Merger and which is necessary to make Parent's and Sub's representations and warranties hereto contained not misleading, has been withheld from, or has not been delivered in writing to the Company.

                                   ARTICLE V.

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     5.01 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of Parent, the Company shall (and shall cause its Subsidiaries to) carry on its business in the ordinary course consistent with past practice. The Company will (and shall cause its Subsidiaries to) use all reasonable efforts to (x) preserve its business organization, (y) keep available the present services of its employees and (z) preserve for itself and Parent the goodwill of the customers of the Company and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or consented to in writing by Parent, the Company shall not (and shall cause its Subsidiaries not to):

          (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock;

          (b) (i) split, combine or reclassify any shares of its capital stock; or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement, or (ii) repurchase, redeem or otherwise acquire, any shares of the capital stock of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company;

          (c) except in connection with the exercise of any of the options or warrants of the Company outstanding as of the date of this Agreement, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

          (d) amend its Certificate of Incorporation or Bylaws;

          (e) except as set forth on Schedule 5.01(e), make any capital expenditures in excess of $50,000 individually, or $150,000 in the aggregate;

          (f) enter into any new line of business;

          (g) (i) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) otherwise acquire any assets, other than in the ordinary course of business, which would be material to the Company and its Subsidiaries, taken as a whole;

          (h) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in
     Article VII not being satisfied, or in breach of any provision of this Agreement except, in every case, as may be required by applicable law;

          (i) change its methods of accounting in effect at November 30, 1997, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

          (j) except as set forth on Schedule 5.01(j), (i) except as required by applicable law or to maintain qualification pursuant to the Code, (x) enter into, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Company or any of its Subsidiaries and one or more of its current or former directors, officers or employees or (y) increase in any manner compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares); provided, however, that the Company or its Subsidiaries may increase the compensation of non-officer employees in the ordinary course of business consistent with past practice; or (ii) except for the Bogen Agreement or the Smith Agreement, enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Company or any of its Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement providing for any benefit to any director, officer or employee (whether or not legally binding);

          (k) other than (i) as set forth on Schedule 5.01(k), (ii) in the ordinary course of business consistent with past practice or (iii) to refinance existing debt with indebtedness under the Company's revolving credit facility, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

          (l) other than (i) as set forth on Schedule 5.01(l) or (ii) in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

          (m) make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability;

          (n) pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice or as incurred in connection with the Merger and the transactions expressly contemplated hereby, subject to the limitation on fees set forth in Section 8.03(a) hereof, of liabilities reflected or reserved against in the balance sheet for the fiscal year ended November 30, 1997, or subsequently incurred in the ordinary course of business and consistent with past practice;

          (o) except as set forth on Schedule 5.01(o), enter into or renew amend or terminate, or give notice of a proposed renewal amendment or termination, or make any commitment with respect to, regardless of whether consistent with past practices, any lease, contract, agreement or commitment (i) involving an aggregate payment by or to the Company of more than $100,000, (ii) having a term of one year or more from the time of execution or (iii) outside of the ordinary course of business consistent with past practices;

          (p) waive any material right, whether in equity or at law; or

          (q) agree to do any of the foregoing.

     5.02 Covenants of Parent and Sub. During the period from the date of this Agreement and continuing until the Effective Time, except (i) as expressly contemplated or permitted by this Agreement or the Commitment Letter(s) or (ii) with the prior written consent of the Company, Parent shall not (and shall cause Sub not to) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VII (including, without limitation, Section 7.01(d) hereof relating to the Financing) not being satisfied, or in breach of any provision of this Agreement except, in every case, as may be required by applicable law.

     5.03  No Solicitation; Non-Disclosure.

     (a) None of the Company, any of its Subsidiaries or any of their respective directors, officers, employees, representatives, agents and advisors or other persons controlled by the Company shall solicit or hold discussions or negotiations with, or assist or provide any information to, any person, entity or group (other than Parent, Sub and their affiliates and representatives) concerning any merger, business combination, disposition of a significant portion of its assets, or acquisition of a significant portion of its capital stock or similar transactions involving the Company; provided, however, that the Board of Directors of the Company may furnish or cause to be furnished such information to, and may participate in such discussions or negotiations with, persons or entities who have made a bona fide proposal if the Board of Directors of the Company believes, in good faith, after consultation with its financial and legal advisors, that such bona fide proposal represents a transaction which is more favorable to the Company's stockholders from a financial point of view and is subject only to reasonable conditions of closing which shall include financing terms reasonably satisfactory to the Company and, in the opinion of counsel to the Board of Directors of the Company, the fiduciary duty of the Board of Directors under applicable law requires it to furnish or cause to be furnished such information and/or participate in such discussions or negotiations (a "Superior Offer"). The Company will promptly communicate to Parent, Sub and their affiliates and representatives the terms of any proposal, discussion, negotiation or inquiry relating to a merger or disposition of a significant portion of its capital stock or assets or similar transaction involving the Company and the identity of the party making such proposal or inquiry, which it may receive with respect to any such transaction. In the event that the Board of Directors of the Company receives what it determines, based on the opinion of counsel to the Board of Directors of the Company, to be a Superior Offer, the Board of Directors may vote to recommend such Superior Offer rather than pursuing the consummation of the transactions contemplated hereunder or withdraw, modify or amend its recommendation of this Agreement and the Merger, thus terminating this Agreement in accordance with

Section 8.01(h) hereof, but any such termination may occur only (i) within twenty-one (21) days after such Superior Offer is received and (ii) upon two (2) full business days prior notice to Parent.

     (b) No party (or its representatives, agents, counsel, accountants or investment bankers) hereto shall disclose to any third party, other than either party's representatives, agents, counsel, accountants or investment bankers or the potential lenders previously disclosed to the Company and Parent in writing, any confidential or proprietary information about the business, assets or operations of the other parties to this Agreement or the transactions contemplated hereby, except as may be required by applicable law. Disclosure of such information by the Company or Parent with respect to obtaining financing shall be made only if the recipient executes a reasonable and appropriate agreement to hold such information confidential. The parties hereto agree that the remedy at law for any breach of the requirements of this subsection will be inadequate and that any breach would cause such immediate and permanent damage as would be impossible to ascertain, and, therefore, the parties hereto agree and consent that in the event of any breach of this subsection, in addition to any and all other legal and equitable remedies available for such breach, including a recovery of damages, the non-breaching parties shall be entitled to obtain preliminary or permanent injunctive relief without the necessity of proving actual damage by reason of such breach and, to the extent permissible under applicable law, a temporary restraining order may be granted immediately on commencement of such action.

                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

     6.01  Regulatory Matters.

     (a) The parties hereto shall cooperate with each other and use all reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger). The Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company, Parent or Sub, as the case may be, which appear in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (b) Parent (or Sub as the case may be) shall, upon request, furnish the Company with all information concerning themselves, their respective directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement made by or on behalf of the Company in connection with the Merger and the other transactions contemplated hereby.

     (c) Parent (or Sub as the case may be) and the Company shall promptly furnish each other with copies of written communications received by Parent, Sub or the Company, as the case may be, from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

     6.02  Securities Laws Matters.

     (a) As soon as reasonably practicable after the date hereof, the Company shall file the Proxy Statement with the SEC under the Exchange Act. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing.

     (b) Parent, Sub and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent and Sub of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to the other parties promptly copies of all correspondence between the party or any representative or agent of the party and SEC. Each party shall review the Proxy Statement prior to its being filed with the SEC and shall review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. The Company agrees to use all reasonable efforts, after consultation with Parent, to respond promptly to all such comments of and requests by the SEC.

     (c) The Company further agrees to cause the Proxy Statement and all required supplements thereto to be mailed to its stockholders entitled to vote at the Company Stockholder Meeting at the earliest practicable time.

     6.03 Company Stockholder Meeting. In order to consummate the Merger, the Company shall take all steps necessary to duly call, give notice of, convene and hold the Company Stockholder Meeting as soon as reasonably practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby and shall use all reasonable efforts to obtain such approval and adoption. Subject to Sections 5.03 or 6.11 hereof, the Company shall, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated hereby.

     6.04  Access to Information.

     (a) Upon reasonable notice to the Chief Executive Officers of the parties and subject to applicable laws relating to the exchange of information, the parties shall afford each other's officers, employees, counsel, accountants, agents, advisors and other authorized representatives, access, during normal business hours of the person(s) to whom access is required, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, make available to the other party (i) when applicable, a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws (other than reports or documents which are not permitted to be disclosed under applicable law), (ii) copies of all periodic reports regularly received by senior management, and (iii) all other information concerning its business, properties, assets and personnel as either party may reasonably request.

     (b) In addition to any other confidentiality covenants and obligations imposed under this Agreement, the parties agree to comply with the confidentiality agreement dated as of March 30, 1998 between Parent and the Company, as amended by that certain letter agreement dated April 24, 1998 between Parent and the Company (the "Confidentiality Agreement"), which is incorporated herein by reference.

     6.05 Legal Conditions to Merger. Each of Parent, Sub and the Company shall use all reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Parent, Sub or the Company in connection with the Merger and the other transactions contemplated by this Agreement.

     6.06 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by the Company or Parent (without additional cost to them).

     6.07 Disclosure Supplements. Prior to the Effective Time, each party will supplement or amend the Schedules hereto delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Schedules shall have any effect for the purposes of determining satisfaction of the conditions set forth in Sections 7.02(a) hereof or the compliance by the Company with the covenants set forth in Section 5.01 hereof or for the purposes of determining satisfaction of the conditions set forth in Sections 7.03(a) hereof or the compliance by Parent or Sub with the covenants set forth in Section 5.02 hereof.

     6.08  Current Information.

     (a) During the period from the date of this Agreement to the Effective Time, each of the Company and Parent will cause its Chief Executive Officer or one or more of his or her designated representatives to be available to confer from time to time with representatives of the other and to report the general status of their ongoing operations. Each such party will promptly notify the other party of any material change in the normal course of its business and of any governmental complaints, investigations or hearings or the institution of significant litigation involving them or their subsidiaries or properties and will keep the other party reasonably informed of such events.

     (b) To the extent not covered by paragraph (a) above, the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of Parent, Sub or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this paragraph
(b) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.09 No Inconsistent Actions. Prior to the Effective Time, except as otherwise permitted by this Agreement, no party will enter into any transaction or make any agreement or commitment and will use reasonable efforts not to permit any event to occur, which could reasonably be anticipated to result in
(x) a denial of the regulatory approvals referred to in Section 7.01(b) or (y) the imposition of any condition or requirement that would materially adversely affect the economic or business benefits to the Surviving Corporation of the transactions contemplated by this Agreement.

     6.10  Indemnification of Directors.

     (a) From and after the Effective Time, Parent and Surviving Corporation shall each defend, indemnify and advance costs and expenses (including reasonable attorneys' fees, disbursements and expenses) and hold harmless each present and former director and officer of the Company or its Subsidiaries determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, settlements or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising after the Effective Time and out of or pertaining to matters existing or occurring at or prior to the Effective Time, including without limitation, the authorization of this Agreement and the transactions contemplated hereby, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware law and its certificate of incorporation or by-laws in effect on the date hereof to indemnify such person (and also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided that any determination required by law to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law and the Company's certificate of incorporation and by-laws as of the date hereof shall be made by independent counsel selected jointly by Parent and the Indemnified Party.

     (b) In the event of any claim, action, suit, proceeding or investigation in which indemnification pursuant to Section 6.10(a) is sought (whether arising before or after the Effective Time), (i) Parent shall have the right to assume the defense thereof and Parent shall not be liable to any Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them and reasonably satisfactory to Parent, and Parent shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter unless counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest making such cooperation inadvisable and (iii) Parent shall not be liable for any settlement effected without its prior written consent (which shall not be unreasonably withheld); and provided further that Parent shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. If a court of competent jurisdiction determines that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law, then Parent shall provide indemnification to the maximum extent and in such manner as is permissible under applicable law. If such indemnity is completely unavailable with respect to any Indemnified Party, Parent and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

     (c) For a period of six (6) years following the Effective Time, Parent will provide to the persons who served as directors or officers of Company or any of the Company's Subsidiaries on or before the Effective Time, insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time. Such coverage may be provided by means of an extended reporting period endorsement to the policy presently issued to the Company by the present carrier for the Company, or by such other means which shall provide substantially equivalent coverage to the persons.

     6.11 Fiduciary Obligations. Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to take, or cause to be taken, or fail to take any actions or to do, or cause to be done or fail to do any things which may be contrary to the fiduciary obligations of persons who are directors of the Company, or are acting pursuant to the exercise of the directors' fiduciary obligations, as determined in good faith by a majority of the directors of the Company, based as to legal matters on the advice of its legal counsel.

     6.12  Financing.

     (a) Parent shall use all reasonable good faith efforts to consummate the Financing and Parent will keep the Purchaser apprised of the status of matters relating to completion of the Financing. Parent shall raise the amount in cash equity required by the terms of the Commitment Letter(s).

     (b) In the event that the Financing is not consummated and a claim, action, suit or proceeding is sought by Parent against the financing source or sources for failure to consummate the Financing (i) Parent shall offer the Company the right to join in such claim, action, suit or proceeding, (ii) Parent and the Company shall cooperate in any such claim, action, suit or proceeding, and (iii) Parent and the Company shall share equally in all costs and in all recoveries in any such claim, action, suit or proceeding. Nothing contained herein shall obligate (A) Parent to pursue any such claim, action, suit or proceeding or (B) the Company to participate in any such claim, action, suit or proceeding.

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT

     7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by Delaware law and the Company's Certificate of Incorporation.

          (b) Regulatory Approvals. All necessary approvals, authorizations and consents of all Governmental Entities required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

          (c) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect and no proceeding initiated by any Governmental Entity seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger, or any of the other transactions contemplated by this Agreement.

          (d) Financing. The Financing shall have been consummated in accordance with the proposal set forth in the Commitment Letter(s).

     7.02 Conditions to Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger is also subject to the satisfaction or waiver by Parent and Sub, at or prior to the Effective Time, of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to such effect.

          (c) Consents Under Agreements. The consent, approval, waiver or amendment (with financial covenants) of each person (other than the Governmental Entities referred to in Section 7.01(b)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company under any material loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained and shall be reasonably satisfactory to Parent.

          (d) Legal Opinion. Parent shall have received the legal opinion of Bourne, Noll & Kenyon, counsel to the Company, dated the Closing Date, covering such matters as Parent and Sub shall reasonably request.

          (e) FIRPTA. The Company shall have delivered to the Parent and Sub an affidavit, dated as of the Effective Date, pursuant to Sections 897 and 1445 of the Code in substantially the form set forth in Exhibit E hereto, and shall have complied with the notice requirements set forth in Treasury Regulation Section 1.897-2(h)(2).

          (f) Bogen Agreement and Smith Agreement. The Bogen Agreement and the Smith Agreement shall be in full force and effect as of the Effective Time, and the employment agreements of Steven Bogen and Steven Smith with the Company shall have been terminated in all respects, except as expressly contemplated by the Bogen Agreement and the Smith Agreement, respectively.

          (g) Dissenting Shares. Dissenting Shares shall constitute not more than five percent (5%) of the issued and outstanding shares of Company Common Stock as of the record date for the Company Stockholder Meeting.

          (h) Five Log Reduction. The Company shall be in compliance with the five (5) log reduction requirements pursuant to the Food Labeling: Warning and Notice Statement; Labeling of Juice Products; Final Rule promulgated by the Food and Drug Administration.

     7.03 Conditions to Obligations of the Company. The obligations of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Closing of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Parent and Sub by their respective Chief Executive Officers and Chief Financial Officers to the foregoing effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have each performed in all material respects all obligations required to be performed by them; under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Sub by their respective Chief Executive Officers and Chief Financial Officers to such effect.

          (c) Consents Under Agreements. The consent, approval, waiver or amendment (with financial covenants) of each person (other than the Governmental Entities referred to in Section 7.01(b)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of Parent or Sub under any material loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, shall have been obtained and shall be reasonably satisfactory to the Company.

          (d) Fairness Opinion. The Company shall have received the written opinion of Ladenburg Thalmann & Company to the effect that, as of the date of such opinion, the Per Share Price is fair to the Company's stockholders from a financial point of view, and such opinion shall not have been amended or rescinded as of the Effective Time.

          (e) Legal Opinion. The Company shall have received the legal opinion of Swidler Berlin Shereff Friedman, LLP, counsel to Parent and Sub, dated the Closing Date, covering such matters as the Company shall reasonably request.

          (f) Insurance. The Company shall have received evidence, reasonably satisfactory to it, that Parent shall have obtained the insurance referred to in Section 6.10(c) hereof or, after giving ten (10) days' prior written notice to Parent, shall have obtained the insurance referred to in Section 6.10(c) hereof.

          (g) Provision of the Exchange Fund. Parent shall have made available to the Exchange Agent the Exchange Fund described in Section 2.01 hereof.

                                 ARTICLE VIII.

                           TERMINATION AND AMENDMENT

     8.01 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and Parent:

          (a) by mutual consent of Parent and the Company in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

          (b) by either Parent or the Company upon written notice to the other party (i) at least thirty (30) days after the date on which any request or application for a regulatory approval required to consummate the Merger shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such requisite regulatory approval, unless within the thirty (30) day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

          (c) by either Parent or the Company if the Merger shall not have been consummated on or before the earlier of (i) the thirtieth (30th) day after the Company has mailed the Proxy Statement to its stockholders or, if later, five (5) days after the Company Stockholder Meeting and (ii) December 31, 1998, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein;

          (d) by the Company (provided that the Company shall not be in material breach of any of its obligations under Section 6.03) if any approval of the stockholders of the Company required for the consummation of and Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

          (e) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, (i) which breach (if susceptible to cure) is not cured within twenty (20) business days following written notice to the party committing such breach, or (ii) which breach, by its nature, cannot be cured;

          (f) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, (i) which breach (if susceptible to cure) shall not have been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach from the other party hereto, or (ii) which breach, by its nature, cannot be cured;

          (g) by Parent, if the Board of Directors of the Company does not publicly recommend, as required by Section 6.03 hereof, in the Proxy Statement that the Company's stockholders approve and adopt this Agreement or, if after recommending in the Proxy Statement that stockholders approve and adopt this Agreement, the Board of Directors of the Company shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Parent;

          (h) by the Company, if the Board of Directors of the Company votes to recommend a Superior Offer rather than pursuing the consummation of the transactions contemplated hereunder or, if after recommending in the Proxy Statement that stockholders approve and adopt this Agreement and the Merger, the Board of Directors of the Company shall have withdrawn, modified or amended such recommendation in order to recommend a Superior Offer; provided, however, that the Company shall notify Parent at least two
     (2) full business days prior to the exercise of its termination rights under this Section 8.01(h); or

          (i) by either Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) after a reasonable and objective determination that any of the conditions in Section 7.01 or 7.02, in the case of a termination by Parent, or that any of the conditions in
     Section 7.01 or 7.03, in the case of a termination by the Company, have not been satisfied or cured within the time frames required by such sections or are incapable of being satisfied or cured, as the case may be, by the earlier of (i) the thirtieth (30th) day after the Company has mailed the Proxy Statement to its stockholders or, if later, five (5) days after the Company Stockholder Meeting and (ii) December 31, 1998.

     8.02 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect except Sections 6.04(b), 6.12(b) and 8.03 shall survive any termination of this Agreement, and there shall be no further obligation on the part of Parent, Sub, the Company, or their respective officers or directors except for the obligations under such provisions. Notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its intentional breach of any provision of this Agreement; provided, however, that no claim for intentional breach shall survive the Closing.

     8.03  Expenses; Termination Fee.

     (a) If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided that nothing contained herein shall limit Parent's rights under Section 8.03(b) hereof. If the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Parent; provided, however, that Parent shall not be required to pay more than an aggregate of $450,000 for the out-of-pocket expenses of the Company and its advisors, including without limitation legal counsel, investment advisors and accountants (but excluding the out-of-pocket expenses of the financial printer with respect to the Proxy Statement).

     (b) In order to induce Parent to enter into this Agreement and to reimburse Parent for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, in the event that (i) the transactions contemplated by this Agreement are not consummated as a result of any failure to satisfy the conditions set forth in Sections 7.01(a), 7.02(b) or 7.02(f) of this Agreement or (ii) the Company terminates this Agreement and, at the time of termination, the Board of Directors of the Company has received a Superior Offer and such Superior Offer is accepted by the Company within twelve (12) months after the termination of this Agreement), the Company shall pay Parent an amount equal to $1,500,000 (inclusive of out-of-pocket expenses) in connection with the transactions contemplated by this Agreement.

     (c) In order to induce the Company to enter into this Agreement and to reimburse the Company for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, in the event that (i) the transactions contemplated by this Agreement are not consummated as a result of any failure to satisfy the conditions set forth in Section 7.03(b) of this Agreement or (ii) Parent terminates this Agreement and, at the time of termination, the Board of Directors of Parent has received an offer to be acquired by a third party and Parent accepts such offer within twelve (12) months after the termination of this Agreement), Parent shall pay the Company an amount equal to $750,000 (inclusive of out-of-pocket expenses) in connection with the transactions contemplated by this Agreement.

     (d) In order to induce the Company to enter into this Agreement, in the event that the transactions contemplated by this Agreement are not consummated for reasons other than as a result of any failure to satisfy the conditions set forth in Sections 7.01(a), 7.02(a), 7.02(b), 7.02(c), 7.02(e), 7.02(f), 7.02(g)
or 7.02(h) of this Agreement, Parent hereby covenants and agrees that it will not directly or indirectly acquire an entity which manufactures fresh juices within twelve (12) months after the termination or failure to consummate of this Agreement.

     8.04 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided, however, that, after approval by the stockholders of the Company, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the stockholders of the Company without the approval of a majority of the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.05 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall nor operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                  ARTICLE IX.

                               GENERAL PROVISIONS

     9.01 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at such date, time and place as is mutually agreed upon by the Company and Parent, which shall be not more than three (3) business days after the satisfaction of the conditions set forth in Article VII hereof. The date on which such Closing takes place is referred to herein as the "Closing Date."

     9.02  Non-Survival of Representations, Warranties and
Agreements. Notwithstanding any term or provision of this Agreement to the contrary and regardless of any investigation made by any party, none of the representations, warranties, covenants and agreements in this Agreement or otherwise made or delivered pursuant to, or in connection with, this Agreement, the Merger or any related transactions shall survive the Closing Date, except for those covenants and agreements contained or referenced in the Bogen Agreement or the Smith Agreement and in the Confidentiality Agreement.

     9.03 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or telecopied (with confirmation from recipient), three (3) days after mailed by registered or certified mail (return receipt requested) or on the day delivered by an express courier (with confirmation from recipient) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to Parent or Sub, to:

            Saratoga Beverage Group, Inc.
            11 Geyser Road
            Saratoga Springs, New York 12866
            Attention: Chief Executive Officer
            Facsimile No.: (518) 584-0380

            with a copy to:

            Swidler Berlin Shereff Friedman, LLP
            919 Third Avenue
            New York, New York 10022-9998
            Attention: Charles I. Weissman, Esq.
            Facsimile No.: (212) 758-9526

         (b) if to the Company, to:

             The Fresh Juice Company, Inc.
             280 Wilson Avenue
             Newark, New Jersey 07105
             Attention: Chief Executive Officer
             Facsimile No.: (973) 465-7170

             with a copy to:

             Bourne, Noll & Kenyon
             382 Springfield Avenue
             P.O. Box 690
             Summit, New Jersey 07902-0690

             Attention: Craig M. Lessner, Esq.
             Facsimile No.: (908) 277-6808

     9.04 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to be August 14, 1998.

     9.05 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.06 Entire Agreement. This Agreement (including the documents and the instruments referred to herein), the Voting Agreement, the Bogen Agreement, the Smith Agreement, the Confidentiality Agreement and the Option Agreement by and between Parent and Steven Smith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     9.07 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable to conflicts of law.

     9.08 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in Sections 5.03, 6.04(b), or 8.03 of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of Sections 5.03, 6.04(b) or 8.03 of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any court located in the State of New York (if such injunction or enforcement action is instituted by the Company) or the State of New Jersey (if such injunction or enforcement action is instituted by Parent), this being in addition to any other remedy to which they are entitled at law or in equity. In the event Parent institutes an action to enforce the provisions of 8.03(b) of this Agreement, the prevailing party in such action shall be entitled to all documented, out of pocket costs and expenses, without limitation.

     9.09 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is deemed to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.10 Publicity. Except as otherwise required by law or the rules of the National Association of Securities Dealers, so long as this Agreement is in effect, none of Parent, Sub or the Company shall, or shall permit any of their Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall nor be unreasonably withheld.

     9.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          SARATOGA BEVERAGE GROUP, INC.

                                          By /s/ ROBIN PREVER
                                            ------------------------------------
                                            Title: President and
                                                   Chief Executive Officer

                                          ROWALE CORP.

                                          By /s/ ROBIN PREVER
                                            ------------------------------------
                                            Title: President

                                          THE FRESH JUICE COMPANY, INC.

                                          By /s/ STEVEN BOGEN
                                            ------------------------------------
                                            Title: Chief Executive Officer

                                                                       EXHIBIT A

                              COMPANY STOCKHOLDERS

                                  Steven Bogen
                                  Steven Smith
                                 Jeffrey Smith
                               Jeffrey Heavirland
                                  Brian Duffy
                                  Daniel Petry

                                                                       EXHIBIT B

                     VOTING, STANDSTILL AND PROXY AGREEMENT

     This Voting, Standstill and Proxy Agreement (the "Agreement") is made and entered into as of August 14, 1998 by and among THE FRESH JUICE COMPANY, INC., a Delaware corporation (the "Company"), the stockholders of the Company whose names and addresses are set forth on the signature pages hereto (the "Company Stockholders"), and SARATOGA BEVERAGE GROUP, INC., a Delaware corporation ("Saratoga").

     WHEREAS, the Company, Saratoga and Rowale Corp., a wholly-owned subsidiary of Saratoga ("Sub"), entered into, as of the date hereof, an Agreement and Plan of Merger (the "Merger Agreement"; terms used herein and not otherwise defined are used herein as defined in the Merger Agreement), pursuant to which Sub will merge with and into the Company (the "Merger") and each share of common stock, $.01 par value per share, of the Company ("Company Common Stock") would be converted into the right to receive $3.35 in cash; and

     WHEREAS, each of the Company Stockholders owns the number of shares of Company Common Stock set forth opposite his, her or its name on Schedule A annexed hereto (collectively, the "Company Securities" and, with respect to the Company Securities owned by a specific Company Stockholder, the "Company Stockholder's Securities"); and

     WHEREAS, execution and delivery of this Agreement by the Company Stockholders is a condition to the execution and delivery of the Merger Agreement by Saratoga and Sub, and by the Company, respectively.

     NOW, THEREFORE, in order to induce Saratoga, Sub and the Company to enter into the Merger Agreement and in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1. Term. This Agreement shall expire on the earlier of (i) the Effective Date (as defined in the Merger Agreement) or (ii) the termination of the Merger Agreement by any party thereto pursuant to the terms thereof.

     2.  Covenants of the Company Stockholders.

     (a) Each Company Stockholder agrees to vote all of his, her or its currently owned shares of Company Common Stock for the approval of the Merger, the Merger Agreement (in the form executed as of the date hereof, with such changes thereto as the parties to the Merger Agreement may agree prior to such changes), and the transactions contemplated therein.

     (b) Each Company Stockholder, in his, her or its capacity as such, further agrees to convert, at the Closing, all in-the-money options and warrants to purchase shares of Company Common Stock into cash in accordance with Section 1.05(c) of the Merger Agreement.

     (c) Except in accordance with the provisions of this Agreement or as expressly set forth in the Merger Agreement, each Company Stockholder agrees, until the termination of this Agreement, not to:

          (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any Company Securities; or

          (ii) deposit any Company Securities into a voting trust, enter into a voting agreement or otherwise grant any voting rights to any other person or entity with respect to any Company Securities.

     (d) Until such time as this Agreement is terminated, each Company Stockholder agrees to take any actions as reasonably requested by the Company or Saratoga, within his, her or its power as are necessary or appropriate to enable the Company to satisfy the conditions precedent set forth in the Merger Agreement to Saratoga's obligations to consummate the Merger, and to use his, her or its best efforts to cause the Company to satisfy such conditions precedent; provided, however, that such Company Stockholder shall not be required to pay any moneys or incur any liability in connection with the foregoing.

     (e) The provisions of this Section 2 are subject to the terms of that certain Option Agreement dated March 16, 1998 by and between Steven Smith and Saratoga.

     3. Representations and Warranties of Saratoga. Saratoga represents and warrants to the Company that the execution and delivery of this Agreement by Saratoga and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action, do not violate the terms of its Certificate of Incorporation, its By-Laws, any law, rule or regulation or any outstanding agreement or instrument to which it is a party or is bound or subject to, and this Agreement constitutes a legal, valid and binding agreement on its part.

     4. Representations and Warranties of the Company Stockholders. Each Company Stockholder represents and warrants to Saratoga as follows:

          (a) such Company Stockholder owns such Company Stockholder's Securities of record or beneficially free and clear of any lien, security interest, encumbrance or other adverse claim;

          (b) such Company Stockholder's Securities set forth on Schedule A hereto are the only securities of the Company owned of record or beneficially by such Company Stockholder or in which such Company Stockholder has any interest, and, except as set forth on Schedule A, such Company Stockholder has no right to acquire any other securities of the Company; and

          (c) such Company Stockholder has the right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; such execution, delivery and performance will not violate any applicable law, rule or regulation or any outstanding agreement or instrument to which such Company Stockholder is a party; and this Agreement constitutes a legal, valid and binding agreement on the part of such Company Stockholder enforceable against such Company Stockholder in accordance with its terms.

     5. Representations and Warranties of the Company. The Company represents and warrants to Saratoga that the execution and delivery of this Agreement by the Company and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action, do not violate the terms of its Articles of Incorporation, its By-Laws, any law, rule or regulation or any outstanding agreement or instrument to which it is a party or is bound or subject to, and this Agreement constitutes a legal, valid and binding agreement on its part.

     6.  Proxy.

     (a) Each Company Stockholder hereby irrevocably makes, constitutes and appoints Saratoga to act as such Company Stockholder's true and lawful proxy and attorney-in-fact in the name and on behalf of such Company Stockholder to vote all of his, her or its shares of Company Common Stock for the approval of the Merger, the Merger Agreement and the transactions contemplated therein as set forth in Section 2(a) hereof (subject to Section 15 hereof). By giving this proxy, each such holder of Company Common Stock hereby revokes any other proxy granted by such Company Stockholder to vote any of such Company Stockholder's Securities with respect to such matters. This proxy, and the power of attorney and all authority contained herein, shall become effective as to any Company Stockholder only upon the failure of such Company Stockholder to vote or consent with respect to his, her or its shares in accordance with Section 2(a) hereof, following notice to such Company Stockholder to that effect.

     (b) All power and authority hereby conferred is coupled with an interest and is irrevocable, shall not be terminated by any act of such Company Stockholder or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of such Company Stockholder. If after the execution of this Agreement any Company Stockholder shall cease to have appropriate power or authority, or if any other such event or events shall occur, Saratoga is nevertheless authorized and directed to vote the Company Securities in accordance with the terms of this Agreement as if such lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

     (c) Each Company Stockholder agrees to use all good faith efforts to cause any record owner of Company Securities of which such Company Stockholder is the beneficial owner to grant to Saratoga a proxy of the same effect as that contained herein. Subject to the proviso set forth in Section 2(d) hereof, each Company Stockholder shall perform such further acts and execute such further documents as may be required to vest in Saratoga the power to vote the Company Stockholder's Securities during the term of the proxy granted herein.

     (d) The provisions of this Section 6 are subject to the terms of that certain Option Agreement dated March 16, 1998 by and between Steven Smith and Saratoga.

     7. Further Assurances. Subject to the proviso set forth in Sections 2(d) hereof, each party hereto shall perform such further acts and execute such further documents as may reasonably be required to carry out the provisions of this Agreement.

     8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto.

     9. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     10. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given when delivered in person or by telecopier, cable, telex or telegram or three (3) days after mailed by certified mail, postage prepaid, addressed as follows:

     To the Company Stockholders, in each case to:

          The address set forth on the signature pages hereto.

        To the Company:

        The Fresh Juice Company, Inc.
         280 Wilson Avenue
         Newark, New Jersey 07105
         Attention: Chief Executive Officer
         Facsimile No.: (973) 465-7170

        with a copy to:

        Bourne, Noll & Kenyon
         382 Springfield Avenue
         P.O. Box 690
         Summit, New Jersey 07902-0690
         Attention: John F. Kuntz, Esq.
         Facsimile No.: (908) 277-6808

        To Saratoga:

        Saratoga Beverage Group, Inc.
         11 Geyser Road
         Saratoga Springs, New York 12866
         Attention: Chief Executive Officer
         Facsimile No.: (518) 584-0380
        with a copy to:

        Swidler Berlin Shereff Friedman, LLP
         919 Third Avenue
         New York, New York 10022-9998
         Attention: Charles I. Weissman, Esq.
         Facsimile No.: (212) 758-9526

     11. Effect of Invalidity. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     13. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Delaware without giving effect to the conflicts of laws principles thereof.

     14. Binding Effect: Benefits. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto and their respective heirs, legal representatives and successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     15. Merger Agreement Amendments. No amendment to the Merger Agreement after the date hereof shall alter or affect the rights granted to the Company and Saratoga hereunder.

                        [SIGNATURES BEGIN ON NEXT PAGE]

     IN WITNESS WHEREOF, the Company, the Company Stockholders and Saratoga have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized, as the case may be, as of the date first above written.

                                          THE FRESH JUICE COMPANY, INC.

                                          --------------------------------------
                                          Name:
                                          Title:

                                          --------------------------------------
                                          [Name]
                                          c/o The Fresh Juice Company, Inc.
                                          280 Wilson Avenue
                                          Newark, New Jersey 07105
                                          Telephone: (973)
                                          Fax: (973) 465-7170

                                          SARATOGA BEVERAGE GROUP, INC.

                                          --------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE A

                                                    NUMBER OF SHARES OF
                      NAME                         COMPANY CAPITAL STOCK
                      ----                         ---------------------
Steven Smith.....................................        1,361,248*
Steven Bogen.....................................        1,232,708
Daniel Petry.....................................          442,248
Brian Duffy......................................          307,500
Jeffrey Heavirland...............................           77,667**
Jeffrey Smith....................................           17,266***
                                                         ---------
                                                         3,438,637shares
                                                                53%

                             6,467,731 total shares

---------------
All above based on 10KSB for 11-30-97 and review of subsequent Form 4s and 5s.

  * includes shares subject to option held by Saratoga

 ** 237,857 options and warrants backed out of 10-KSB 11-30-97 numbers

*** 50,000 options out of 10-KSB 11/30/97 numbers

                                                                       EXHIBIT C

                                August 12, 1998

Mr. Steven M. Bogen
18 Dahlia Street
Staten Island, New York 10312

          RE:  AMENDMENT OF EMPLOYMENT AGREEMENT

Dear Steve:

     Pursuant to the proposed transaction (the "Transaction") between The Fresh Juice Company, Inc. ("Fresh Juice") and Saratoga Beverage Group, Inc. ("Saratoga"), wherein a newly formed, wholly owned subsidiary of Saratoga will merge (the "Merger") with and into Fresh Juice, it will be a condition to the consummation of the Transaction that you and Fresh Juice amend, and you hereby agree to amend, the Employment Agreement between Fresh Juice and you, dated as of March 31, 1996 (the "Employment Agreement"), as follows:

          1. Effective as of and subject to the date of consummation of the Merger (the "Closing Date") you hereby agree to resign from all positions held by you as an officer, director and employee of Fresh Juice and each of its subsidiaries.

          2. Effective as of and subject to the Closing Date, you hereby waive all amounts (including payments and benefits) due to you under Sections 6, 14, 15 and 16 of the Employment Agreement, except for (i) the payment of the sum of $250,000 in cash on the Closing Date, (ii) the provision at no cost to you of the automobile currently utilized by you for a period of two years (with insurance and maintenance) following the Closing Date, and
     (iii) the provision at no cost to you of health or other group insurance pursuant to plans which are in effect or which are instituted after the date hereof for executive officers or employees generally of Fresh Juice for a period of two years following the Closing Date.

          3. Effective as of and subject to the Closing Date, you hereby agree to extend the term of Section 24.2 of the Employment Agreement from one year to two years following the Closing Date.

          4. Upon your receipt of the sum of $250,000 in cash referenced in paragraph 2 above, you hereby agree to terminate the Employment Agreement in all respects other than Section 24 of the Employment Agreement which section, as amended by this letter agreement, shall survive the termination of the Employment Agreement. In consideration therefor, you shall have the unconditional right to receive the sum of $750,000 plus reasonable interest (as defined by the best rate of interest available for an escrow account established at a mutually agreeable bank), payable on the first anniversary of the Closing Date and evidenced by a promissory note from Saratoga. A sum equal to $750,000 will be placed into an interest-bearing escrow account at a bank mutually agreeable to you and Saratoga to secure the unconditional payment obligations referenced in this paragraph 4. Such bank will be instructed to release the proceeds of the account to you, without any further action on the part of you or Saratoga, on the first anniversary of the Closing Date in full payment of all obligations under the promissory note. Upon receipt of payment, the promissory note will be null and void and you shall return the promissory note to Saratoga for cancellation.

          5. Effective as of and subject to the Closing Date, you hereby agree to become a full-time consultant to Saratoga and Fresh Juice during the one year period following the Closing Date in exchange for the sum of $300,000, payable monthly in arrears over said one year period. Full time is defined for purposes of this letter as not more than 1,000 hours in total. You shall perform such consulting services, if any, as shall be reasonably requested by the President/Chief Executive Officer of Saratoga or the Board of Directors of Saratoga. The above consulting fees shall be due and payable on an unconditional basis, regardless whether Saratoga determines to make use of the full 1,000 hours of time available, except that this consulting relationship may be terminated for cause (defined as (i) conviction of a felony or crime involving moral turpitude, or (ii) willful malfeasance or willful refusal to perform consulting services reasonably requested, or (iii) death or disability, which would prevent you from being a full-time consultant). In the event of a termination of the consulting relationship by Saratoga other than for cause, Saratoga shall remain obligated to pay the full balance due and owing on the $300,000 consulting fee at the time of termination. You shall not be required to perform consulting services outside of the Newark facility or at your home on Staten Island, except that you agree that reasonable out-of-state travel may be required (consistent with your past two years' employment). Any business travel shall include reimbursement for travel and lodging (consistent with your past years' employment). This consulting relationship and the mutual agreement of the parties with respect thereto constitutes a distinct and separate agreement, separate and apart from the other provisions of this letter or the agreements embodied therein. For example, the payments due and owing under the separate provisions of paragraphs 2, 4 and 6 shall not be affected by any failure to perform under this consulting agreement (as embodied in this paragraph 5).

          6. Effective as of an subject to the Closing Date, Fresh Juice hereby agrees to pay $15,000 toward your legal fees and expenses to Gibbons, Del Deo, Dolan, Griffinger & Vecchione, attention Brian J. McMahon.

          7. Effective as of and subject to the Closing Date, you will be appointed as a member of the Board of Directors of Saratoga (with all associated compensation payable to non-employee directors) until the 1999 Annual Meeting of Stockholders of Saratoga.

     Kindly indicate your acceptance of the foregoing by signing in the space provided below.

                                          Very truly yours,

                                          THE FRESH JUICE COMPANY, INC.

                                          By:
                                          --------------------------------------
                                            Jeffrey Heavirland,
                                            Vice President

Accepted and agreed to as of
            , 1998

---------------------------------------------------------
Steven M. Bogen

SARATOGA BEVERAGE GROUP, INC.

By:
----------------------------------------------------
    Robin Prever
    President and Chief Executive Officer

                                                                       EXHIBIT D

                                August 12, 1998

Steven Smith
5 Lawson Lane
Great Neck, NY 11021

          RE:  AMENDMENT OF EMPLOYMENT AGREEMENT

Dear Steve:

     Pursuant to the proposed transaction (the "Transaction") between The Fresh Juice Company, Inc. ("Fresh Juice") and Saratoga Beverage Group, Inc. ("Saratoga"), wherein a newly formed, wholly owned subsidiary of Saratoga will merge (the "Merger") with and into Fresh Juice, it will be a condition to the consummation of the Transaction that you and Fresh Juice amend, and you hereby agree to amend, the Employment Agreement between Fresh Juice and you, dated as of March 31, 1996 (the "Employment Agreement"), as follows:

          1. Effective as of and subject to the date of the consummation of the Merger (the "Closing Date") you hereby agree to resign from all positions held by you as an officer, director and employee of Fresh Juice and each of its subsidiaries.

          2. Effective as of and subject to the Closing Date, you hereby waive all amounts (including payments and benefits) due to you under Sections 6, 14, 15 and 16 of the Employment Agreement, except for (i) the payment of the sum of $250,000 in cash referenced in paragraph 3 below on the Closing Date, (ii) the provision at no cost to you of the Cadillac automobile currently utilized by you for a period of one year (with insurance and maintenance) following the Closing Date, and (iii) the provision at no cost to you of health or other group insurance pursuant to plans which are in effect or which are instituted after the date hereof for executive officers or employees generally of Fresh Juice for a period of one year following the Closing Date.

          3. Effective as of and subject to the Closing Date, in consideration of the payment of the sum of $250,000 in cash, you hereby agree to extend the term of Section 24.2 (Agreement Not to Compete) from one year to three years.

          4. Upon your receipt of the sum of $250,000 in cash referenced in paragraph 3 above and payment of your compensation, expenses and benefits on account of services provided through the Closing Date, you hereby agree to terminate the Employment Agreement in all respects other than Section 24 of the Employment Agreement, which Section, as amended by this letter agreement, shall survive the termination of the Employment Agreement.

          5. You hereby agree to amend Section 1(c)(ii)(C) of the Option Agreement, dated as of March 16, 1998, by and between you and Saratoga to read in its entirety "the earlier of (i) the thirtieth (30th) day after the Company has mailed the proxy statement to its stockholders or, if later, five (5) days after the Fresh Juice's stockholder meeting and (ii) December 31, 1998."

          6. You hereby acknowledge and agree that those certain options granted by Fresh Juice to you in the amount of (i) 100,000 shares on October 27, 1988 under Fresh Juice's Incentive Stock Option Plan and (ii) 60,000 shares, are all ineffective, null and void.

     Kindly indicate your acceptance of the foregoing by signing in the space provided below.

                                          Very truly yours,

                                          THE FRESH JUICE COMPANY, INC.

                                          By:
                                          --------------------------------------
                                            Jeffrey Heavirland
                                            Vice President

Accepted and agreed to as of
August 14, 1998

---------------------------------------------------------
Steven Smith

SARATOGA BEVERAGE GROUP, INC.

By:
----------------------------------------------------
    Robin Prever
    President and Chief Executive Officer

                                                                       EXHIBIT E

         STATEMENT THAT STOCK OF THE FRESH JUICE COMPANY, INC. IS NOT A
                          U.S. REAL PROPERTY INTEREST

To:  Saratoga Beverage Group, Inc.

     Please be advised that pursuant to your request, we advise you that as of [EFFECTIVE DATE], ownership interests in The Fresh Juice Company, Inc. were not U.S. real property interests for purposes of Treasury Regulations Section 1.897-2(g)(1)(ii) and (h)(1)(i).

     The undersigned responsible officer of The Fresh Juice Company, Inc., hereby certifies under penalties of perjury that this Statement is correct to his knowledge and belief, and that he has authority to sign this Statement on behalf of the Corporation.

                                          The Fresh Juice Company, Inc.

                                          By:
                                          --------------------------------------
                                            Name:
                                            Title:

Date: ____________

Based on: Reg. Section 1.897-2(g)(1)(ii), (h)(1)(i).

                                                                      APPENDIX B

                 [LETTERHEAD OF LADENBURG THALMANN & CO., INC.]

                               September   , 1998

The Board of Directors of
The Fresh Juice Company, Inc.
280 Wilson Avenue
Newark, NJ 07105

Gentlemen:

     You have engaged us pursuant to an engagement letter, dated June 5, 1998 (the "Engagement Letter"), between The Fresh Juice Company, Inc. (the "Company") and Ladenburg Thalmann & Co. Inc. ("Ladenburg"). Specifically, Ladenburg has been requested, pursuant to the Engagement Letter, to render our opinion as to whether or not the consideration to be paid to the stockholders of the Company in connection with the proposed merger between the Company and a wholly owned subsidiary of Saratoga Beverage Group, Inc. ("Saratoga") is fair, from a financial point of view, to the stockholders of the Company.

     The Agreement and Plan of Merger, dated as of August 14, 1998 (the "Merger Agreement"), by and among Saratoga, Rowale Corp., a wholly owned subsidiary of Saratoga ("Rowale"), and the Company provides for the merger of Rowale in and to the Company with the Company being the surviving corporation and a wholly owned subsidiary of Saratoga (the "Transaction"). The Merger Agreement further provides that at the closing of the Transaction, each share of common stock of the Company, par value $0.01 per share, issued and outstanding, shall be converted into the right to receive, and be exchangeable for, $3.35 per share in cash, without interest (the "Merger Consideration").

     In conducting our analysis, we reviewed and considered such information as we deemed necessary or appropriate for the purposes of stating our opinion including, without limitation, the following: (i) the draft of the Merger Agreement and a draft of the Voting Agreement, in each case in the form presented to you; (ii) certain business and financial information relating to the Company, provided by the Company, including, without limitation, the financial condition and results of operations of the Company, the historical financial performance of the Company, and certain projected financial information; (iii) certain public filings made by the Company with the Securities and Exchange Commission; and (iv) certain publicly available market trading data and historical trading performance for the Company's common stock. In addition, we conducted such other analyses and examinations and reviewed and considered such other financial, economic and market data as we deemed appropriate in arriving at our opinion. Ladenburg also met with members of senior management of the Company and Saratoga to discuss, among other things, the historical and prospective industry environment, their respective financial condition and operating results; and the reasons for the Transaction.

     In rendering our opinion, we have assumed and relied upon the accuracy, completeness and fairness, without assuming any responsibility for the independent verification of, all financial and other information that was available to us from public sources, that was provided to us by the Company or Saratoga, or that was otherwise reviewed by us. With respect to financial forecasts, we have assumed that they have been reasonably prepared reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, and we do not assume any responsibility for verifying any of the information reviewed by us. Our opinion is necessarily based upon information available to us, and financial, stock market, economic and other conditions and circumstances existing and disclosed to us, as of the date hereof.

     In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including: (i) historical revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the

Company's; (ii) acquisition multiples that have historically been paid for other companies in businesses we believe to be comparable to the Company's; (iii) projected revenues, operating earnings and net income of the Company in a discounted cash flow analysis; (iv) the premium per share to be paid by Saratoga for the common stock of the Company as compared to the premium per share paid by acquirors of public targets since January 1, 1997; (v) the current financial and market position and results of operations of the Company; and (vi) the general condition of the securities market and other economic conditions.

     In rendering our opinion, we have assumed, with the consent of the Company and your consent, that this Transaction will comply with all applicable federal and state laws and will not result in the breach or cancellation of any contracts or other agreements that are material to the Company.

     Ladenburg, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. Ladenburg has been retained by the Board of Directors of the Company to provide this opinion and has received fees and indemnification against certain liabilities for the services rendered pursuant to this engagement. In addition, Ladenburg holds a warrant to purchase 50,000 shares of the Company's Common Stock at an exercise price of $2.96 which will be cashed out in the Transaction.

     In the ordinary course of business, we actively trade securities for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in the debt or equity securities of the Company and Saratoga.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid in the Transaction to the stockholders of the Company is fair, from a financial point of view, to the stockholders of the Company.

                                          Very truly yours,

                                          LADENBURG THALMANN & CO. INC.

                                                                      APPENDIX C

                      SECTION 262 OF THE DELAWARE GENERAL
                                CORPORATION LAW

SEC. 262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded such stockholder's appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX D

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 10-KSB
                            ------------------------
[X]   ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
       SECURITIES AND EXCHANGE ACT OF 1934

                  FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1997

[  ]   TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
       SECURITIES AND EXCHANGE ACT OF 1934

     FOR THE TRANSITION PERIOD FROM                  TO                  .

                         COMMISSION FILE NUMBER 0-15320
                         THE FRESH JUICE COMPANY, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                            ------------------------

                   DELAWARE                                      11-2771046
       (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

          35 WALNUT AVENUE, SUITE 4,
              CLARK, NEW JERSEY                                    07066
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                            ------------------------

                   ISSUER'S TELEPHONE NUMBER: (732) 396-1112

        SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT: NONE

          SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                          Common Stock, $.01 par value
                                (Title of class)

     Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No __

     Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB
or any amendment to this Form 10-KSB.  [     ]

      STATE ISSUER'S REVENUES FOR ITS MOST RECENT FISCAL YEAR: $41,515,132

     State the aggregate market value of the voting stock held by non-affiliates computed by reference to the price at which the stock was sold, or the average bid and asked prices of such stock as of the specified date within the past 60 days (See definition of affiliate in Rule 12b-2 of the Exchange Act): $7,332,628 (based on the $2.15625 closing sale price of the Common Stock of the Company quoted on the NASDAQ System on February 24, 1998).

     State the number of shares outstanding of each of the issuer's class of common equity as of the latest practicable date: 6,467,731 (as of February 24, 1998).

                      DOCUMENTS INCORPORATED BY REFERENCE

                                     NONE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PART I
  ITEM 1.    Description of Business.....................................     1
  ITEM 2.    Description of Property.....................................     8
  ITEM 3.    Legal Proceedings...........................................    10
  ITEM 4.    Submission of Matters to a Vote of Security-Holders.........    10
PART II
  ITEM 5.    Market for Common Equity and Related Stockholder Matters....    10
  ITEM 6.    Management's Discussion and Analysis or Plan of
             Operations..................................................    11
  ITEM 7.    Financial Statements........................................    14
  ITEM 8.    Changes in and Disagreements With Accountants on Accounting
             and Financial Disclosure....................................    14
PART III
  ITEM 9.    Directors, Executive Officers, Promoters and Control
             Persons.....................................................    15
  ITEM 10.   Executive Compensation......................................    18
  ITEM 11.   Security Ownership of Certain Beneficial Owners and
             Management..................................................    21
  ITEM 12.   Certain Relationships and Related Transactions..............    23
PART IV
  ITEM 13.   Exhibits and Reports on Form 8-K............................    25
Signatures...............................................................    26
Index to Financial Statements............................................    27
Independent Auditors' Report.............................................   F-1
Financial Statements.....................................................   F-2
Index to Exhibits........................................................  EX-1

                                      D(i)

ITEM 1.  DESCRIPTION OF BUSINESS

BUSINESS DEVELOPMENT

     The Fresh Juice Company, Inc. (the "Company") was incorporated in the State of New York on July 15, 1985. Immediately prior to the closing of the Company's initial public offering on November 19, 1986, the Company was merged into a wholly-owned Delaware subsidiary so as to relocate its state of incorporation. From its inception in 1985 through 1994, the Company marketed and sold frozen "fresh squeezed" Florida orange juice, grapefruit juice and other non-carbonated beverages under the brand names "Just Pik't(R)", "Fresh Pik't(R)" and "Florida Pik't(R)". On August 3, 1995, the Company acquired a flavor processing facility in Winter Haven, Florida, which the Company subsequently renovated and equipped to enable it to produce and bottle citrus juice beverages (the "Florida Plant"). At the end of fiscal 1995, the Company began producing fresh squeezed citrus juices and attempted to expand its sales by changing its business focus from primarily frozen fresh squeezed juices to both frozen and non-frozen fresh squeezed juices. Although the Company had success with its marketing efforts in the non-frozen sector of the fresh squeezed juice industry, it determined that a substantial expansion into the non-frozen sector would be more easily accomplished by entering into the strategic mergers described below.

     The Company acquired The Ultimate Juice Company, Inc. ("Ultimate") by merger effective April 1, 1996 (the "Ultimate Merger"), and as a result thereof, Ultimate became a wholly-owned subsidiary of the Company. In connection with the Ultimate Merger, all of the issued and outstanding capital stock of Ultimate was exchanged for 1,140,000 shares of the Company's common stock, $.01 par value (the "Common Stock"). In connection with this transaction, Steven M. Bogen, the President of Ultimate, became Co-Chairman, Chief Executive Officer and Secretary of the Company. Steven Smith, the Company's founder, continues as Co-Chairman and President and was also named Assistant Secretary of the Company. The Ultimate Merger was accounted for as a purchase. Ultimate subsequently changed its name to The Fresh Juice Company of New York, Inc.

     The Company subsequently acquired Clear Springs Citrus, Inc. ("Clear Springs"), a privately held fresh citrus juice production facility, affiliated with Ultimate, that produced the majority of the fresh citrus juice distributed by Ultimate. The acquisition was accomplished by a merger effective September 1, 1996 (the "Clear Springs Merger") in which Clear Springs was merged into the Company's wholly-owned subsidiary, The Fresh Juice Company of Florida, Inc. ("Fresh Juice of Florida"). In connection with the Clear Springs Merger, all of the issued and outstanding capital stock of Clear Springs was exchanged for 1,160,000 shares of the Company's Common Stock. The assets of Clear Springs were subsequently incorporated into Fresh Juice of Florida's operations at the Company's Florida Plant. The Clear Springs Merger was also accounted for as a purchase.

     On December 2, 1996, the Company acquired by merger (the "Hansen's Merger") all of the outstanding capital stock of Hansen's Juices, Inc. ("Hansen's") in exchange for $90,000 in cash, 597,443 shares of the Company's Common Stock, warrants to purchase 300,000 shares of the Company's Common Stock for $3.00 per share and the assumption of Hansen's debt. The cash portion of the purchase price paid by the Company was funded from cash flow from the Company's operations. Hansen's was merged with and into The Fresh Juice Company of California, Inc. ("Fresh Juice of California"), a newly formed Delaware corporation and a wholly-owned subsidiary of the Company. Fresh Juice of California operates its business from the offices and plant leased by Hansen's in Azusa, California. The Hansen's Merger was also accounted for as a purchase. As part of the Hansen's Merger, Hansen's also restructured its existing debt obligations to two of its former stockholders arising from Hansen's redemption of the Hansen's stock previously owned by such stockholders. In order to reduce future aggregate monthly debt service and to comply with financial covenants relating to the Company's credit facility, the maturity dates of the restructured obligations owed to the former Hansen's stockholders were extended and the monthly amortization payments were deferred. In exchange for these concessions, Hansen's increased the interest rate on its obligations to these former stockholders by one percent 1% per annum, and, in the case of one restructuring, the Company delivered $60,000 in cash and 20,226 shares of the Company's Common Stock to the debt holder and forgave a debt of approximately $80,000 owed to Hansen's by the son of such debt holder.

     As a result of these recent acquisitions, the Company has established a national presence and now produces, markets and sells fresh squeezed and frozen fresh squeezed orange juice, grapefruit juice, fresh fruit smoothies and other non-carbonated beverages under the brand names "Just Pik't(R)", "Fresh Pik't(R)", "Florida Pik't(R)", "Ultimate(R)" and "Hansen's(R)". The majority of the juice produced by the Company is fresh squeezed orange juice. The Company is continuing its efforts to expand both the sales of fresh squeezed orange juice and to increase the sales volume and percentage of its sales as a whole of its other products.

     During the fiscal year ended November 30, 1997, the Company focused its efforts on fully integrating the business of each of its subsidiaries to improve plant productivity and efficiencies and to further take advantage of its economies of scale. The Company also successfully began the process of integrating each of its product lines into each of its regional subsidiaries as part of its strategic objective of creating a nationally recognized fresh juice company with brands and product lines recognized throughout the country.

  Business Development of Newly Acquired Subsidiaries

     Ultimate

     Ultimate (now known as The Fresh Juice Company of New York, Inc.) is a New Jersey corporation which was incorporated in 1987. Prior to the Ultimate Merger, Ultimate was primarily focused on the sale and distribution of non-frozen fresh squeezed orange and grapefruit juices to the food service industry. From its incorporation in 1987, through its merger with the Company in 1996, Ultimate steadily increased its sales and expanded its presence from a small distribution company doing business primarily in the New York Metropolitan area to a larger distribution company with a regional presence and doing business throughout the east coast of the United States. While its product line included pasteurized citrus juices, fresh grapefruit juice, lemonade, apple juice and water, the majority of Ultimate's sales was always fresh squeezed orange juice. By 1995 and 1996, Ultimate's annual sales had reached $11,114,608 and $11,286,669, respectively, and in 1995 it began marketing its products to supermarkets to increase its name recognition and retail presence and to further increase its sales revenues.

     Clear Springs

     Beginning in 1988, the shareholders of Ultimate began purchasing an interest in Clear Springs (now known as The Fresh Juice Company of Florida, Inc.), a fresh juice processing facility located in Winter Garden, Florida, which was also the primary supplier of Ultimate's fresh squeezed juices. By 1994, Clear Springs was owned entirely by the shareholders of Ultimate and Brian Duffy, a resident of Illinois, who served as the president of Clear Springs. Mr. Duffy is also the owner of the Natural Juice Company, a fresh squeezed juice distribution company doing business in the greater Chicago area. In addition to being the primary supplier of fresh squeezed juices to Ultimate, Clear Springs was also the principal supplier of the fresh squeezed citrus juices purchased by The Natural Juice Company and several other juice distributors throughout the country. Through its affiliation with Ultimate and the Natural Juice Company, Clear Springs steadily increased its sales and by 1994 and 1995 its annual sales revenues were $10,148,356 and $12,775,884, respectively.

     Hansen's

     Hansen's (now known as The Fresh Juice Company of California, Inc.) was established under the name Hansen's Fresh Juice Co. in 1935. It was a family owned and operated business and was subsequently incorporated in the State of California, under the name of Hansen's Juices, Inc., in 1971. From 1971 to the Hansen's Merger in 1996, Hansen's remained a family owned and operated juice producer and distributor, marketing citrus juices, vegetable juices and smoothies under the brand name of "Hansen's(R)". From its inception in 1935 when it was a small start up company doing business primarily in Southern California, to the date of the Hansen's Merger, Hansen's expanded its market presence and name recognition. By 1994, Hansen's had grown to a much larger producer and distributor of juices and smoothies, and expanded its California sales base into the states of Arizona, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. In fiscal 1994, 1995 and 1996, its sales revenues reached $9,629,231, $10,652,532 and $11,554,829, respectively.

                         INFORMATION ABOUT THE COMPANY

  Products and Market

     The Company produces, markets and distributes fresh and frozen fresh squeezed orange juice, grapefruit juice, fresh fruit smoothies and other non-carbonated beverages to both food service and retail customers under the brand names "Just Pik't(R)", "Fresh Pik't(R)", "Florida Pik't(R)", "Ultimate(R)" and "Hansen's(R)". The majority of the juice produced by the Company is fresh squeezed orange juice.

     Processed orange juice generates sales in the United States in excess of three billion dollars per year. The market is currently divided principally between chilled and pasteurized orange juice, reconstituted concentrated orange juice and frozen concentrate. A number of companies produce chilled pasteurized orange juice including "Tropicana(R)" which is marketed as a premium product. Pasteurization is used to increase shelf life, since chilled fresh juices will ferment between seventeen to twenty days after bottling. However, because pasteurization involves a distillation process in which the juice is cooked or heated, important flavor and aroma components are stripped from the juice, thereby adversely affecting the natural flavor and aroma of the juice. Further, as a nutritional matter, pasteurizing orange juice destroys valuable nutrients, and when sold in cartons, the juice loses its Vitamin C pending its sale and consumption.

     As a result of the consumer demand for fresh squeezed orange juice remaining unsatisfied, certain retail food stores squeeze and bottle their own juice. Typically such endeavors fail to produce a consistent product as it is difficult for some stores to monitor the quality of the oranges they receive or to blend them effectively. Many of the juice machines used by such stores often squeeze the rind, resulting in a bitter, oily taste. In addition, small scale operations incur higher labor costs to maintain proper cleanliness of the machinery involved. Many retailers do not have in place a Hazard Analysis and Critical Control Point ("HACCP") program addressing food safety issues. The Company's current manufacturing practices comprise a fully implemented HACCP program instituted as a requirement for the manufacture of fresh orange juice in the State of Florida.

     The Company sells its products directly and indirectly to a wide variety of accounts including supermarket chains, independent grocers, bagel stores, delicatessens, restaurants, up-scale food specialty outlets, hotels, food service caterers, and cafeterias. The Company maintains some Company owned vehicles for direct store door delivery, but primarily relies on its relationships with independent distributors to maintain and serve its customers. The Company's distributors consist of quality produce companies, specialized dairy distributors, supermarket warehouse distributors and specialty refrigerated or frozen distributors. In the Northeast and California specifically, the Company is expanding, building and supporting its successful owner-operator programs. These refrigerated sole proprietor distributorships work closely with the Company to saturate the geographic regions targeted by the Company. As a result of the diversity of the Company's customer base, no customer of the Company accounts for more than ten percent (10%) of the Company's total revenues.

     The Company's major product lines, which feature orange, grapefruit, lemonade, lemon, lime and other fresh juices and smoothies, are as follows:

          Fresh squeezed non-pasteurized juices. Sales of fresh squeezed juices account for the majority of the Company's revenues. Due to the limited shelf life of fresh juice products, the Company distributed fresh juice primarily east of Chicago prior to the Hansen's Merger. The acquisition of Hansen's has provided the Company with a presence on the West Coast and the ability to distribute fresh juice products from a western distribution point. The majority of the Company's fresh squeezed juice is sold to food service customers including hotel chains and numerous restaurant chains and independent restaurants. The balance of the Company's fresh juice sales are primarily through retail outlets including supermarkets and numerous convenience stores, delicatessens and corporate cafeterias. The Company also produces and ships full tankers of fresh squeezed juices for use by other juice companies. In the aggregate, fresh squeezed non-pasteurized juices account for approximately sixty-five percent (65%) of the Company's fiscal 1997 revenues. The Company's fresh squeezed juices are distributed under the "Fresh Pik't(R)", "Ultimate(R)", "Clear Springs(R)" and "Hansen's(R)" labels.

          Frozen fresh squeezed non-pasteurized and other frozen juices. To produce frozen fresh squeezed juices, extracted fresh juice is packaged and flash frozen for distribution. The retail outlet or consumer defrosts the juice for retail sale or consumption. The freezing process eliminates the need for expedient distribution. The Company has a patent with respect to its process of preparing frozen juice products and the container used in such a process. The Company distributes the majority of its frozen fresh squeezed juice to retail outlets including supermarkets, natural food stores, warehouse clubs and convenience stores with the balance of sales to food service customers. Additionally, the Company manufactures and/or distributes lemonade, pasteurized apple juice, carrot juice, cranberry cocktail and a fruit punch. In the aggregate, frozen fresh squeezed non-pasteurized and other frozen juices account for approximately thirteen percent (13%) of the Company's fiscal 1997 revenues. These products are distributed under the "Just Pik't(R)" label.

     Other Products.

          In order to satisfy all of the juice needs of its fresh juice customers, the Company distributes pasteurized juices under the "Ultimate(R)" label. In the aggregate, pasteurized juices account for approximately six percent (6%) of the Company's fiscal 1997 revenues. The Company also utilizes its distribution network to deliver additional products not manufactured by the Company such as waters, assorted beverages and other special order items requested by its customers. These products account for less than one percent (1%) of the Company's fiscal 1997 revenues.

     New Products.

          Smoothies and Nutritionally Fortified Juices. During fiscal 1996 the Company introduced is own line of smoothies and nutritionally fortified juices, which are blends of various fresh juices and purees. The Company believes that smoothies are a fast growing product segment. Originally introduced on the West Coast, the Company believes that smoothies are becoming increasingly popular due to their unique flavors and healthful qualities. This product line includes a variety of blended fresh juices, including citrus based juices, antioxidants, vitamin enriched juices and banana based juice products. As a result of the Hansen's Merger, the Company began, effective December 2, 1996, marketing and distributing smoothies, nutritionally fortified and carrot based juices on the West Coast through its wholly owned subsidiary, Fresh Juice of California. As a result of Hansen's West Coast business and the Company's continuing sales growth in this product sector, smoothies, nutritionally fortified juices, and carrot based juices now account, in the aggregate, for approximately twelve percent (12%) of the Company's fiscal 1997 revenues. The Company's smoothies, nutritionally fortified juices and carrot based juices are marketed under the "Just Pik't(R)" and "Hansen's(R)" labels.

          Organic Juices. In December 1995, to leverage its sales, marketing and distribution capability, the Company introduced a new line of non-pasteurized frozen fresh squeezed organic juices. The Company is marketing organic juices under the "Florida Pik't(R)" and "Organic Pik't" brand names. Organic juices are extracted from organically grown fruit, and the Company believes that this is a growing market niche. Organic juices provide the Company with an entree into a number of health food and other retail outlets augmenting the Company's existing line of fresh frozen juices. The Company currently offers organic orange juice in one liter containers for both retail and institutional accounts. In the aggregate, frozen fresh squeezed organic juices account for less than one percent (1%) of the Company's fiscal 1997 revenues.

          Fresh Juice Pre-made Cocktail Mixers and Juice Bars. The Company has developed and begun marketing non-alcoholic natural juice cocktail mixers, including daiquiri and margarita mixers. The Company also markets a frozen fresh squeezed orange juice bar. In the aggregate, these products account for less than one percent (1%) of the Company's fiscal 1997 revenues.

          Frozen Fresh Squeezed Lemon Juice, Lime Juice and Other Custom Products. The Company currently sells frozen fresh squeezed lemon juice and lime juice to its food service accounts. The Company is developing specialty lemonades and other signature drinks for national food service accounts and is currently working with national restaurant chains to develop custom products and packaging for use in these restaurant chains. In the aggregate, these products currently account for less than two percent (2%) of the Company's fiscal 1997 revenues.

  Marketing and Advertising

     As stated above, "Just Pik't(R)", "Fresh Pik't(R)" and "Florida Pik't(R)" are currently sold in numerous supermarket chains in the New York area and other major markets throughout the United States, and the "Hansen's(R)" brand is sold primarily on the West Coast. The Company's marketing efforts are intended to emphasize the fresh taste and nutritional value of its products. The Company currently plans to increase market share in the retail sector, particularly through its smoothie product line and a comprehensive marketing program. Through this marketing program, the Company expects to create unified brands, merge its product lines and link its East Coast and West Coast operations.

  Distribution

     Prior to the acquisition of the Florida Plant, "Just Pik't(R)" was shipped by the Company to its independent distributors throughout the United States from its Florida processor using unaffiliated "L.T.L." trucking companies. As a result of the acquisition of the Florida Plant, the Ultimate Merger and the Hansen's Merger, shipping of the majority of the Company's products now originates out of the Company's own production facilities, thereby providing the Company with increased control and flexibility over the distribution process. A more comprehensive description of the Company's current distribution network is set forth in the "Products and Market" section above.

  Production

     The Company now produces substantially all of its products at its own production facilities in Florida and California. These production facilities are more fully described in the Description of Property below.

  Competition

     The market for orange juice and fruit beverages is highly competitive and is dominated by major companies such as Seagram of Canada ("Tropicana(R)") and The Coca-Cola Company ("Minute Maid(R)"). Presently the major orange juice companies are primarily involved in the production of chilled pasteurized juice and frozen or reconstituted concentrate juice. The Company views its niche in the fruit beverage industry as a producer, distributor and marketer of fresh squeezed, minimally processed juices and juice-based beverages. The Company's largest competitor in this niche is Odwalla, Inc. The Company believes that it competes effectively with its competitors on the basis of the quality of its products and its commitment to meeting its customers' needs.

  Patents and Proprietary Protection

     The Company was granted U.S. Patent No. 4,816,273 on March 28, 1989 which relates to a process for preparing a frozen whole juice product which upon defrosting has the taste and nutritional content of freshly squeezed whole juice and the process including filling a self-supporting bottle-like container with the whole juice. The U.S. Patent and Trademark Office recently reissued this patent with a broader claim coverage RE 35038. The trademarks "Just Pik't(R)", "Fresh Pik't(R)", "Florida Pik't(R)", "Ultimate(R)" and "Hansen's(R)" have been registered by the Company in the U.S. Patent and Trademark Office and the Company has registered certain of its trademarks in various foreign countries.

  Raw Materials

     The only ingredient used to produce "Just Pik't(R)", "Fresh Pik't(R)", "Florida Pik't(R)", "Ultimate(R)" and "Hansen's(R)" orange and grapefruit juice is fresh citrus fruit. Similarly, "Hansen's(R)" and "Just Pik't(R)" smoothies are made with a blend of orange juice, apple juice (pasteurized or from concentrate), bananas, berries and other fruit purees. On a year to year basis, the Company generally chooses the supplier(s) of its fresh fruit, and any fruit juices not produced by the Company, on the basis of quality and price. The Company purchases its fruit requirements directly from growers or through brokers or other management companies which handle sales for growers, independent fruit handlers (who handle the picking and transportation of fruit to the Company's plant i.e., "pick and haulers") and fruit cooperatives, each of which have long standing relationships with many independent groves. Each year, the Company generally spreads its purchases among several of these entities. The Company has done business with many of its current suppliers for 5-10 years. Although the Company attempts to purchase fruit at market value, the Company is a premium juice supplier and therefore has special needs and requirements which sometimes require the Company to pay a premium to assure higher quality fruit. The Company also purchases the fruit juices it does not produce itself based on price and quality, on a year to year basis, from one or more independent sources. Since there are several available independent suppliers of fresh fruit and any fruit juices not produced by the Company itself, the Company does not believe that it is dependent upon any one supplier for its fresh fruit and fruit juice requirements. However, a lack of availability of quality fruit and/or higher cost of citrus and other fruits would hamper the Company's ability to maintain its rate of growth and its gross margins. Mindful of this risk, the Company has expanded its product line from only citrus juices to other non-carbonated beverages, which to some extent will provide the Company with flexibility in the event that the price of a certain fruit is dramatically increased. Although it can give no assurance, the Company expects the 1998 orange crop to be of sufficient supply to meet its anticipated orders.

     The containers the Company uses for its frozen fresh squeezed juices are made of plastic and are manufactured by a major "blow molding" manufacturer. The Company owns the molds that are used to make the 1/3 liter, 1/4 liter and l liter bottles for its frozen fresh squeezed juices and the machines that fill the bottles and apply the tamper evident caps. The other bottles used by the Company are standard high density polyethylene containers. As there are several major independent plastic bottle manufacturers, the Company does not believe that it is dependent upon any one manufacturer for the production of the bottles it uses. One of the bottle manufacturers that the Company purchases from is CKS Regal Plastics, Inc.

  Employees and Consultants

     The Company currently employs approximately two hundred thirty-four (234) individuals. There are thirty-seven (37) employees working out of the Company's Northeast operations, including twenty-seven (27) full-time employees and one
(1) part-time employee in New Jersey and eight (8) full-time employees and one
(1) part-time employee in New York. Additionally, the Company employs approximately one hundred twenty-five (125) full-time and no part-time workers at its Florida Plant and seventy-two (72) full-time and no part-time employees at Fresh Juice of California's (Hansen's) production facility and offices in Azusa, California. The Company believes that this number of employees is sufficient to operate its business. The Company's employees are not represented by a labor union, none of the Company's employees are subject to collective bargaining agreements and management believes employee relations to be good.

  Research and Development

     The Company maintains a continuous quality assurance program, including continuous United States Food and Drug Administration ("FDA") inspection. During fiscal 1996, the Company's research and development activities focused on food safety and improved manufacturing processes through its quality assurance program, and the Company increased these activities during fiscal 1997. In addition to these activities, the Company has engaged in direct research and development relating to new products and bottling methods. In each of the last two fiscal years, the Company has incurred less than $20,000 in direct research and development costs. The research and development costs have not been directly passed on to the Company's customers.

  Government Regulations

     The Company and its subsidiaries are subject to certain regulations of federal, state and local government authorities regarding distribution and sale of food products. From time to time various proposals are made for new laws and regulations impacting the Company's industry as a whole. It is impossible to predict whether any such proposals will be adopted and the impact, if any, of such adoption on the business of the Company. Although the Company believes that it currently has all material government permits, licenses, qualifications and approvals for its operations, there can be no assurance that the Company will be able to continue to comply with or maintain the same.

     The State of Florida and the United States Department of Agriculture undertake an extensive inspection and sampling program of Florida citrus fruit before and during processing in an effort to maintain the quality and good name of Florida citrus products. The Company believes that this program provides it with an excellent means of quality control for its products.

     On December 16-17, 1996, the FDA held a public hearing to address issues related to foodborne disease from fresh juices after an isolated outbreak of foodborne disease associated with a single manufacturer of fresh apple juice. The hearing focused largely on mechanisms to either ensure the safety of fresh juices or to provide adequate warning to those consumers who might be at risk from exposure to the pathogens that might be contained in fresh juice. The FDA received over 180 comments, most of which concerned apple juice. Subsequently, the National Advisory Committee on Microbiological Criteria for Foods recommended that a Hazard Analysis and Critical Control Point ("HACCP") program and safety performance criteria should form the general conceptual framework for assuring the safety of juices.

     On August 28, 1997, after completing its review of the materials presented in connection with the public hearing, the FDA published its proposed strategy for ensuring juice safety which involves a three-prong approach that includes phasing in a mandatory HACCP program for some or all juices, label warning statements, and educational programs targeted at sanitation education for industry and consumers. In so doing, the agency rejected proposals to mandate pasteurization.

     The label warning statement prong is designed as an immediate but interim step and will apply only to juices that have not been specifically processed to prevent or eliminate the presence of harmful bacteria. Before the agency actually promulgates this warning label as a requirement, however, the FDA has encouraged manufacturers to immediately and voluntarily so label their products. Specifically, the FDA noted that it would be unable to promulgate the warning label as a requirement before the 1997 fresh cider season. Under the FDA proposal, the requirement for the warning labels will be removed after completion of implementation of an appropriate HACCP program.

     Since the Company's current manufacturing practices comprise a fully implemented HACCP program instituted as a requirement for the manufacture of fresh orange juice in the State of Florida, although it can give no assurance, the Company believes that the warning label requirement, when promulgated, will not be applicable to its products. Although it can give no assurance, the Company believes that the final HACCP requirements for fresh juice likely to be required by the FDA will be no more stringent than those presently in place at the Company so that these regulations, when made final, will not have a material impact on the Company's operations. In the event that the final HACCP requirements and related regulations are more stringent than those in place at the Company at such time, certain adjustments to the production process may be required and the costs and timing of the implementation of such adjustments could have a material adverse impact on the Company's operations and its financial results.

     Environmental Regulations

     The Company believes that it is in compliance with all environmental regulations affecting its operations.

     Year 2000

     Many existing computer programs use only two digits rather than four to specify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Company utilizes software and related computer technologies essential to its operations that will be affected by the Year 2000 issue. The Company has undertaken a systems' readiness program which is designed to mitigate the risks associated with the Year 2000 issue. This program involves an analysis of systems to determine those that are not presently Year 2000 compliant, the establishment of a plan to either modify or replace those systems and the modification and procurement of systems to make them Year 2000 compliant. Although the Company is endeavoring to ensure that the year 2000 readiness program is comprehensive, it can make no assurance that the program will address all Year 2000 compliance issues in a timely manner. If such modifications and procurements are not completed or if problems are not discovered and rectified on a timely basis, the Year 2000 issue may have a material impact on the operations of the Company. The Company has identified, replaced and modified some of these systems during fiscal year 1997 and is scheduled, for reasons other than Year 2000 issues, to rebuild its network systems for its Northeast and Florida operations during fiscal 1998.

ITEM 2.  DESCRIPTION OF PROPERTY

  Property Leased

     Northeast Offices and Warehouses

     The Company leases approximately 2,000 square feet of office space for its headquarters in Clark, New Jersey on a month to month basis. The Company also leases approximately 1,000 square feet of office space located at 350 Northern Boulevard, Great Neck, New York on a month to month basis. In addition, the Company leases a 10,000 square foot (6,000 square feet refrigerated) warehouse in Linden, New Jersey on a month-to-month basis and a 2,000 square foot (1,000 square feet refrigerated/freezer) warehouse in Maspeth, New York on a month-to-month basis.

     Newark, New Jersey Headquarters and Distribution Center

     The Company has leased approximately 27,000 square feet of space located at 280 Wilson Avenue, Newark, New Jersey (the "Newark Property") which includes a warehouse with 3,000 square feet of freezer space, 11,000 square feet of cooler space and 7,800 square feet of dry storage space, as well as approximately 5,200 square feet of office space. The lease was executed in November, 1997 and provides for an initial term which terminates on August 31, 2007. The annual basic rent for the first five years of the term of the lease is $160,938, which increases to $187,761 during the second five years of the initial term of the lease. In addition, the lease provides that the Company pay as additional rent its share of real estate taxes, common area expenses, common utility expenses, repairs and maintenance expenses and insurance expenses of the premises in which the Newark Property is located. The lease contains two five year options to renew which, if exercised, could extend the lease term through August 31, 2012 and August 31, 2017, respectively. The Company is in the process of consolidating all of its Northeast office and warehouse operations into the Newark Property, which will serve as its new corporate headquarters and Northeast warehouse and distribution center. The move is presently ongoing and the Company anticipates that the process of moving its Northeast operations into the Newark Property will be completed by the end of March, 1998.

     Florida Production Facility

     The Florida Plant, which is owned by the Company, is more fully described under the "Property Owned" section below.

     The Company continues to lease the production facility in Winter Garden where the business of Clear Springs was located. Machinery and equipment from the Clear Springs production facility have been incorporated into the Florida Plant, and the building in Winter Garden is now being used as a distribution center for local deliveries in Florida. The lease on the Winter Garden facility terminates on December 31, 1998.

     West Coast Offices, Production Facility and Warehouse

     The Company's subsidiary, Fresh Juice of California, leases commercial space in Azusa, California, in which its offices, warehouse and production facility are located. The total amount of leased space is 35,000 square feet, consisting of approximately 3,000 square feet of office space and approximately 32,000 square feet of production and refrigerated warehouse space. The lease is for a ten year six month term which began on December 1, 1992. The basic rent for the period from December 1, 1997 through May 31, 2000 is $15,020 per month (plus tenant improvement amortization of $2,571 per month), which increases to 16,879 per month (plus tenant improvement amortization of $2,571 per month) for the period from June 1, 2000 through May 31, 2003. The lease contains one five year option. The lease also requires Hansen's to pay additional rent including items such as real property taxes, utilities, common area maintenance expenses and insurance expenses.

  Property Owned

     The Florida Plant

     On August 3, 1995, the Company acquired the Florida Plant. The Florida Plant is located at 1000 American Superior Boulevard, Winter Haven, Florida and consists of a 70,000 square foot facility on four acres, 20,000 square feet of which consist of either chilled or freezer space. The Florida Plant contains the first spiral quick freeze system in the citrus industry. The Company acquired the Florida Plant from Universal Flavors, Inc. for an aggregate purchase price of $625,000, of which $150,000 was paid in cash and the remaining $475,000 is payable pursuant to a promissory note secured by a purchase money mortgage, bearing interest at the rate of seven per cent per annum and having a three year maturity with a balloon payment of $458,754 due on August 1, 1998. The land and building (exclusive of equipment) have an aggregate federal tax basis of $627,155, and the building (with a federal tax basis of $597,155) is being depreciated over thirty-nine (39) years on a straight line basis. The annual real estate taxes are approximately $19,000 and the realty tax rate is approximately two percent (2%).

     The Company designed the Florida Plant to be capable of producing fresh squeezed juice, fresh frozen juice and pasteurized juice, in addition to other juice-based beverages. All processing in the Florida Plant is performed under refrigerated and sanitary conditions. The Company believes that the Florida Plant is one of the first facilities capable of producing such a variety of juices under completely refrigerated conditions. Each segment of the production process is separate and distinct with separate extraction rooms, filling rooms, blending rooms and separate spiral freeze system for the frozen fresh squeezed juice.

     The Company believes that one of the most critical elements of producing quality fresh squeezed juice is the proper sorting of fruit to eliminate any fruit that would create impurities in such juice. The Florida Plant is equipped with a pre-and post-screening system designed to eliminate impure fruit from reaching the extraction process. The Florida Plant is equipped with a laboratory designed to provide an additional measure of quality control to assist in the Company's goal of providing optimal flavor and shelf life for its customers. In addition, the Company maintains continuous USDA inspection.

     The initial budgeted cost of renovating and equipping the Florida Plant was approximately $2,300,000. Near completion of the initial phase of renovations, the Company acquired Clear Springs, and the Florida Plant was further renovated and improved to incorporate the assets from Clear Springs and to prepare for increased production levels. These additional renovations and improvements (phase two) were budgeted at approximately $800,000. As of the date hereof, the Florida Plant is fully operational and phase one and phase two of the renovation plan are complete. During fiscal 1998, the Company plans to invest approximately $250,000 in the installation of additional equipment at the Florida Plant. As of November 30, 1997, $3,550,000 has been expended on the Florida Plant for renovations and equipment. The Company funded approximately $2,450,000 of such cost from the Company's working capital, line of credit and common stock delivered in connection with the Clear Springs Merger, with the balance financed through the bank loans described below. In September, 1995, Fresh Juice of Florida entered into a loan agreement with an institutional lender in the aggregate principal amount of $1,100,000 to finance the remaining costs of renovating and equipping the Florida Plant. Of the aggregate $1,100,000 borrowed under that credit, approximately $250,000 was used to finance certain leasehold improvements to the Florida Plant and approximately $850,000 was used to finance the purchase of machinery and equipment. The loan was refinanced in August 1996 by the Company with a $1,100,000 loan from another institutional lender bearing interest at the option of the Company at either a floating rate equal to the lender's prime rate or at a fixed rate for one to three month periods based on current Libor contracts plus 175 basis points. The loan is a sixty-eight month loan maturing on March 1, 2002 and is scheduled to fully amortize by the maturity date.

     The Company believes that the properties it owns or leases are suitable and adequate to support the Company's present business level and that each of its properties is adequately covered by insurance.

ITEM 3.  LEGAL PROCEEDINGS

     The Company is subject to routine claims and lawsuits which arise in the ordinary course of business and are incidental to the Company's business. The Company believes that such litigation and claims will be resolved without material impact of the Company's results of operations, liquidity or financial position. In addition, the Company, through its California subsidiary, became involved in a non-routine legal proceeding which is described below:

     The Company's subsidiary, Fresh Juice of California (formerly Hansen's), has been named as one of many defendants in a lawsuit filed by the Franchise Holders of Southland Corporation ("Southland"), against Southland and a large number of the purveyors to the Franchisees of Southland, i.e., 7-Eleven stores. Hansen's was one of the purveyors that has been named as a defendant. However there is only one cause of action which pertains to Hansen's, and Hansen's is joined in that count with Southland, The Coca-Cola Company and Pepsi-Cola Company. The basis of that cause of action is that each of the named purveyors conspired to fix prices on soft drinks by trying to set the Franchisees' retail price of their respective products in order for the Franchisee(s) to obtain a discount off the wholesale price. In the count in which Hansen's was named, the plaintiffs seek total damages in excess of $50,000. The case is captioned 7 Eleven Owners For Fair Franchising et al. v. The Southland Corporation, et al, is venued in the Superior Court of the State of California for the County of Alameda and bears case no. 722272-6. The case was filed in September, 1993. Hansen's and the plaintiffs in this action have executed a settlement agreement pursuant to which plaintiffs have agreed to dismiss their action against Hansen's with prejudice, and Hansen's has agreed to bear its own costs incurred in the litigation. The settlement is awaiting court approval. As a result of the settlement and impending final dismissal of the proceedings, management of the Company believes that the ultimate resolution of this matter will not have a material impact on the Company's results of operations, liquidity or financial position.

ITEM 4.  SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS

     No matters were submitted to a vote of the stockholders of the Company during the fourth quarter of the fiscal year ended November 30, 1997.

                                    PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's Common Stock is traded in the over-the-counter market under the symbol "FRSH". Price quotations are available through the NASDAQ system. The following tabulation sets forth the high and low bid price quotations by quarter as reported by the NASDAQ Stock Market, Inc. The quotations shown in the tabulation reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

                                                              HIGH BID    LOW BID
                            1997                              --------    -------
Fourth fiscal quarter.......................................  $4.125      $2.3125
Third fiscal quarter........................................  $3.00       $1.375
Second fiscal quarter.......................................  $2.3125     $1.1875
First fiscal quarter........................................  $2.50       $1.625

                                                              HIGH BID    LOW BID
                            1996                              --------    -------
Fourth fiscal quarter.......................................  $2.875      $1.50
Third fiscal quarter........................................  $3.75       $2.125
Second fiscal quarter.......................................  $4.6875     $2.25
First fiscal quarter........................................  $3.25       $1.375

     There are no restrictions limiting the Company's ability to pay dividends on the Company's Common Stock; however, the Company has not paid any dividends on its Common Stock and does not anticipate paying any cash dividends in the foreseeable future. The Company plans to retain its future earnings, if any, to finance the growth and development of its operations.

     As of February 20, 1998, there were approximately 156 holders of record of the Company's Common Stock.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

RESULTS OF OPERATIONS

     As more fully discussed in Item 1 of this report, the Company acquired both Ultimate and Clear Springs during the fiscal year ended November 30, 1996 and the Company acquired Hansen's by merger during the fiscal quarter ended February 28, 1997. The Ultimate Merger became effective on April 1, 1996; the Clear Springs Merger became effective on September 1, 1996; and the Hansen's Merger became effective on December 2, 1996. Accordingly, the Company's consolidated statements of operations for the fiscal year ended November 30, 1996 consist of a consolidation of eight months of operations (April 1, 1996 --November 30, 1996) for Ultimate, three months of operations (September 1, 1996 -- November 30, 1996) for Clear Springs and twelve months (December 1, 1995 -- November 30,
1996) for the Company. The Company's consolidated statements of operations for the year ended November 30, 1997 consist of a consolidation of twelve months of operations for the Company, Ultimate, Clear Springs and the period December 2, 1996 to November 30, 1997 for Hansen's.

     Primarily as a result of the Ultimate Merger, the Clear Springs Merger and Hansen's Merger (hereinafter the "Acquisitions"), the Company's fiscal 1997 net sales increased to $41,382,836, representing a 107% increase in net sales over 1996 net sales, which were $19,958,022. The Company's 1996 net sales increased 116% over 1995 net sales of $9,219,184.

     As a result of the increase in net sales due to the Acquisitions, cost of goods sold increased from $15,886,417 in 1996 to $30,035,386 in 1997, an increase of 89%. Gross profit increased from $4,071,605 in 1996 to $11,347,450 in 1997, an increase of 179%. The Company's gross profit increase was more significant than the increase in net sales, due to an increase in gross margin from 20.4% in 1996 to 27.4% in 1997. The increase in gross margin was attributable to various reasons, inclusive of, but not limited to, the following: completion of the consolidation of the facilities in Florida from the Acquisitions creating numerous savings in costs of operations and permitting larger volume to optimize use of the Florida Plant, a lower cost of raw materials in 1997 as compared to 1996, continued consolidation of distribution channels of product from Florida to the Northeast, an expanded product line to the existing customer base, and continued horizontal integration. Gross profit increased from $3,183,701 in 1995 to $4,071,605 in 1996, an increase of 28%. The gross profit increase was not as significant as in the increase in sales from 1995 to 1996, due to a decrease in gross margin from 34.5% in 1995 to 20.4% in 1996. This decrease in gross margin was attributable to an increase in cost of goods sold from $6,035,483 in 1995 to $15,886,417 in 1996, an increase of 163%.
The primary reason for the increase in cost of goods sold was attributable to the costs associated with running a production facility. Prior to fiscal year 1996, the Company did not operate a production facility.

     In addition to an increase in cost of goods sold relating to the Acquisitions, costs of goods sold also increased due to a change in the product mix sold by the Company. Prior to April 1, 1996, the Company was primarily a distributor of frozen fresh squeezed juices. However, as a result of the Acquisitions and the Company's acquisition and renovation of the Florida Plant, the Company's product mix changed, and the Company is now a manufacturer and distributor of fresh squeezed citrus juices, frozen fresh squeezed citrus juices and other juice and non carbonated beverages, with the majority of the Company's revenues derived from the sale of fresh, non-frozen juices. For 1997, the fresh squeezed juices accounted for approximately 65% of the revenues with a gross margin of approximately 24%. The balance of the revenues in fiscal year 1997 were generated by the Company's other products which average approximately 35% of revenues with a gross margin of approximately 34%. For 1996, the product mix of sales was balanced more towards the frozen line, as the Ultimate merger and Clear Springs merger did not take effect until April 1, 1996 and September 1, 1996, respectively. Due to the first year of operations of the Florida Plant and higher than normal raw material costs experienced in 1996, the 1996 gross margin was 20.4%, a drop from 34.5% for 1995. In 1995, the Company primarily sold frozen fresh juices, which historically, has had a higher margin.

     The Company's selling, general and administrative expenses increased as a result of the Acquisitions and the operation of the Florida Plant and Hansen's California facilities. In addition, a full year of amortization of the goodwill from the Acquisitions and amortization of the recorded fair market value of intangibles acquired increased amortization expense for 1997 approximately $300,000. Selling, general and administration expenses, which were $2,820,356 and $4,984,642 in 1995 and 1996, respectively, increased to $8,801,423 in 1997, representing a 77% increase over 1996 selling, general and administration expenses. Selling, general and administration expenses for 1996 increased 77% over 1995. Prior to December of 1995, the Company was not a manufacturer and distributor of fresh squeezed juices. In December of 1995, the Company began operations in its Florida Plant, thereby first becoming a manufacturer of fresh squeezed juices. Fresh Juice of Florida incurred approximately $1.1 million in selling, general and administration expenses for the year ended November 30, 1996, including approximately $400,000 relating to the Clear Springs Merger subsequent to the merger date. In addition, the Ultimate Merger and its consolidation into the Company's operations added approximately $2.0 million in selling, general and administration expenses for the 1996 period.

     The interest paid on the assumption of debt from the Hansen's Merger, as well as the Company's $2,500,000 working capital line of credit, caused interest expense to increase by $397,349 from $139,502 in 1996 to $536,851 in 1997.
Interest expense increased $115,147 from $24,355 in 1995 to $139,502 in 1996 primarily due to the outside financing obtained in connection with purchasing and equipping the Florida Plant, as well as the Company's $2,500,000 working capital line of credit.

  Year 2000 Issue

     Many existing computer programs use only two digits rather than four to specify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Company utilizes software and related computer technologies essential to its operations that will be affected by the Year 2000 issue. The Company has undertaken a systems' readiness program, which is designed to mitigate the risks associated with the Year 2000 issue. This program involves an analysis of systems to determine those that are not presently Year 2000 compliant, the establishment of a plan to either modify or replace those systems and the modification and procurement of systems to make them Year 2000 compliant. Although the Company is endeavoring to ensure that the Year 2000 readiness program is comprehensive, it can make no assurance that the program will address all Year 2000 compliance issues in a timely manner. If such modifications and procurements are not completed or if problems are not discovered and rectified on a timely basis, the Year 2000 issue may have a material impact on the operations of the Company. The Company has identified, replaced and modified some of these systems during fiscal year 1997 and is scheduled, for reasons other than Year 2000 issues, to rebuild its network systems for its Northeast and Florida operations during fiscal 1998.

FINANCIAL CONDITION

     As a result of the Acquisitions, both the current and total assets of the Company have increased to $6,734,105 and $22,093,344, respectively, as of November 30, 1997 compared to $4,425,756 and 15,281,472, respectively, as of November 30, 1996. As a result of the Ultimate Merger and the Clear Springs Merger, both the current and total assets of the Company increased to $4,425,756 and $21,979,344, respectively, as of November 30, 1996 compared to $4,258,358 and $6,508,237, respectively, as of November 30, 1995. Specifically, the Company's trade accounts and inventory increased to $3,156,893 and $2,638,083, respectively, as of November 30, 1997 compared to $2,236,781 and $1,759,200, respectively, as of November 30, 1996 and $591,727 and $1,544,821, respectively as of November 30, 1995.

     The Company completed the recording of Hansen's assets and liabilities during the fourth quarter of fiscal 1997. The earnings (loss) before provision (benefit) for income taxes for the nine months ended August 31, 1997 would have been reduced by approximately $60,000 had this adjustment been made at the beginning of the year. Primarily as a result of the Hansen's Merger, the Company's net balances for property, plant and equipment have increased to $6,918,751 as of November 30, 1997 as compared to $4,454,685 as of November 30, 1996. As a result of the Ultimate Merger, Clear Springs Merger and the completion of the Florida Plant, the Company's balances for property, plant and equipment increased to $4,454,685 as of November 30, 1996 as compared to $2,218,976 as of November 30, 1995. Similarly, the Hansen's Merger resulted in an increase in excess cost over fair values of net assets acquired, net of accumulated amortization, to $6,895,951 as of November 30, 1997 as compared to $6,110,947 as of November 30, 1996, as well as an increase in trademarks, patents and other intangibles, net of accumulated amortization, to $1,075,820 as of November 30, 1997 as compared to $140,084 as of November 30, 1996. The Ultimate Merger and Clear Springs Merger resulted in an increase in excess cost over fair values of net assets acquired, net of accumulated amortization, to $6,110,947 as of November 30, 1996 as compared to $0 as of November 30, 1995, as well as an increase in trademarks, patents and other intangibles, net of accumulated amortization, to $140,084 as of November 30, 1996 as compared to $10,903 as of November 30, 1995.

     Accounts payable and accrued expenses increased to $3,149,102 as of November 30, 1997 as compared to $2,836,582 as of November 30, 1996. This increase resulted from the consolidation of the Hansen's accounts payable and accrued expenses into the Company's operations. The Hansen's Merger and the assumption of the Hansen's debt associated therewith resulted in an increase in current installments of long term debt to $1,202,074 as of November 30, 1997 as compared to $260,070 as of November 30, 1996. Accounts payable and accrued expenses increased to $2,836,582 as of November 30, 1996 as compared to $244,697 as of November 30, 1995. This increase resulted from the consolidation of Ultimate's and Clear Springs' accounts payable and accrued expenses into the Company's operations and the increased payables associated with the operating of a production facility.

     The Hansen's Merger and the issuance of shares of the Company's Common Stock and warrants in connection therewith resulted in an increase in paid-in capital to $9,453,958 as of November 30, 1997 as compared to $8,583,490 as of November 30, 1996. The Ultimate Merger and the Clear Springs Merger and the issuance of shares of the Company's common stock in connection therewith resulted in an increase in paid-in-capital to $8,583,490 as of November 30, 1966 as compared to $2,396,490 as of November 30, 1995.

     The Acquisitions were recorded by using the purchase accounting method. Clear Springs and Hansen's had both redeemed a significant amount of their respective capital stock a short time prior to the execution of the merger agreements. In addition, Ultimate had a loan on its books from the Company at the time of the Ultimate Merger. Ultimate and Clear Springs were affiliated companies with significant common ownership. As a result of the foregoing factors, among others, the Acquisitions did not qualify for pooling of interest accounting, and therefore the purchase accounting method was the only available alternative. In a transaction that requires purchase accounting, assets are recorded at fair market value rather than at net book value. Material purchase accounting adjustments to the Hansen's assets have been recorded as stated above.

     A significant part of the consideration paid by the Company in the Acquisitions consisted of the Company's Common Stock. The fair market values of the Company's Common Stock issued in the Acquisitions used for the recording the values of the assets acquired by the Company were arrived at in consultation with the Company's outside advisors. This valuation process involved a discounting of the value of the Company's Common Stock to account for restrictions on the transferability of the blocks of restricted stock issued in the Acquisitions and the volatility of the per share prices in the public markets. Using the foregoing factors and other considerations, a 20% discount to the price of the Company's Common Stock issued in the Ultimate Merger and Clear Springs Merger was used which equated to a price of $2.70 per share. A 30% discount to the price of the Company's Common Stock was used in the Hansen's Merger, which equated to a price of $1.225 per share. The discount used for the Hansen's Merger was higher due, in part, to the fact that the management team at Hansen's was replaced and the Hansen's Merger resulted in the Company's first West Coast operation and resulted in an additional concentration of large blocks of the Company's Common Stock.

LIQUIDITY

     The Company had working capital of $1,319,323 at November 30, 1997 compared to $624,104 at November 30, 1996. The Company requires capital to support its capital improvements and the level of inventory required to meet current demand as well as expected future increases in demand for its products. The Company currently expects to spend approximately $300,000 on capital improvements in the next fiscal year. To provide additional liquidity, in August 1996, the Company obtained a $2,500,000 line of credit with an institutional lender. At November 30, 1997, the amount drawn on the line was $800,000, leaving $1,661,424 available, based on the allowable borrowing base as defined, as of such date. As of February 28, 1998, approximately $1,180,000 of the line of credit remains available for borrowing, depending upon qualified levels of accounts receivable and inventories as defined in the loan agreement with the Company's institutional lender. The availability of the line of credit is based upon 50% of the value of the frozen inventory and 80% of all receivables less than 90 days excluding inter-company balances. The calculation does not include any of the assets of Fresh Juice of California as it was formed after the signing of the loan documents. As of November 30, 1997, the Company was in compliance with both of the financial covenants (Debt to Worth Ratio and Minimum Debt Service Coverage Ratio) associated with its line of credit and term note with its institutional lender. The Company typically invests approximately $2.5 million from January through June to replenish its yearly fresh-frozen juice inventory. The Company believes that it has sufficient liquidity to conduct its business and to build its fresh-frozen inventory during the remainder of the Florida harvest season to meet the Company's current customers' demand for its fresh-frozen products. A lack of availability of quality fruit and higher cost of citrus would hamper the Company's ability to maintain its current gross profit level. In connection with the Hansen's Merger, the Company assumed the debt obligations of Hansen's. The Company believes that the results of its operations (inclusive of Hansen's) will be sufficient to meet these additional debt obligations.

     The Company's new corporate headquarters in Newark, New Jersey (the "Newark Property") has an annual rent for the first five years of $160,938, which increases to $187,761 during the second five years of the initial term of the lease. In addition, the lease provides that the Company pay as additional rent its share of real estate taxes, common area expenses, common utility expenses, repairs and maintenance expenses and insurance expenses of the premises in which the Newark Property is located. The difference between the Company's current rental expense and future rental expense is immaterial and the Company believes that the results of its Northeast operations will be sufficient to meet increased costs, if any, associated with the new location.

     On August 1, 1998, the Company has a balloon payment due on the mortgage payable in connection with the Florida plant in the amount of $458,754. In addition, on August 5, 1998, the Company's $2,500,000 line of credit with its institutional lender terminates. The Company is presently in the process of negotiating with its institutional lender for an extension on its line of credit. In addition, the Company will negotiate a new instrument to payoff the balloon payment due August 1, 1998. Management believes that the terms of the extension and new instrument will not have an adverse effect on operations or liquidity.

RECENTLY ISSUED ACCOUNTING STANDARDS

     Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128) was issued in February 1997 and is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. This statement established standards for computing and presenting earnings per share. The Company will adopt this statement in the first quarter of fiscal 1998 and restate prior periods for the effect, if any, of SFAS 128.

     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130) was issued in June 1997 and is effective for fiscal years beginning after December 15, 1997. The Company believes that the adoption of this accounting standard will not have a material effect on the Company's consolidated financial position or results of operations.

     Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" was issued in June 1997 and is effective for periods beginning after December 15, 1997. This statement established standards for the way that public business enterprises report in information about operating segments in annual financial statements and interim financial reports issued to stockholders. The Company is currently evaluating the method of adoption it will utilize.

ITEM 7.  FINANCIAL STATEMENTS

     See Index to Financial Statements following Item 13 of this Annual Report on Form 10-KSB and pages F-1 to and including F-17.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Not Applicable.

                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Set forth below is certain information concerning the directors and executive officers of the Company:

                            YEAR FIRST
                             ELECTED         PRINCIPAL OCCUPATION
        NAME          AGE    TO BOARD     DURING THE PAST FIVE YEARS               POSITION
        ----          ---   ----------    --------------------------               --------
Steven M. Bogen       41       1996     Chief Executive Officer of The   Co-Chairman of Board of
                                        Ultimate Juice Company, Inc.     Directors, Chief Executive
                                        (now known as The Fresh Juice    Officer and Secretary
                                        Company of New York, Inc.) from
                                        1988 through present; Chairman
                                        of the Board of The Ultimate
                                        Juice Company, Inc. from 1989
                                        through March 31, 1996;
                                        Chairman of the Board of Clear
                                        Springs Citrus, Inc. from July
                                        27, 1993 through August 31,
                                        1996; President of Clear
                                        Springs Citrus, Inc. from July
                                        27, 1993 through March 11,
                                        1994; Co-Chairman of the Board,
                                        Chief Executive Officer, and
                                        Secretary of the Company since
                                        April 1, 1996
Steven Smith          50       1985     Chairman of the Board,           Co-Chairman of the Board of
                                        President and Chief Executive    Directors, President and
                                        Officer of the Company from      Assistant Secretary
                                        1985 through March 31, 1996;
                                        Co-Chairman of the Board,
                                        President and Assistant
                                        Secretary of the Company since
                                        April 1, 1996
Brian Duffy           52       1996     President and Director of                  Director
                                        Natural Juice Company since
                                        August, 1984; Director of Clear
                                        Springs Citrus, Inc. from
                                        January 22, 1993 to August 31,
                                        1996; President of Clear
                                        Springs Citrus, Inc. from March
                                        11, 1994 to August 31, 1996;
                                        President of The Fresh Juice
                                        Company of Florida, Inc. from
                                        October 21, 1996 through June
                                        17, 1997; Vice President-Sales
                                        and Operations of The Fresh
                                        Juice Company of Florida, Inc.
                                        from November 11, 1997 to
                                        present. Director of the
                                        Company since April 1, 1996

                            YEAR FIRST
                             ELECTED         PRINCIPAL OCCUPATION
        NAME          AGE    TO BOARD     DURING THE PAST FIVE YEARS               POSITION
        ----          ---   ----------    --------------------------               --------
Jeffrey Heavirland    37       1997     Director of Sales of Hansen's    Director, President and
                                        Juices, Inc. from July 1988 to   Chief Executive Officer of
                                        December 1993; Vice President    The Fresh Juice Company of
                                        of Sales and a Director of       California, Inc., Vice
                                        Hansen's from December 1993 to   President of Sales and
                                        January 1994; Director, Vice     Administration
                                        President and Secretary of
                                        Hansen's from January 1994 to
                                        December 2, 1996. President,
                                        Chief Executive Officer and
                                        Assistant Secretary of The
                                        Fresh Juice Company of
                                        California, Inc. from December
                                        2, 1996 to present; Vice
                                        President of Sales and
                                        Administration of the Company
                                        from October 27, 1997 to
                                        present; Director of the
                                        Company since June, 1997
Michael D. Brown      50       1997     Chairman of the Board of Asset   Director
                                        Management (which provides
                                        management, consulting and
                                        financing services since 1985;
                                        Director, President and Chief
                                        Executive Officer of Utility
                                        Marketing Corporation (a
                                        manufacturer and marketer of
                                        specialized fiberglass
                                        enclosures for the electrical
                                        utility industry) since July
                                        1994; Principal of American
                                        Premium Exports (an exporter of
                                        Florida orange and grapefruit
                                        juices to Europe) from June
                                        1994 to April 1995; Director,
                                        President and Chief Executive
                                        Officer of American Premium
                                        Exports, Inc. (the corporate
                                        form adopted by American
                                        Premium Exports in April 1995)
                                        since April 1995; Director of
                                        the Company since September
                                        1997
Gilbert Bowen         68       1997     President of Bowen Brothers,     Director
                                        Inc. (an agricultural company
                                        which owns citrus groves and
                                        cattle ranches and is a
                                        merchant of raw citrus fruit)
                                        since 1975; Chairman of the
                                        Board of Bowen Juices
                                        International (an importer of
                                        grape and apple juices from
                                        Brazil) since 1993; Director of
                                        the Company since September
                                        1997

                            YEAR FIRST
                             ELECTED         PRINCIPAL OCCUPATION
        NAME          AGE    TO BOARD     DURING THE PAST FIVE YEARS               POSITION
        ----          ---   ----------    --------------------------               --------
Jeffrey Smith         25       1996     Graduate of the Wharton School   Director
                                        of The University of
                                        Pennsylvania in May 1994; M&A
                                        Investment Banking Analyst at
                                        Societe Generale Securities
                                        Corporation from August 1994
                                        through December 1995; Vice
                                        President of Strategic
                                        Development and Investor
                                        Relations of the Company from
                                        February, 1996 through January
                                        1998; Associate with Ramius
                                        Capital Group, L.L.C. from
                                        January, 1998 to present.
                                        Director of the Company since
                                        April 1, 1996. Son of Steven
                                        Smith.
   NON-DIRECTOR
EXECUTIVE OFFICER
Mark Feldman          35       N/A      Controller of The Ultimate       Chief Financial Officer,
                                        Juice Company, Inc. (now known   Controller and Treasurer
                                        as The Fresh Juice Company of
                                        New York, Inc.) from 1989 to
                                        present; Chief Financial
                                        Officer of The Ultimate Juice
                                        Company, Inc. from February
                                        1995 through March 31, 1996;
                                        Treasurer and Controller of the
                                        Company since April 1, 1996,
                                        Chief Financial Officer of the
                                        Company since August 8, 1996

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than 10% of the Company's equity securities to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of such securities. To the Company's knowledge, based solely on a review of the copies of such reports furnished to it during or with respect to the fiscal year ending November 30, 1997, Section 16(a) filing requirements with respect to the Company's equity securities were met, except that, through inadvertence:

          (a) Form 5 Annual Statement of Changes in Beneficial Ownership were not filed for Steven M. Bogen, Steven Smith, Jeffrey Smith, Brian Duffy and Mark Feldman for the fiscal year ended November 30, 1996. These omissions have been corrected;

          (b) a Form 4 Statement of Changes in Beneficial Ownership was not filed in connection with each of (i) the purchase by Jeffrey Smith of 2000 shares of the Company's Common Stock in June 1996 and (ii) the sale by Jeffrey Smith of 2000 shares of the Company's Common Stock in July 1997. These omissions were corrected in connection with Jeffrey Smith's Form 5 filing for the fiscal year end November 30 1997; and

          (c) Steven Smith made untimely filings of Form 4 Statement of Changes in Beneficial Ownership in connection with the following transactions: (i) four (4) separate transactions during March and April 1994 in which Mr. Smith sold 15,000 shares of the Company's Common Stock; (ii) four (4) separate transactions during February and March 1996 in which Mr. Smith sold 45,000 shares of the Company's

     Common Stock; (iii) eleven (11) separate transactions during April and May 1996 in which Mr. Smith sold 100,000 shares of the Company's Common Stock; and (iv) four (4) separate transactions during July 1997 in which Mr. Smith sold 49,000 shares of the Company's Common Stock.

ITEM 10.  EXECUTIVE COMPENSATION AND TRANSACTIONS

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash compensation in each of the last three completed fiscal years of (i) Steven M. Bogen, the Company's Co-Chairman, Chief Executive Officer and Secretary; (ii) Steven Smith, the Company's Co-Chairman, President and Assistant Secretary; (iii) Brian Duffy, formerly the President of Fresh Juice of Florida and the Company's former Vice President of National Operations and currently Vice President of Sales and Operations of Fresh Juice of Florida; (iv) Jeffrey Heavirland, the Company's Vice President of Sales and Administration and the President and Chief Executive Officer of Fresh Juice of California; (v) Mark Feldman the Company's Chief Financial Officer, Controller and Treasurer; and (vi) Jeffrey Smith formerly the Company's Vice President of Strategic Development and Investor Relations.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                      ANNUAL COMPENSATION                    COMPENSATION
                        -----------------------------------------------      ------------
                                                                                AWARDS
                                                                                ------
                                                                              SECURITIES
NAME AND                                                 OTHER ANNUAL         UNDERLYING           ALL OTHER
PRINCIPAL POSITION      YEAR  SALARY($)(1)   BONUS($)   COMPENSATION($)   OPTIONS/SARS(#)(2)   COMPENSATION($)(3)
------------------      ----  ------------   --------   ---------------   ------------------   ------------------
Steven M. Bogen.......  1997    369,935           --            --                  --                   --
  Co-Chairman and       1996    241,385(4)        --            --                  --                   --
  Chief Executive       1995         --           --            --                  --                   --
  Officer
Steven Smith..........  1997    354,705           --            --                  --               16,000
  Co-Chairman and       1996    348,750           --            --                  --               22,500
  President             1995    369,500           --            --                  --               22,500
Brian Duffy...........  1997    150,770           --            --                  --                   --
Vice President of       1996     50,000(5)        --            --                  --                   --
Sales and Operations
  of                    1995         --           --            --                  --                   --
Fresh Juice of Florida
Jeffrey Heavirland....  1997    185,298       25,000            --             210,000                   --
Vice President of       1996         --           --            --                  --                   --
Sales and
Administration          1995         --           --            --                  --                   --
and President and
Chief
Executive Officer of
Fresh Juice of
California
Mark Feldman..........  1997    118,135       15,000            --                  --                   --
Chief Financial
  Officer,              1996     70,000(6)         0            --                  --                   --
Controller and
  Treasurer             1995         --           --            --                  --                   --
Jeffrey Smith.........  1997    107,512           --            --              50,000                   --
Formerly Vice
  President             1996     68,750           --            --                  --                   --
of Strategic
  Development           1995         --           --            --                  --                   --
and Investor Relations

---------------
(1) This amount does not include perquisites and other personal benefits, securities or property because the aggregate amount thereof in each fiscal year did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

(2) Reflects grants of incentive stock options to Jeffrey Heavirland and Jeffrey Smith. Other than as set forth herein, during the last three completed fiscal years, the Company granted no restricted stock awards or stock appreciation rights (whether freestanding or in tandem with stock options) to any officer listed in the Summary Compensation Table.

(3) Reflects Company contributions for the account of Mr. Smith under the Company's employee pension plan.

(4) This amount represents the salary paid to Mr. Bogen by the Company during the fiscal year ended November 30, 1996. Between December 1, 1995 and March 31, 1996, Mr. Bogen served as the Chief Executive Officer and President of The Ultimate Juice Company, Inc. During such period, Mr. Bogen was paid salary in the aggregate amount of $53,400 and a bonus of $235,000.

(5) This amount represents the salary paid to Mr. Duffy by the Company during the fiscal year ended November 30, 1996. Between December 1, 1995 and August 31, 1996, Mr. Duffy served as the President of Clear Springs. During such period, Mr. Duffy was paid salary in the aggregate amount of $92,931 and a bonus of $50,000.

(6) This amount represents the salary paid to Mr. Feldman by the Company during the fiscal year ended November 30, 1996. Between December 1, 1995 and March 31, 1996, Mr. Feldman served as the Chief Financial Officer of Ultimate. During such period, Mr. Feldman was paid salary in the aggregate amount of $34,000 and a bonus of $4,907.

STOCK OPTION GRANTS IN 1997

                                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                 INDIVIDUAL GRANTS
                                  --------------------------------------------------------------------------------
                                  NUMBER OF SECURITIES         % OF TOTAL         EXERCISE OR
                                       UNDERLYING             OPTIONS/SARS        BASE PRICE
                                      OPTIONS/SARS        GRANTED TO EMPLOYEES      ($ PER
              NAME                     GRANTED(#)            IN FISCAL YEAR         SHARE)        EXPIRATION DATE
              ----                ---------------------   --------------------   -------------   -----------------
Steven M. Bogen.................              --                     --                --               --
Steven Smith....................              --                     --                --               --
Brian Duffy.....................              --                     --                --               --
Jeffrey Heavirland..............          30,000                    (*)              3.00        December  1, 2001
                                          15,000                    (*)              3.00        December  1, 2002
                                          15,000                    (*)              3.00        December  1, 2003
                                         150,000                    (*)              2.72        October 26, 2002
Mark Feldman....................              --                     --                --               --
Jeffrey Smith...................              --                     --                --               --

---------------
(*) Option grants to Jeffrey Heavirland in the fiscal year ended November 30, 1997 represented 100% of all stock option grants by the Company during the period. All of the stock options were granted pursuant to the Company's 1996 Incentive Stock Option Plan. With the exception of the stock options granted to Mr. Heavirland, the Company granted no restricted stock awards, stock options or stock appreciation rights (whether freestanding or outstanding with stock options) to any officer listed in the Summary Compensation Table.

AGGREGATED STOCK OPTION/SAR EXERCISES IN 1997 AND OPTION/SAR VALUES AT NOVEMBER 30, 1997

     The following table shows stock options exercised during 1997 by the Company's executive officers listed in the Summary Compensation Table, including the aggregate value of any gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of November 30, 1997. Also reported are values for "in-the-money" options which represent the positive spread between the exercise price of outstanding stock options and the year-end price of the Company's common stock. Values for "out-of-the-money" options are not reported.

                        1997 FISCAL YEAR END OPTIONS(1)

                                                                                           VALUE OF IN-THE-MONEY
                                                   NUMBER OF SECURITIES UNDERLYING              UNEXERCISED
                           SHARES                  UNEXERCISED OPTIONS AT 11/30/97      STOCK OPTIONS AT 11/30/97($)
                          ACQUIRED       VALUE     --------------------------------   --------------------------------
NAME                    ON EXERCISE     REALIZED   EXERCISABLE(2)   NOT EXERCISABLE   EXERCISABLE(3)   NOT EXERCISABLE
----                   --------------   --------   --------------   ---------------   --------------   ---------------
Jeffrey Heavirland...          --            --       180,000            30,000           $4500                 --
Jeffrey Smith........          --            --        50,000                --           $   0                 --

---------------
(1) The Company formerly reported the existence of the following options granted to Steven Smith under the Company's 1988 Incentive Stock Option Plan (the "Plan"): (a) an option to purchase 100,000 shares of the Company's Common Stock exercisable at $1.375 per share, and (b) an option to purchase 60,000 shares of the Company's Common Stock, exercisable at $3.50 per share.

    Based upon a review commenced by the Company and its attorneys in the fourth quarter of 1997, it appears that the stockholders of the Company never approved the Plan and that a proposal to approve the Plan was never presented to the stockholders of the Company for a vote. As a result, the condition to both the effectiveness of the Plan and the grant of the options under the Plan were never met. Based upon this information, the Company has determined that the described options technically do not exist. As such, these options are not reflected in the above table. Mr. Smith disagrees with the Company's conclusion and there is a possibility that he may assert a claim as to the existence of these stock options.

(2) Includes (a) Jeffrey Heavirland's options to purchase (i) 150,000 shares of Common Stock exercisable at $2.72 per share and (ii) 30,000 shares of Common Stock exercisable at $3.00 per share; and (b) Jeffrey Smith's option to purchase 50,000 shares of Common Stock exercisable at $3.125 per share.

(3) Amount reflects valuation of options to purchase 150,000 shares of the Company's Common Stock at $2.72 per share, calculated by determining the difference between $2.75, the per share value of the Company's Common Stock at November 30, 1997 (as determined by using the average of the closing bid and asked prices quoted on NASDAQ System for the Company's Common Stock on November 28, 1997, the last trading date of fiscal 1997, as there were no actual sales on such date) and the exercise price.

DIRECTORS' FEES

     Prior to September 18, 1997, all of the members of the Company's Board of Directors were officers of the Company and received compensation only for serving as officers of the Company. On September 18, 1997, the Board of Directors elected Michael D. Brown and Gilbert Bowen to serve as Directors of the Company until the Company's next annual meeting. Neither Michael D. Brown nor Gilbert Bowen are employees of the Company. Beginning with the Board of Directors meeting held on October 27, 1997, the Company began paying Messrs. Bowen and Brown a fee of $1500 per meeting in addition to reimbursing each of them for all expenses incurred in connection with attending each meeting. The Company intends to adopt a Director's Stock Option Plan during fiscal 1998 and, subject to shareholder approval thereof, intends, on an annual basis, to grant stock options to certain directors to purchase shares of the Company's Common Stock as additional compensation for their services as directors.

                   DIRECTOR COMPENSATION FOR LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------
                                    CASH COMPENSATION                        SECURITY GRANTS
                     -------------------------------------------------------------------------------
                                                                                        NUMBER OF
                         ANNUAL                        CONSULTING                      SECURITIES
                        RETAINER         MEETING       FEES/OTHER       NUMBER OF      UNDERLYING
        NAME             FEES($)         FEES($)         FEES($)        SHARES(#)    OPTIONS/SARS(#)
----------------------------------------------------------------------------------------------------
   Gilbert Bowen           --             1,500            --              --              --
----------------------------------------------------------------------------------------------------
  Michael D. Brown         --             1,500            --              --              --
----------------------------------------------------------------------------------------------------

EMPLOYMENT AGREEMENTS

     On April 1, 1996, the Company entered into three-year employment agreements with Messrs. Smith and Bogen, each providing for an initial annual salary of $360,000, subject to adjustments to reflect increases in the consumer price index. Each agreement provides that the parties may extend the agreement for up to two additional terms of three years each for a total of six additional years. On December 2, 1997, Fresh Juice of California entered into a three year employment agreement with Jeffrey Heavirland, providing for an annual salary of $150,000 plus bonuses and salary increases, if any, as may be determined by the Board of Directors of Fresh Juice of California. The above described employment agreements each provide for the payment of termination benefits to the executive in the event of certain terminations following a change of control, as defined in the agreements. In the event of a termination, for reasons other than for retirement, death, disability or Cause (as the term Cause is defined in the agreements), following a change in control, the Company shall, at the executive's election, (a) pay the executive a lump sum severance payment equal to 2.99 times his "base amount", as defined in Section 280G of the Internal Revenue Code of 1986, as amended, or (b) continue to pay the executive his full base salary for the remainder of the term of the agreement or any renewal period thereof.

PENSION PLANS

     During its 1988 fiscal year the Company instituted a simplified employee pension plan covering its employees. Under this plan, contributions may not exceed 15% of the covered employee's salary, and contributions are determined by the Board of Directors. In the fiscal year ended November 30, 1997, accrued contributions allocated to Mr. Smith amounted to $16,000 and approximately $29,000 to all other eligible employees, as a group.

     Fresh Juice of New York, formerly known as Ultimate, maintains a 401(k) Plan for its employees with discretionary contributions to be made by the employer. The amount of discretionary contributions, if any, is determined by the Board of Directors of the Company. No contribution was made to the 401(k) Plan by the Company during the fiscal year ended November 30, 1997. Fresh Juice of California was incorporated into this 401(K) Plan on July 1, 1997. The Company plans to adopt the 401(k) Plan and make all of its employees eligible to participate in the 401(k) Plan by December 31, 1997, at which time the Company will terminate the simplified employee pension plan. Effective January 1, 1998, the Company instituted a 401(k) matching program pursuant to which the Company shall match twenty-five percent (25%) of each eligible employee's contributions limited to a maximum match of two percent (2%) of the employee's compensation but no greater than the maximum allowed by law.

ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth as of November 30, 1997 information concerning (a) the number and percentage of existing Common Stock of the Company beneficially owned by (i) each of the directors of the Company, (ii) each executive officer of the Company listed in the Summary Compensation Table, (iii) all directors and executive officers as a group; and (iv) each person or group known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Each person named or included in a group has sole voting and investment power with respect to his shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

                                                                    COMMON STOCK         PERCENT OF
               NAME AND ADDRESS OF BENEFICIAL                 BENEFICIALLY OWNED AS OF     COMMON
            OWNER OR NUMBER OF PERSONS IN GROUP                  NOVEMBER 30, 1997       STOCK OWNED
            -----------------------------------               ------------------------   -----------
Steven Smith................................................         1,361,248(1)             21%
c/o The Fresh Juice Company, Inc.
35 Walnut Avenue
Clark, New Jersey 07066
Steven M. Bogen.............................................         1,232,708(2)           19.1%
c/o The Fresh Juice Company, Inc.
35 Walnut Avenue
Clark, New Jersey 07066
Daniel Petry................................................           442,248(2)            6.8%
c/o The Fresh Juice Company, Inc.
35 Walnut Avenue
Clark, New Jersey 07066
Brian Duffy.................................................           310,000(3)            4.8%
c/o The Fresh Juice Company, Inc.
35 Walnut Avenue
Clark, New Jersey 07066
Jeffrey Heavirland..........................................           315,524(4)            4.7%
c/o The Fresh Juice Company, Inc.
35 Walnut Avenue
Clark, New Jersey 07066
Jeffrey Smith...............................................            71,919(5)            1.1%
c/o The Fresh Juice Company, Inc.
35 Walnut Avenue
Clark, New Jersey 07066
Michael D. Brown............................................                 0                 0%
c/o The Fresh Juice Company, Inc.
35 Walnut Avenue
Clark, New Jersey 07066
Gilbert Bowen...............................................                 0                 0%
c/o The Fresh Juice Company, Inc.
35 Walnut Avenue
Clark, New Jersey 07066
All directors and executive officers as a group (8 in
  number)...................................................         3,354,949(6)           50.0%

---------------
(1) Excludes 32,226 shares held by Steven Smith's son Lee Smith over which Steven Smith disclaims both voting and investment power. The Company formerly reported the existence of the following options granted to Steven Smith under the Company's 1988 Incentive Stock Option Plan (the "Plan"): (a) an option to purchase 100,000 shares of the Company's Common Stock, exercisable at $1.375 per share, and (b) an option to purchase 60,000 shares of the Company's Common Stock, exercisable at $3.50 per share.

    Based upon a review commenced by the Company and its attorneys in the fourth quarter of 1997, it appears that the stockholders of the Company never approved the Plan and that a proposal to approve the Plan was never presented to the stockholders of the Company for a vote. As a result, the condition to both the effectiveness of the Plan and the grant of the options under the Plan were never met. Based upon this information, the Company has determined that the described options technically do not exist. As such, these options are not reflected in the above table. Mr. Smith disagrees with the Company's conclusion and there is a possibility that he may assert a claim as to the existence of these stock options.

(2) Reflects a transfer of 151,700 shares by Steven M. Bogen to Daniel Petry effective October 21, 1997 to amicably resolve a dispute concerning the number of shares of the Company's Common Stock Mr. Petry was entitled to receive in the Ultimate Merger and Clear Springs Merger as a former shareholder of

    Ultimate and Clear Springs and a transfer of 40,000 additional shares by Steven M. Bogen to another former shareholder of Ultimate effective October 21, 1997 to amicably resolve a similar dispute.

(3) Excludes 5000 shares held by Mr. Duffy's wife over which Mr. Duffy disclaims both voting and investment power.

(4) This amount includes Jeffrey Heavirland's option to purchase 30,000 shares of Common Stock at $3.00 per share, exercisable until December 1, 2001, his option to purchase 15,000 shares of Common Stock at $3.00 per share, exercisable until December 1, 2002, his option to purchase 150,000 shares of Common Stock at $2.72 exercisable until October 26, 2002, and a warrant owned by Mr. Heavirland authorizing him to purchase up to 42,857 shares of Common Stock at $3.00 per share, exercisable until November 30, 2001. Mr. Heavirland has also been granted options to purchase an additional 15,000 shares of Common Stock, however, those options are not exercisable until December 2, 1998 and they have not been included in the table above.

(5) This amount includes Jeffrey Smith's option to purchase 50,000 shares of Common Stock at $3.125 per share, exercisable until April 9, 1998.

(6) This amount includes 287,857 shares of Common Stock which may be acquired within 60 days under stock options or warrants granted to the persons in the group.

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     1. Merger with The Ultimate Juice Company, Inc. On March 31, 1996, the Company entered into a Merger Agreement (the "Merger Agreement") with and among the Company, Ultimate, the stockholders of Ultimate (the "Selling Stockholders") and The Fresh Juice Acquisition Company, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"). The Merger Agreement provided for the merger of Merger Sub with and into Ultimate, with all of the issued and outstanding common stock of Ultimate being exchanged for 1,140,000 shares of the Company's Common Stock (the "Merger Shares"). The Ultimate Merger became effective on April 1, 1996. Pursuant to the terms of the Merger Agreement, Steven M. Bogen, Mark Feldman and Daniel Petry each received 629,508, 37,050 and 288,648 shares of the Company's Common Stock, respectively, in exchange for their respective ownership interests in Ultimate.(1)

     Pursuant to the Merger Agreement, the Merger Shares were not registered with the Commission and constitute restricted stock under Rule 144 of the Commission. However, the Company and the Selling Stockholders have entered into a Registration Rights Agreement dated March 31, 1996, which gives the Selling Stockholders the right to demand registration of a portion of the Merger Shares under certain circumstances.

     In connection with the Merger Agreement, Steven M. Bogen ("Bogen") and Steven Smith ("Smith") entered into a Stockholder's Agreement (the "Stockholder's Agreement") whereby each agreed, among other things, to (a) keep the number of directors of the Company at an even number, (b) each nominate one-half of the number of directors eligible for election each year, (c) vote for the other's nominees for director, and (d) not sell their respective stock in the Company other than pursuant to broker sales or an effective Registration Statement. In connection with an increase in the size of the Company's Board of Directors, on June 20, 1997, Bogen and Smith amended the Stockholder's Agreement to provide that (i) Bogen and Smith shall each have the right to designate two of the nominees to the Board of Directors (collectively the "Management Nominees"); (ii) future expansion of the size of the Board of Directors shall be determined by

---------------

(1) Subsequent to the Ultimate Merger and the Clear Springs Merger, Daniel Petry received 151,700 additional shares of the Company's Common Stock as a result of a transfer of shares from Steven M. Bogen to amicably resolve a dispute concerning the number of shares of the Company's Common Stock Mr. Petry was entitled to receive in the Ultimate Merger and Clear Springs Merger as a former shareholder of Ultimate and Clear Springs. Steven M. Bogen transferred an additional 40,000 shares of the Company's Common Stock to another former shareholder of Ultimate and Clear Springs to amicably resolve a similar dispute.

majority vote of the Board of Directors; and (iii) any future nominee(s) for election to serve as a member of the Board of Directors, other than the Management Nominees, shall be nominated and elected in accordance with the Company's By-laws and Delaware General Corporation Law.

     2. Merger With Clear Springs Citrus, Inc. On March 31, 1996, the Company entered into a Merger Agreement with and among the Company, Fresh Juice of Florida, Clear Springs, Brian Duffy and The Bogen Group, L.L.C. (the "Clear Springs Merger Agreement"). The Clear Springs Merger Agreement provided for the merger of Clear Springs with and into Fresh Juice of Florida, with all of the issued and outstanding common stock of Clear Springs being exchanged for 1,160,000 shares of the Company's Common Stock (the "Clear Springs Merger Shares"). The Clear Springs Merger became effective on September 1, 1996. Pursuant to the terms of the Clear Springs Merger Agreement, Steven M. Bogen, Brian Duffy and Mark Feldman each received 829,900, 300,000 and 21,500 shares of the Company's Common Stock, respectively, in exchange for their respective ownership interest in Clear Springs. In December 1996, the Company entered into an oral one year employment agreement with Brian Duffy pursuant to which Mr. Duffy was to serve as the President of Fresh Juice of Florida at an annual salary of $200,000 plus a bonus based on the Company's profits. In June 1997, Mr. Duffy resigned from his position as President of Fresh Juice of Florida and he was subsequently rehired as Vice President of Sales and Operations of Fresh Juice of Florida effective November 11, 1997. Prior to the Clear Spring Merger, the Company purchased approximately $3,500,000 of product from Clear Springs in fiscal 1996.

     Pursuant to the Clear Springs Merger Agreement, the Clear Springs Merger Shares were not registered with the Commission and constitute restricted stock under Rule 144 of the Commission. However, the Company and each of the recipients of the Clear Springs Merger Shares (the "Clear Springs Selling Stockholders") have entered into a Registration Rights Agreement dated August 29, 1996, which gives the Clear Springs Selling Stockholders the right to demand registration of a portion of the Clear Springs Merger Shares under certain circumstances.

     3. Supply Agreement with Natural Juice Company. By agreement dated March 31, 1996, the Company entered into a supply, distribution and requirements agreement (the "Supply Agreement") with Natural Juice Company, an Illinois corporation controlled by Brian Duffy, a director, officer and stockholder of the Company. The Supply Agreement has an initial term of five (5) years with two
(2) five (5) year renewals at Natural Juice Company's option. The Company sold approximately $460,000 and $1,552,036 of product to Natural Juice Company during fiscal 1996 and 1997, respectively.

     4. Merger with Hansen's Juices, Inc. On November 18, 1996, the Company entered into a merger agreement with and among the Company, Fresh Juice of California, Hansen's, Gary Hansen, Jeffrey Heavirland, Burton S. Rosky and Leatrice J. Rosky Family Trust of 1995, Gary Todd, David Burger and Timothy Kane (the "Hansen's Merger Agreement"). The Hansen's Merger Agreement provided for the merger of Hansen's with and into Fresh Juice of California, with all the issued and outstanding common stock of Hansen's being exchanged for 597,443 shares of the Company's Common Stock (the "Hansen's Merger Shares"), $90,000 in cash, warrants to purchase 300,000 shares of the Company's Common Stock for $3.00 per share and the assumption of Hansen's debt. The Hansen's Merger became effective on December 2, 1996. Pursuant to the terms of the Hansen's Merger Agreement, Jeffrey Heavirland received 77,667 shares of the Company's Common Stock and warrants to purchase 42,857 shares of the Company's Common Stock at $3.00 per share. In addition, Fresh Juice of California entered into a three year employment contract with Mr. Heavirland providing for a minimum annual salary of $150,000 plus salary increases and bonuses, if any, as determined by the Board of Directors of Fresh Juice of California and granting him an option to purchase 60,000 shares of the Company's Common Stock at an exercise price of $3.00 per share and becoming exercisable over a two year period beginning on the closing date of the Hansen's Merger.

     Pursuant to the Hansen's Merger Agreement, the Hansen's Merger Shares were not registered with the Commission and constitute restricted stock under Rule 144 of the Commission. However, the Company and each of the recipients of the Hansen's Merger Shares (the "Hansen's Selling Stockholders") have entered into a Registration Rights Agreement dated November 27, 1996, which gives the Hansen's Selling Stockholders the right to demand registration of a portion of the Hansen's Merger Shares under certain circumstances.

     5. Purchases From and Sales to Entities Related to Directors. As set forth above, during fiscal 1996 and 1997, the Company sold approximately $460,000 and $1,552,036 of product to Natural Juice Company and purchased approximately $235 of product from Natural Juice Company during fiscal 1997. During fiscal 1996 and 1997, the Company sold approximately $47,000 and $77,336 of product to American Premium Exports, Inc. (Michael D. Brown is a Director and the President and Chief Executive Officer of American Premium Exports, Inc. and owns approximately ten percent (10%) of such company). In fiscal 1996 and 1997, the Company purchased approximately $282,000 and $0 of organic citrus fruit from Bowen Brothers Fruit Co., Inc. Bowen Brothers Fruit Co., Inc. is a private company which is 100% owned by Gilbert Bowen's Brother-in-law, Sister, Son, Daughter-in-law and his two grandchildren. Gilbert Bowen has no ownership in or control over Bowen Brothers Fruit Co., Inc.

ITEM 13.  EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibits

     3(i)   Certificate of Amendment to Certificate of
            Incorporation -- incorporated by reference to Exhibit 3(i)
            to the Company's 10-QSB for the quarter ended August 31,
            1996, filed October 15, 1996
     3(ii)  By-laws -- incorporated by reference to Exhibit 3.2 to the
            Company's Registration Statement, SEC File No. 33-8878-NY on
            Form S-18 and by reference to the Company's Current Report on Form 8-K dated September 18, 1997 filed on October 6,
            1997.
     3(iii)* Amendments to By-laws
     9      Stockholders Agreement dated March 31, 1996 between Steven
            Smith and Steven M. Bogen -- incorporated by reference to
            Exhibit 10(b) of the Company's Current Report on Form 8-K
            dated March 31, 1996 filed on April 11, 1996 (the "March 31,
            1996 8-K")
    10(a)   Stockholder's Agreement dated March 31, 1996 between Steven
            Smith and Steven M. Bogen -- incorporated by reference to
            Exhibit 10(b) of the March 31, 1996 8-K
    10(b)   1996 Incentive Stock Option Plan -- incorporated by
            reference to Exhibit 10(b) of the Company's Definitive Proxy
            Statement filed in connection with the Company's Annual
            Stockholders meeting held on August 29, 1996 filed on August
            7, 1996
    10(c)   Employment Agreement effective April 1, 1996 with Steven
            Smith -- incorporated by reference to Exhibit 10(d) of the
            March 31, 1996 8-K, as amended by Form 8-K/A filed on
            January 6, 1998
    10(d)   Employment Agreement effective April 1, 1996 with Steven M.
            Bogen -- incorporated by reference to Exhibit 10(e) of the
            March 31, 1996 8-K
    10(e)   Supply Agreement dated March 31, 1996 with Natural Juice
            Company, Inc. -- incorporated by reference to Exhibit 10(f)
            of the March 31, 1996 8-K
    10(f)   Loan Agreement dated August 5, 1996 among the Company, The
            Fresh Juice Company of Florida, Inc., The Fresh Juice
            Company of New York, Inc. and Fleet Bank, N.A. --
            incorporated by reference to Exhibit 10(f) of the Company's
            Annual Report on Form 10-KSB for the fiscal year ended
            November 30, 1996, filed March 17, 1997
    10(g)*  Agreement of Lease dated November 24, 1997 between The Fresh
            Juice Company of New York, Inc. and 280 Wilson Avenue
            Associates, L.L.C. and guaranteed by the Company
    10(h)*  Employment Agreement effective December 2, 1996 with Jeffrey
            Heavirland
    10(i)*  Industrial Real Estate Lease dated June 17, 1992 between
            Hansen's Juices, Inc. and Pruco Life Insurance Company
    21*     Subsidiaries of small business issuer
    27*     Financial Data Schedule

     (b) Reports on Form 8-K

         On October 6, 1997, the Company filed a Current Report on Form 8-K dated September 18, 1997, to report that a majority of the Board of Directors of the Company approved an amendment to the By-Laws of the Company to increase the size of the Company's Board of Directors from five members to seven members, and elected Gilbert Bowen and Michael D. Brown to fill the newly-created directorships. No financial statements were filed with that Form 8-K.
---------------
* Exhibits filed herewith

     In accordance with Section 13 and 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              THE FRESH JUICE COMPANY, INC.
                                                       (Registrant)

                                          By:      /s/ STEVEN M. BOGEN

                                            ------------------------------------
                                              Steven M. Bogen, Co-Chairman of
                                                            Board
                                                and Chief Executive Officer

Date: March 16, 1998

     In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                    SIGNATURES                                      TITLE                       DATE
                    ----------                                      -----                       ----

                /s/ STEVEN M. BOGEN                    Co-Chairman of the Board, Chief    March 16, 1998
---------------------------------------------------    Executive Officer and Secretary
                  Steven M. Bogen                      (principal executive officer)

                  /s/ BRIAN DUFFY                      Director                           March 16, 1998
---------------------------------------------------
                    Brian Duffy

              /s/ JEFFREY HEAVIRLAND                   Director                           March 16, 1998
---------------------------------------------------
                Jeffrey Heavirland

                 /s/ GILBERT BOWEN                     Director                           March 16, 1998
---------------------------------------------------
                   Gilbert Bowen

               /s/ MICHAEL D. BROWN                    Director                           March 16, 1998
---------------------------------------------------
                 Michael D. Brown

                 /s/ MARK FELDMAN                      Chief Financial Officer and        March 16, 1998
---------------------------------------------------    Treasurer (principal financial
                   Mark Feldman                        officer and principal
                                                       accounting officer)

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                              FINANCIAL STATEMENTS

                                     INDEX

                                                               PAGE
                                                              NUMBER
                                                              ------
Independent Auditors' Report................................   F-1
Consolidated Balance Sheets as of November 30, 1997 and
  1996......................................................   F-2
Consolidated Statements of Operations -- Years ended
  November 30, 1997, 1996 and 1995..........................   F-3
Consolidated Statements of Shareholders' Equity -- Years
  ended November 30, 1997, 1996 and 1995....................   F-4
Consolidated Statements of Cash Flows -- Years ended
  November 30, 1997, 1996 and 1995..........................   F-5
Notes to Consolidated Financial Statements -- Years ended
  November 30, 1997, 1996 and 1995..........................   F-6

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
The Fresh Juice Company, Inc.
  and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of The Fresh Juice Company, Inc. and subsidiaries as of November 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended November 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Fresh Juice Company, Inc. and subsidiaries as of November 30, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended November 30, 1997 in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Short Hills, NJ
February 27, 1998

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           NOVEMBER 30, 1997 AND 1996

                                                                 1997            1996
                                                              -----------     ----------
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $   453,344        133,768
  Trade accounts receivable, net of allowance for doubtful
    accounts of $289,037 and $50,000 in 1997 and 1996,
    respectively............................................    3,156,893      2,236,781
  Inventories...............................................    2,638,083      1,759,200
  Current portion of notes receivable.......................      131,101             --
  Prepaid income tax........................................        8,000             --
  Deferred income taxes.....................................      145,615             --
  Prepaid and other current assets..........................      201,069        296,007
                                                              -----------     ----------
         Total current assets...............................    6,734,105      4,425,756
                                                              -----------     ----------
Property, plant and equipment, at cost:
  Land......................................................       30,000         30,000
  Building and improvements.................................    2,839,823      1,740,229
  Equipment.................................................    5,260,058      3,137,411
  Molds.....................................................      264,333        224,333
  Automobiles...............................................      266,255        143,358
                                                              -----------     ----------
                                                                8,660,469      5,275,331
  Less accumulated depreciation.............................    1,741,718        820,646
                                                              -----------     ----------
         Net property, plant and equipment..................    6,918,751      4,454,685
Notes receivable, net of current portion....................      365,621             --
Excess of cost over estimated fair values of net assets
  acquired, net of accumulated amortization of $496,379 and
  $126,748 in 1997 and 1996, respectively...................    6,895,951      6,110,947
Trademarks, patents, and other intangibles, net of
  accumulated amortization of $112,156 and $24,354 in 1997
  and 1996, respectively....................................    1,075,820        140,084
Other assets................................................      103,096        150,000
                                                              -----------     ----------
         Total assets.......................................   22,093,344     15,281,472
                                                              ===========     ==========
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Note payable..............................................      800,000        705,000
  Current installments of long-term debt....................    1,202,074        260,070
  Accounts payable and accrued expenses.....................    3,149,102      2,836,582
  Income taxes payable......................................      263,606             --
                                                              -----------     ----------
         Total current liabilities..........................    5,414,782      3,801,652
Long-term debt and obligations under capital lease, net of
  current installments......................................    3,597,151      1,524,562
Deferred rent...............................................      144,254             --
Deferred income taxes.......................................      773,900         34,000
                                                              -----------     ----------
         Total liabilities..................................    9,930,087      5,360,214
                                                              -----------     ----------
Shareholders' equity:
  Series preferred stock par value $10. Authorized 7,000,000
    shares; none issued.....................................           --             --
  Common stock, par value $.01. Authorized 30,000,000
    shares; issued 6,679,669 and 6,062,000 shares in 1997
    and 1996, respectively..................................       66,797         60,620
  Additional paid-in capital................................    9,453,958      8,583,490
  Retained earnings.........................................    2,927,764      1,560,441
                                                              -----------     ----------
                                                               12,448,519     10,204,551
  Less cost of common shares held in treasury: 212,938 and
    211,938 shares in 1997 and 1996, respectively...........      285,262        283,293
                                                              -----------     ----------
         Total shareholders' equity.........................   12,163,257      9,921,258
Commitments and contingencies (notes 5 and 8)
                                                              -----------     ----------
         Total liabilities and shareholders' equity.........  $22,093,344     15,281,472
                                                              ===========     ==========

          See accompanying notes to consolidated financial statements.

                                      F- 2

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995

                                                            1997           1996         1995
                                                         -----------    ----------    ---------
Net sales..............................................  $41,382,836    19,958,022    9,219,184
Cost of goods sold.....................................   30,035,386    15,886,417    6,035,483
                                                         -----------    ----------    ---------
                                                          11,347,450     4,071,605    3,183,701
Selling, general and administrative expenses...........    8,801,423     4,984,642    2,820,356
                                                         -----------    ----------    ---------
          Earnings (loss) from operations..............    2,546,027      (913,037)     363,345
Interest and other income, net.........................      132,296        63,496      104,104
Interest expense.......................................     (536,851)     (139,502)     (24,355)
                                                         -----------    ----------    ---------
          Earnings (loss) before provision (benefit)
            for income taxes...........................    2,141,472      (989,043)     443,094
Provision (benefit) for income taxes...................      774,149       (60,000)     172,051
                                                         -----------    ----------    ---------
          Net earnings (loss)..........................  $ 1,367,323      (929,043)     271,043
                                                         ===========    ==========    =========
Net earnings (loss) per common share...................          .21          (.20)         .07
                                                         ===========    ==========    =========
Weighted average number of common and common equivalent
  shares outstanding...................................    6,471,535     4,601,349    3,889,740
                                                         ===========    ==========    =========

          See accompanying notes to consolidated financial statements.

                                      F- 3

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995

                                            COMMON STOCK       ADDITIONAL                                TOTAL
                                         -------------------    PAID-IN      RETAINED    TREASURY    SHAREHOLDERS'
                                          SHARES     AMOUNT     CAPITAL      EARNINGS      STOCK        EQUITY
                                         ---------   -------   ----------   ----------   ---------   -------------
Balance at November 30, 1994...........  3,762,000   $37,620   $2,396,490   $2,218,441   $(273,360)   $ 4,379,191
Purchase of 4,800 shares of treasury
  stock................................         --        --           --           --      (9,933)        (9,933)
Net earnings for the year ended
  November 30, 1995....................         --        --           --      271,043          --        271,043
                                         ---------   -------   ----------   ----------   ---------    -----------
Balance at November 30, 1995...........  3,762,000    37,620    2,396,490    2,489,484    (283,293)     4,640,301
Net loss for the year ended November
  30, 1996.............................         --        --           --     (929,043)         --       (929,043)
Shares of common stock issued to
  acquired The Ultimate Juice Company,
  Inc..................................  1,140,000    11,400    3,066,600           --          --      3,078,000
Shares of common stock issued to
  acquired Clear Springs Citrus,
  Inc..................................  1,160,000    11,600    3,120,400           --          --      3,132,000
                                         ---------   -------   ----------   ----------   ---------    -----------
Balance at November 30, 1996...........  6,062,000    60,620    8,583,490    1,560,441    (283,293)     9,921,258
Purchase of 1,000 shares of treasury
  stock................................         --        --           --           --      (1,969)        (1,969)
Net earnings for the year ended
  November 30, 1997....................                                      1,367,323          --      1,367,323
Shares of common stock and warrants
  issued to acquire Hansen's Juices,
  Inc..................................    617,669     6,177      870,468           --          --        876,645
                                         ---------   -------   ----------   ----------   ---------    -----------
Balance at November 30, 1997...........  6,679,669   $66,797   $9,453,958   $2,927,764   $(285,262)   $12,163,257
                                         =========   =======   ==========   ==========   =========    ===========

          See accompanying notes to consolidated financial statements.

                                      F- 4

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995

                                                                 1997            1996           1995
                                                              -----------     -----------    ----------
Cash flows from operating activities:
  Net earnings (loss).......................................  $ 1,367,323        (929,043)      271,043
  Adjustments to reconcile net earnings (loss) to net cash
    provided by (used in) operating activities:
    Depreciation and amortization...........................    1,398,539         467,458        68,101
    Deferred Income Taxes...................................       (9,477)             --            --
    Changes in assets and liabilities:
      (Increase) decrease in trade accounts receivable......     (109,258)       (371,417)       87,665
      (Increase) decrease in inventories....................     (386,583)        101,962      (171,109)
      Decrease (increase) in prepaid and other current
         assets.............................................      135,544        (470,218)      132,774
      Decrease in notes receivable and other assets.........     (126,015)             --       (10,107)
      (Decrease) increase in accounts payable and accrued
         expenses...........................................   (1,107,840)      1,038,602      (234,911)
      Increase (decrease) in income taxes...................      255,606        (161,228)      118,733
                                                              -----------     -----------    ----------
         Net cash provided by (used in) operating
           activities.......................................    1,417,839        (323,884)      262,189
                                                              -----------     -----------    ----------
Cash flows from investing activities:
  Acquisition of distribution route.........................       (2,767)             --            --
  Decrease in short-term investments........................           --              --       789,116
  Acquisition of property, building and equipment...........     (498,308)     (1,885,245)   (1,685,893)
  Escrow advance -- Hansen's Juices, Inc....................           --        (150,000)           --
  Acquisition costs.........................................      (48,570)       (293,000)           --
  Acquisition of cash.......................................      112,245          82,834            --
                                                              -----------     -----------    ----------
         Net cash used in investing activities..............     (437,400)     (2,245,411)     (896,777)
                                                              -----------     -----------    ----------
Cash flows from financing activities:
  Proceeds from note payable................................       95,000         705,000            --
  Purchase of treasury stock................................       (1,969)             --        (9,933)
  Proceeds from long-term debt..............................           --       1,100,000     1,100,000
  Payments on long-term debt................................     (753,894)     (1,100,000)           --
                                                              -----------     -----------    ----------
         Net cash (used in) provided by financing
           activities.......................................     (660,863)        705,000     1,090,067
         Net increase (decrease) in cash and cash
           equivalents......................................      319,576      (1,864,295)      455,479
Cash and cash equivalents at beginning of year..............      133,768       1,998,063     1,542,584
                                                              -----------     -----------    ----------
Cash and cash equivalents at end of year....................  $   453,344         133,768     1,998,063
                                                              ===========     ===========    ==========
Supplemental cash flow and noncash investing and financing
  activities information:
  Income taxes paid.........................................  $   312,797          53,914        53,318
                                                              ===========     ===========    ==========
  Interest paid.............................................  $   532,712         129,735        16,542
                                                              ===========     ===========    ==========
Fair valued of assets acquired..............................  $ 6,897,875       8,691,518            --
Debt and liabilities assumed................................    5,811,676       2,481,518            --
                                                              -----------     -----------    ----------
Fair value of common stock and warrants issued..............  $ 1,086,199       6,210,000            --
                                                              ===========     ===========    ==========
Non cash investing activities:
  Acquired notes receivable.................................       89,442              --            --
  Acquired property, plant and equipment....................       58,169              --            --
  Deferred tax assets change................................      125,189              --            --
                                                              ===========     ===========    ==========

          See accompanying notes to consolidated financial statements.

                                      F- 5

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEARS ENDED NOVEMBER 30, 1997, 1996 AND 1995

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Organization

     The Fresh Juice Company, Inc. (the Company), produces, markets and sells fresh and frozen fresh-squeezed fruit juices and other non-carbonated beverages to both food service and retail customers. The majority of the juice produced by the Company is fresh squeezed orange juice.

     Effective April 1, 1996, the Company acquired all of the outstanding capital stock of The Ultimate Juice Company, Inc. (Ultimate) in exchange for 1,140,000 shares of the Company's common stock valued at $3,078,000. This merger has been accounted for as a purchase.

     Effective September 1, 1996, the Company acquired all of the outstanding capital stock of Clear Springs Citrus, Inc. (Clear Springs) in exchange for 1,160,000 shares of the Company's common stock valued at $3,132,000. This merger has been accounted for as a purchase.

     Effective December 2, 1996, the Company acquired all of the outstanding capital stock of Hansen's Juices, Inc. (Hansen's) in exchange for $90,000 in cash, 597,443 shares of the Company's common stock valued at $731,868, warrants to purchase 300,000 shares of the Company's common stock for $3.00 per share valued at $120,000 using the assumptions identified in note 7 and assumption of debt. Simultaneously with the merger, the Company exchanged certain debt owed to a former Hansen's stockholder for $60,000 in cash and 20,226 shares of the Company's common stock valued at $24,777. This merger has been accounted for as a purchase.

  (b) Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated. The operating results of Ultimate, Clear Springs and Hansen's are included in the consolidated results of operations from their respective dates of acquisition.

  (c) Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand and other securities with a maturity at time of purchase of three months or less.

  (d) Financial Instruments

     The carrying value of cash and cash equivalents, accounts receivable, accounts payable, notes payable and other current assets and liabilities approximates fair value due to the short-term maturity of those instruments. Management estimates the Company's long-term debt to approximate fair value at November 30, 1997 and 1996 determined through a combination of estimates, information obtained from independent third parties and the variable rate of interest on certain debt.

  (e) Inventories

     Inventories are stated at the lower of cost or market, with cost determined by using the first-in, first-out (FIFO) method.

                                      F- 6

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  (f) Depreciation

     Depreciation is provided over the estimated useful lives of the respective assets: three to ten years for the equipment and molds, three to five years for the automobiles and 25-39 years for the building and building improvements using the straight-line method. Leasehold improvements are depreciated over the shorter of the useful life or the remaining term of the lease.

  (g) Intangible Assets

     Excess of cost over the estimated fair values of net assets acquired (goodwill) is being amortized using the straight-line method over 20 years. Trademarks, patents and other intangibles (primarily customer lists and covenants not to complete) are being amortized using the straight-line method over periods of three to fifteen years.

     The carrying value of intangible assets is periodically reviewed by the Company and impairments are recognized when the estimated future cash flows derived from such intangible assets are less than their carrying value. Measurement of the impairment, if any, is based upon the excess of the carrying value over the fair value of such assets.

  (h) Long-Lived Assets

     The Company adopted the provision of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed, on December 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this statement did not have a material impact on the Company's financial position, results of operations, or liquidity.

  (i) Stock Option Plan

     Prior to December 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On December 1, 1996, the Company adopted SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings (loss) per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

  (j) Net Earnings (Loss) Per Common Share

     Net earnings (loss) per share in 1997 and 1996 is based on the weighted average number of common shares outstanding. Common share equivalents are not included in the calculation, as their inclusion would either be antidilutive or not result in a material dilution of earnings per share. Net earnings per common share in 1995 is based on the weighted average of number of common and common equivalent shares outstanding,

                                      F- 7

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

using the treasury stock method. Common share equivalents are used in the computation of earnings per share, which represent options granted to certain employees under the Company's 1996 Incentive Stock Option Plan and warrants, if their exercise would have had a dilutive effect on net earnings (loss) per common share.

  (k) Income Taxes

     The provision (benefit) for income taxes is based on earnings reported in the financial statements under the asset and liability approach, in accordance with SFAS No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

  (l) Reclassifications

     Certain reclassifications were made to prior year balances to conform to the presentation adopted in the current year.

  (m) Use of Estimates

     In conformity with generally accepted accounting principles, the preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (n) Risks and Uncertainties

     The Company's revenues are dependent on the continued operation of its manufacturing facility and its various distribution centers and the ready source of supply of harvested fresh fruits and juice supplies. The operation of these facilities involves many risks, including the breakdown, failure or substandard performance of equipment, natural disasters and the need to comply with directives of governmental agencies. The occurrence of material operational problems, including but not limited to the above events, may have a material adverse effect on the productivity and profitability of a particular facility or the Company as a whole, or with respect to certain facilities during the period of such operational difficulty. A lack of availability of quality fruit and higher costs of citrus would hamper the Company's ability to maintain its rate of growth and its current gross profit level.

     None of the Company's customers accounted for more than 10% of the net sales in 1997, 1996 and 1995. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers as well as general economic conditions. The Company as a policy, does not require collateral from its customers.

     The Company and its subsidiaries are subject to certain regulations of federal, state and local government authorities regarding distribution and sale of food products. From time to time various proposals are made for new laws and regulations impacting the Company's industry. It is not possible to predict whether any such proposals will be adopted and the impact, if any, on the operations of the Company. Although the Company believes that it currently has all material government permits, licenses, qualifications and approvals for its

                                      F- 8

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

operations, there can be no assurance that the Company will be able to continue to comply with or maintain the same.

     On August 28, 1997, after completing its review of the materials presented in connection with a public hearing conducted in December 1996, the FDA published its proposed strategy for ensuring juice safety which involves a three-prong approach that includes phasing in a mandatory Hazard Analysis and Critical Control Point (HACCP) program for some or all juices, label warning statements, and educational programs targeted at sanitation education for industry and consumers. In so doing, the agency rejected proposals to mandate pasteurization.

     The Company's current manufacturing practices comprise a fully implemented HACCP program instituted as a requirement for the manufacture of fresh orange juice in the State of Florida; although it can give no assurance, the Company believes that the warning label requirement, when promulgated, will not be applicable to its products. Although it can give no assurance, the Company believes that the final HACCP requirements for fresh juice likely to be required by the FDA will be no more stringent than those presently in place at the Company, so that these regulations, when made final, will not have a material impact on the Company's operations. In the event that the final HACCP requirements and regulations are more stringent than those in place at the Company at such time, certain adjustments to the production process may be required and the costs and timing of the implementation of such adjustments could have a material impact on the Company's operations and financial position.

  (o) Recently Issued Accounting Standards

     SFAS No. 128, Earnings Per Share was issued in February 1997 and is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. This statement established standards for computing and presenting earnings per share. The Company will adopt this statement in the first quarter of fiscal 1998 and restate prior periods for the effect, if any, of SFAS No. 128. SFAS No. 130 Reporting Comprehensive Income, was issued in June 1997 and is effective for fiscal years beginning after December 15, 1997. The Company believes that the adoption of this accounting standard will not have a material effect on the Company's consolidated financial position or results of operations. SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information was issued in June 1997 and is effective for financial statements for periods beginning after December 15, 1997. This statement established standards for the way that public business enterprises report information about operating segments in annual financial statements and interim financial reports issued to shareholders. The Company is currently evaluating the method of adoption it will utilize.

                                      F- 9

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(2) ACQUISITIONS

     The estimated fair value of Ultimates', Clear Springs' and the Hansen's assets and liabilities at the respective dates of acquisition are presented as follows:

                                                          1996                 1997
                                                ------------------------    -----------
                                                                CLEAR
                                                 ULTIMATE      SPRINGS       HANSEN'S
                                                ----------    ----------    -----------
Cash..........................................  $   70,936        11,898        112,245
Trade accounts receivable.....................     779,179       494,458        810,854
Inventory.....................................     135,660       180,681        492,300
Prepaid expenses..............................      47,020        56,636         40,606
Note receivable...............................     150,000      (150,000)       235,250
Property, plant and equipment.................      44,657       634,468      2,945,000
Goodwill, representing excess of cost over
  estimated fair values of net assets
  acquired....................................   2,517,156     3,427,539      1,165,601
Intangible assets.............................      33,427       107,803        990,264
Other assets..................................          --            --        105,755
Advances and note payable -- Fresh Juice
  Company.....................................    (110,000)     (393,932)            --
Accounts payable and accrued expenses.........    (559,364)     (993,919)    (1,563,190)
Long-term debt................................          --            --     (3,769,910)
Income taxes payable..........................     (30,671)           --             --
Advances -- related party.....................          --      (209,632)            --
Deferred income taxes.........................          --       (34,000)      (478,576)
                                                ----------    ----------    -----------
          Total purchase price, excluding
            total acquisition costs of $48,570
            and $293,000 in 1997 and 1996,
            respectively......................  $3,078,000     3,132,000      1,086,199
                                                ==========    ==========    ===========

     In each of the Company's aforementioned acquisitions, the common stock delivered as consideration is unregistered and contains certain restrictions as well as having several large blocks of stock being issued to certain sellers in the transactions.

     Management of the Company, after consultation with its outside advisors, has made an assessment of the fair value of the common stock issued in connection with the Ultimate and Clear Springs' acquisitions at the approximate dates of the merger agreements, which fair value approximates 80% of the publicly traded market prices. The Company finalized its accounting relative to the Ultimate and Clear Springs' acquisitions during the second quarter of fiscal 1997 with no additional adjustments from that reflected at November 30, 1996.

     Prior to the acquisition, the Company purchased approximately $3,500,000 of product from Clear Springs in fiscal 1996.

     In the Hansen's acquisition, management evaluated the fair values of the assets acquired and liabilities assumed, and has adjusted the fair value of assets acquired and liabilities assumed in connection with the Hansen's merger during the fourth quarter of 1997. Earnings (loss) before the provision (benefit) income taxes for the nine months ended August 31, 1997 would have been reduced by approximately $60,000 had this adjustment been made at the beginning of the year. Management of the Company, after consultation with its outside advisors, has made an assessment of the fair value of the common stock issued in connection with the

                                     F- 10

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Hansen's acquisition at the approximate date of the merger agreement, which fair value approximates 70% of the publicly traded market prices.

     The following table presents selected unaudited financial information for the Company, Ultimate, Clear Springs and Hansen's on a pro-forma basis assuming the companies had been combined for the year ended November 30, 1996. Pro-forma results include the results of the Company for the year ended November 30, 1996 combined with the results of Ultimate and Clear Springs for the periods prior to their respective dates of acquisition and the results of Hansen's for the twelve month period ended November 30, 1996. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the Company, Ultimate, Clear Springs and Hansen's constituted a single entity during such period. Pro-forma results include necessary pro-forma adjustments:

                                                             1996
                                                          -----------
Net sales...............................................  $41,212,837
Net loss................................................   (1,681,756)
Net loss per common share...............................         (.26)
                                                          ===========

(3) INVENTORIES

     Inventories at November 30, 1997 and 1996 consist of the following:

                                                         1997          1996
                                                      ----------    ----------
Raw materials.......................................  $  884,129       375,351
Finished goods......................................   1,753,954     1,383,849
                                                      ----------    ----------
                                                      $2,638,083     1,759,200
                                                      ==========    ==========

(4) ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following at November 30, 1997 and 1996:

                                                         1997          1996
                                                      ----------    ----------
Accounts payable....................................  $1,935,301     2,195,754
Compensation........................................     300,477       101,654
Sales and marketing.................................       1,614        73,684
Professional fees...................................     302,123       202,487
Other...............................................     609,587       263,003
                                                      ----------    ----------
                                                      $3,149,102     2,836,582
                                                      ==========    ==========

(5) NOTE PAYABLE AND LONG-TERM DEBT

     In August 1996, the Company entered into a $2,500,000 revolving credit loan with a bank expiring August 1998, of which $800,000 and $705,000 was outstanding at November 30, 1997 and 1996, respectively. Interest is at a floating rate equal to the bank's prime rate, which floating rate, at the Company's election, may be fixed, for one to three month periods throughout the term, based on current LIBOR plus 150 basis points (7.19% at November 30, 1997). The Company can borrow against the revolving credit loan based on the allowable borrowing base, defined in the loan agreement as 80% of eligible accounts receivable plus the lesser of $1,500,000 or 50% of eligible inventory. Available amounts under the revolving credit loan amounted to approximately $1,661,000 and $1,795,000 at November 30, 1997 and 1996, respectively.

                                     F- 11

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     At November 30, 1997 and 1996, long-term debt, including capital leases, consists of the following:

                                                                 1997        1996
                                                              ----------   ---------
$475,000 mortgage note with a third party, due in monthly
  installments of $3,683 representing principal and interest beginning March 1, 1997 with a final balloon payment due
  August 1, 1998, interest at 7%, secured by the Company's
  Florida Plant.............................................  $  466,600     475,000
Note payable to a former stockholder of Clear Springs, due
  in annual amounts of approximately $105,000 through
  January 1998, interest at 7%..............................     103,738     209,632
$1,100,000 term loan with a bank, due in monthly principal
  installments of $18,333 commencing April 1, 1997 through
  March 1, 2002 with interest at either LIBOR plus 175 basis points (7.39% at November 30, 1997) or the bank's prime
  rate......................................................     953,333   1,100,000
$750,000 note payable with a bank, with principal and
  interest at 9.25% payable in monthly installments of
  $15,771 due May 2001. Note is collateralized by the
  receivables, inventory, equipment and vehicles of the
  California Plant..........................................     558,605          --
Notes payable to related parties, interest only payable
  monthly at a weighted average interest rate of 8.9% at
  November 30, 1997. Principal amounts due December 2001
  through December 2005.....................................   1,673,172          --
Notes payable to related parties with a weighted average
  interest rate of 10.5%. Principal and interest payable in
  monthly installments of $20,983 due at various intervals
  between November 2000 and December 2001...................     731,351          --
Lease obligation payable in installments through February
  2000 with a weighted average interest rate of 4.9% at
  November 30, 1997.........................................      74,527          --
Various notes payable due in installments through April 2000 with a weighted average interest rate of 9.7% at November
  30, 1997..................................................     237,899          --
                                                              ----------   ---------
          Total long-term debt, including capital leases....   4,799,225   1,784,632
Less current maturities.....................................   1,202,074     260,070
                                                              ----------   ---------
          Long-term debt and obligations under capital
            lease, excluding current maturities.............  $3,597,151   1,524,562
                                                              ==========   =========

     The revolving credit loan and term loan contain certain covenants including financial covenants (tangible net worth and minimum debt revenue coverage ratios). The Company is in compliance with all such covenants at November 30, 1997. The loans are secured by substantially all of the assets of the Company. The aggregate fair value of the Company's debt approximates its carrying value due to the variable nature and frequent repricing of the debt which is based on market conditions.

     The aggregate annual maturities of long-term debt for each of the next five years ended November 30 are as follows: 1998, $1,202,000; 1999, $685,000; 2,000,
$669,000; 2001, $460,000; 2002, $967,000; 2002 and thereafter, $816,000.

                                     F- 12

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(6) INCOME TAXES

     Components of income tax expense (benefit) are as follows:

                                                 1997       1996       1995
                                               --------    -------    -------
Current:
  Federal....................................  $404,048    (80,000)   139,266
  State......................................   254,392     20,000     32,785
                                               --------    -------    -------
Total........................................  $658,440    (60,000)   172,051
                                               --------    -------    -------
Deferred:
  Federal....................................   109,317         --         --
  State......................................     6,392         --         --
                                               --------    -------    -------
Total........................................   115,709         --         --
                                               --------    -------    -------
Total Income Tax Provision (benefit).........   774,149    (60,000)   172,051
                                               ========    =======    =======

     The temporary differences which give rise to deferred tax assets and liabilities as of November 30, 1997 and 1996 are as follows:

                                                           1997        1996
                                                         ---------    -------
Deferred tax assets:
  Accounts receivable..................................  $ 115,615     17,000
  Inventory............................................     30,000     20,000
  Net operating loss carry forwards....................     30,936    328,000
                                                         ---------    -------
          Gross deferred tax assets....................    176,551    365,000
  Valuation allowance..................................         --    365,000
                                                         ---------    -------
          Net deferred tax assets......................    176,551         --
                                                         ---------    -------
Deferred tax liability -- property, plant and
  equipment............................................   (804,836)   (34,000)
                                                         ---------    -------
          Net deferred income taxes....................  $(628,285)   (34,000)
                                                         =========    =======

     A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The valuation allowance decreased $365,000 in 1997 as the Company believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets. Net operating losses of approximately $30,900 expire in fiscal 2011.

     The reconciliation of the Company's effective income tax rate and the Federal statutory rate is as follows:

                                                          1997    1996    1995
                                                          ----    ----    ----
Federal statutory rate..................................   34%    (34)%    34%
State taxes, net of federal benefit.....................    8       1       5
Amortization of goodwill................................    6       4      --
(Decrease) increase in valuation allowance..............  (17)     29      --
Other, net..............................................    5      (6)     --
                                                          ---     ---      --
                                                           36%     (6)%    39%
                                                          ===     ===      ==

                                     F- 13

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(7) INCENTIVE STOCK OPTIONS

     In 1996, the Company adopted The Fresh Juice Company, Inc. Incentive Stock Option Plan (the 1996 Stock Plan). The number of shares of common stock with respect to which grants may be made under the 1996 Stock Plan is 500,000. The shares issuable under the 1996 Stock Plan may be drawn from either authorized but previously unissued shares of common stock or from reacquired shares of common stock, including shares purchased by the Company on the open market or held as Treasury shares. Under the 1996 Stock Plan, key salaried employees, including officers, of the Company are eligible to receive options. The Board of Directors has the sole discretion to determine the amount of grant and to establish such vesting periods and/or performance based goals that must be attained in order for the participant to be able to exercise any stock option.

     The following table summarizes the transactions of the Company's stock option plans for the two-year period ended November 30, 1997:

                                                             1997                   1996
                                                      -------------------    -------------------
                                                                 WEIGHTED               WEIGHTED
                                                                 AVERAGE                AVERAGE
                                                                 EXERCISE               EXERCISE
                                                      SHARES      PRICE      SHARES      PRICE
                                                      -------    --------    -------    --------
Options outstanding at beginning of year............  110,000     $3.13           --     $  --
  Granted...........................................  225,000      2.81      110,000      3.13
  Expired...........................................  (60,000)     3.13           --        --
                                                      -------                -------
Options outstanding at end of year..................  275,000      2.88      110,000      3.13
                                                      =======                =======
Options exercisable at end of year..................  245,000      2.85      110,000      3.13
                                                      =======                =======
Weighted average fair value of options granted
  during the year...................................                .91                    .73

     The fair value of each stock option granted during 1997 and 1996 is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                              1997    1996
                                                              ----    ----
Expected life (years).......................................     5       5
Historical volatility.......................................    45%     45%
Expected dividend yield.....................................    --      --
Risk-free interest rate.....................................   5.6%    5.6%

     The Company applies APB Opinion No. 25 in accounting for the 1996 Stock Plan and, accordingly, no compensation cost has been recognized for its stock options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net earnings (loss) per share would have been reduced to the adjusted amounts indicated below:

                                                          1997         1996
                                                       ----------    --------
Net earnings (loss) as reported......................  $1,367,323    (929,043)
Net earnings (loss) as adjusted......................   1,337,614    (944,740)
                                                       ==========    ========
Adjusted net earnings (loss) per share...............  $      .21        (.21)
                                                       ==========    ========

     Adjusted net earnings reflects only options granted in 1997 and 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the adjusted net

                                     F- 14

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

earnings (loss) amounts presented above because compensation cost is reflected over the options' estimated life of five years.

     At November 30, 1997 and 1996, the Company had outstanding warrants of 350,000 and 50,000, with weighted average exercise prices of $2.99 and $2.96, respectively. Warrants issued in 1996 were exercisable beginning June 1997 and expire June 2001. Warrants issued in 1997 were exercisable beginning December 1996 and expire November 2001.

(8) COMMITMENTS AND CONTINGENCIES

     The Company is obligated under various operating leases covering its office space, warehouse and vehicles. Rent expense for the years ended November 30, 1997, 1996 and 1995 was $754,991, $253,280 and $102,944, respectively. The aggregate future minimum lease commitments under leases that have initial or remaining noncancelable lease terms in excess of one year as of November 30, 1997 are as follows:

1998.....................................................  $  473,000
1999.....................................................     446,000
2000.....................................................     412,000
2001.....................................................     390,000
2002.....................................................     364,000
Thereafter...............................................   1,201,000
                                                           ----------
                                                           $3,286,000
                                                           ==========

     The Company continues to guarantee certain lease obligations entered into by a former affiliate of Hansen's. Minimum lease payments under such agreements average approximately $146,000 per year through November 2003, and $64,000 per year thereafter until May 2006. The Company knows of no event of default that would require it to satisfy these guarantees as of November 30, 1997. The Company does not believe the ultimate disposition of these guarantees will have a material adverse effect on the Company's financial position, liquidity or results of operations.

     On April 1, 1996, the Company entered into three year employment agreements with two of its executive officers. Each agreement provides for, among other things, annual compensation aggregating a minimum salary of $360,000 ($720,000 on a combined basis), subject to annual increases. The agreement provides that the parties may extend the agreement for up to a total of six additional years.

     On March 31, 1996, the Company entered into a supply, distribution and requirements agreement (the Agreement) with Natural Juice Company, which corporation is controlled by a director of the Company. The agreement has an initial term of five years with two five year renewals at Natural Juice Company's option. Refer to note 11 for related party transactions.

     The Company formerly reported the existence of 175,000 stock options granted to key employees under the Fresh Juice Company, Inc. 1988 Incentive Stock Option Plan (the Plan). Based upon a review commenced by the Company and its attorneys in the fourth quarter of 1997, it appears that the stockholders of the Company never approved the Plan and that a proposal to approve the Plan was never presented to the stockholders of the Company for a vote. As a result, the condition to both the effectiveness of the Plan and the grant of the options under the Plan, as defined, was never met. Based upon this information, the Company has determined that these options technically do not exist. Such amounts are not reflected in the summary of transactions included in note 7. There is a possibility that the key employees may assert a claim as to the existence of such stock options. The Company believes that the ultimate outcome of this matter will not have a material adverse effect on the Company's financial position, liquidity or results of operations.

                                     F- 15

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     In January 1996, the Company was named as a defendant in a legal matter which seeks damages in excess of $250,000. The Company settled the matter and was under an obligation to pay $10,000 over a six month period, pursuant to the terms of the agreement. Such payments were completed in January 1998 and were properly accrued at November 30, 1997.

     The Company's subsidiary, The Fresh Juice Company of California, Inc. (Hansen's), has been named as one of many defendants in a lawsuit filed by the Franchise Holders of Southland Corporation (Southland), against Southland and a large number of the purveyors to the Franchisees of Southland, i.e., 7-Eleven stores. Hansen's was one of the purveyors that has been named as a defendant. However, there is only one cause of action which pertains to Hansen's, and Hansen's is joined in that count with Southland, The Coca-Cola Company and Pepsi-Cola Company. The basis of that cause of action is that each of the named purveyors conspired to fix prices on soft drinks by trying to set the Franchisees' retail price of their respective products in order for the Franchisee(s) to obtain a discount off the wholesale price. In the count in which Hansen's was named, the plaintiffs seek total damages in excess of $50,000. The case is captioned 7 Eleven Owners For Fair Franchising et al. v. The Southland Corporation, et al; is venued in the Superior Court of the State of California for the County of Alameda and bears case no. 722272-6. The case was filed in September, 1993. Hansen's and the plaintiffs in this action have executed a settlement agreement pursuant to which plaintiffs have agreed to dismiss their action against Hansen's, with prejudice, and Hansen's has agreed to bear its own costs incurred in the litigation. The settlement is awaiting court approval. As a result of the settlement and impending final dismissal of the proceedings, management of the Company believes that the ultimate resolution of this matter will not have a material impact on the Company's results of operations, liquidity or financial position.

     Many existing computer programs use only two digits rather than four to specify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Company utilizes software and related computer technologies essential to its operation that will be affected by the Year 2000 issue. The Company has undertaken a systems' readiness program, which is designed to mitigate the risks associated with the Year 2000 issue. This program involves an analysis of systems to determine those that are not presently Year 2000 compliant, the establishment of a plan to either modify or replace those systems and the modification and procurement of systems to make them Year 2000 compliant. Although the Company is endeavoring to ensure that the Year 2000 readiness program is comprehensive, it can make no assurance that the program will address all Year 2000 compliance issues in a timely manner. If such modifications and procurements are not completed or if problems are not discovered and rectified on a timely basis, the Year 2000 issue may have a material impact on the operations of the Company. The Company has identified, replaced and modified some of these systems during fiscal year 1997 and is scheduled, for reasons other than Year 2000 issues, to rebuild its network systems for its Northeast and Florida operations during fiscal 1998.

     From time to time, the Company is party to legal action arising in the ordinary course of business. Management believes that such litigation and claims will be resolved without material impact on the Company's results of operations, liquidity or financial position.

(9) COMMON STOCK AND SERIES PREFERRED STOCK

     During 1996, the Company obtained shareholder approval and amended the Company's Certificate of Incorporation to increase the number of authorized common stock and preferred stock to 30,000,000 and 7,000,000 shares, respectively.

     The Company's Board of Directors may, without further action by the Company's shareholders, from time to time direct the issuance of preferred stock in series and, at the time of issuance, determine the rights,

                                     F- 16

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for the payment of dividends on common stock. Also, holders of preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of common stock.

(10) BENEFIT PLANS

     The Company maintains a simplified employee pension (S.E.P.) plan covering certain of its employees. Contributions to the plan, which are discretionary, cannot exceed 15% of the covered employee's salary. Pension expense for the years ended November 30, 1997, 1996 and 1995 was $44,806, $55,109 and $46,358,
respectively.

     Ultimate maintains a defined contribution 401(k) Plan for its employees with discretionary contributions by the Company. No contribution was made to the 401(k) Plan by the Company during 1997 or 1996. The Company is in the process of bringing all of its employees under the 401(k) Plan, at which time it will terminate the simplified employee pension plan described above.

(11) RELATED PARTY TRANSACTIONS

     During 1997 and 1996, the Company sold approximately $1,552,000 and $460,000, respectively, of product to Natural Juice Company, which is controlled by a director of the Company.

     During 1997 and 1996, the Company sold approximately $77,000 and $47,000, respectively, to American Premium Exports, in which a director of the Company holds a financial interest and functions as President and Chief Financial Officer.

     During 1996, the Company purchased approximately $282,000 of fruit from a private company owned by the family of a director of the Company.

                                     F- 17

                               INDEX TO EXHIBITS

    EXHIBITS
    --------
     3(i)     Certificate of Amendment to Certificate of
              Incorporation -- incorporated by reference to Exhibit 3(i)
              to the Company's 10-QSB for the quarter ended August 31,
              1996, filed October 15, 1996................................
     3(ii)    By-laws -- incorporated by reference to Exhibit 3.2 to the
              Company's Registration Statement, SEC File No. 33-8878-NY on
              Form S-18 and by reference to the Company's Current Report on Form 8-K dated September 18, 1997 filed on October 6,
              1997........................................................
     3(iii)   Amendments to By-laws.......................................
     9        Stockholders Agreement dated March 31, 1996 between Steven
              Smith and Steven M. Bogen -- incorporated by reference to
              Exhibit 10(b) of the Company's Current Report on Form 8-K
              dated March 31, 1996 filed on April 11, 1996 (the "March 31,
              1996 8-K")..................................................
    10(a)     Stockholder's Agreement dated March 31, 1996 between Steven
              Smith and Steven M. Bogen -- incorporated by reference to
              Exhibit 10(b) of the March 31, 1996 8-K.....................
    10(b)     1996 Incentive Stock Option Plan -- incorporated by
              reference to Exhibit 10(b) of the Company's Definitive Proxy
              Statement filed in connection with the Company's Annual
              Stockholders meeting held on August 29, 1996 filed on August
              7, 1996.....................................................
    10(c)     Employment Agreement effective April 1, 1996 with Steven
              Smith -- incorporated by reference to Exhibit 10(d) of the
              March 31, 1996 8-K, as amended by Form 8-K/A filed on
              January 6, 1998.............................................
    10(d)     Employment Agreement effective April 1, 1996 with Steven M.
              Bogen --incorporated by reference to Exhibit 10(e) of the
              March 31, 1996 8-K..........................................
    10(e)     Supply Agreement dated March 31, 1996 with Natural Juice
              Company, Inc. --incorporated by reference to Exhibit 10(f)
              of the March 31, 1996 8-K...................................
    10(f)     Loan Agreement dated August 5, 1996 among the Company, The
              Fresh Juice Company of Florida, Inc., The Fresh Juice
              Company of New York, Inc. and Fleet Bank,
              N.A. -- incorporated by reference to Exhibit 10(f) of the
              Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1996, filed March 17, 1997...............
    10(g)     Agreement of Lease dated November 24, 1997 between The Fresh
              Juice Company of New York, Inc. and 280 Wilson Avenue
              Associates, L.L.C. and guaranteed by the Company............
    10(h)     Employment Agreement effective December 2, 1996 with Jeffrey
              Heavirland..................................................
    10(i)     Industrial Real Estate Lease dated June 17, 1992 between
              Hansen's Juices, Inc. and Pruco Life Insurance Company......
    21        Subsidiaries of small business issuer.......................
    27        Financial Data Schedule.....................................

                                      EX-1

                                                                      APPENDIX E
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                  FORM 10-QSB

                QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  FOR THE QUARTERLY PERIOD ENDED MAY 31, 1998
                          COMMISSION FILE NO. 0-15320

                         THE FRESH JUICE COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                       11-2771046
      (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER IDENTIFICATION NO.)
       INCORPORATION OR ORGANIZATION)

             280 WILSON AVENUE,
             NEWARK, NEW JERSEY                                    07105
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (973) 465-7100

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

     The number of shares of $.01 par value Common Stock outstanding as of July 15, 1998 was 6,467,731.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

ITEM 1.  FINANCIAL STATEMENTS

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       MAY 31, 1998 AND NOVEMBER 30, 1997

                                                                 1998           1997
                                                              -----------    -----------
                                                              (UNAUDITED)
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................  $   570,750    $   453,344
  Trade accounts receivable.................................    3,739,362      3,156,893
  Inventories...............................................    3,485,446      2,638,083
  Current portion of notes receivable.......................       93,764        131,101
  Prepaid income tax........................................        8,000          8,000
  Deferred income taxes.....................................      147,783        145,615
  Prepaid and other current assets..........................      263,392        201,069
                                                              -----------    -----------
         Total current assets...............................    8,308,497      6,734,105
                                                              -----------    -----------
Property, plant and equipment, at cost:
  Land......................................................       30,000         30,000
  Building and improvements.................................    2,954,403      2,839,823
  Equipment.................................................    5,486,724      5,260,058
  Molds.....................................................      264,333        264,333
  Automobiles...............................................      300,456        266,255
                                                              -----------    -----------
                                                                9,035,916      8,660,469
  Less accumulated depreciation.............................    2,171,573      1,741,718
                                                              -----------    -----------
         Net property, plant and equipment..................    6,864,343      6,918,751
Notes receivable, net of current portion....................      377,972        365,621
Excess of cost over estimated fair values of net assets
  acquired, net of accumulated amortization of $681,179 and
  $496,379 in 1998 and 1997, respectively...................    6,711,151      6,895,951
Trademarks, patents, and other intangibles, net of
  accumulated amortization of $214,738 and $112,156 in 1998
  and 1997, respectively....................................    1,037,202      1,075,820
Other assets................................................      105,732        103,096
                                                              -----------    -----------
         Total assets.......................................   23,404,897     22,093,344
                                                              ===========    ===========
                          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Note payable..............................................    1,320,000        800,000
  Current installments of long-term debt....................    1,071,661      1,202,074
  Accounts payable and accrued expenses.....................    3,757,284      3,149,102
  Income taxes payable......................................      148,049        263,606
                                                              -----------    -----------
         Total current liabilities..........................    6,296,994      5,414,782
Long-term debt and obligations under capital lease, net of
  current installments......................................    3,330,283      3,597,151
Deferred rent...............................................      137,224        144,254
Deferred income taxes.......................................      802,933        773,900
                                                              -----------    -----------
         Total liabilities..................................   10,567,434      9,930,087
                                                              -----------    -----------
Shareholders' equity:
Series preferred stock par value $10. Authorized 7,000,000
  shares; none issued.......................................           --             --
Common stock, par value $.01. Authorized 30,000,000 shares;
  issued 6,679,669 in 1998 and 1997, respectively...........       66,797         66,797
Additional paid-in capital..................................    9,453,958      9,453,958
Retained earnings...........................................    3,601,970      2,927,764
                                                              -----------    -----------
                                                               13,122,725     12,448,519
Less cost of common shares held in treasury: 212,938
  shares....................................................      285,262        285,262
                                                              -----------    -----------
         Total shareholders' equity.........................   12,837,463     12,163,257
Commitments and contingencies
                                                              -----------    -----------
         Total liabilities and shareholders' equity.........  $23,404,897    $22,093,344
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     SIX MONTHS ENDED MAY 31, 1998 AND 1997

                                                                   1998           1997
                                                                -----------    -----------
                                                                       (UNAUDITED)
Net Sales...................................................    $19,510,716    $20,836,509
Cost of Goods Sold..........................................     13,803,993     14,696,150
                                                                -----------    -----------
          Gross Profit......................................      5,706,723      6,140,359
Selling, General and Administrative Expenses................      4,286,988      4,397,520
                                                                -----------    -----------
          Earnings From Operations..........................      1,419,735      1,742,839
Interest Income.............................................         29,724         14,123
Interest Expense............................................       (237,878)      (275,351)
Other Income (Expense)......................................         25,733         31,679
                                                                -----------    -----------
          Earnings Before Income Taxes......................      1,237,314      1,513,290
Income Taxes................................................        563,108        280,475
                                                                -----------    -----------
          Net Earnings......................................        674,206      1,232,815
Retained Earnings, Beginning of Period......................      2,927,764      1,560,441
                                                                -----------    -----------
Retained Earnings, End of Period............................    $ 3,601,970    $ 2,793,256
                                                                ===========    ===========
Weighted Average Shares Outstanding.........................      6,467,731      6,467,731
Basic and Diluted Earnings per Share........................            .10            .19
                                                                ===========    ===========

          See accompanying notes to consolidated financial statements.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    THREE MONTHS ENDED MAY 31, 1998 AND 1997

                                                                 1998           1997
                                                              -----------    -----------
                                                                     (UNAUDITED)
Net Sales...................................................  $10,106,672    $11,458,916
Cost of Goods Sold..........................................    7,417,255      8,000,214
                                                              -----------    -----------
          Gross Profit......................................    2,689,417      3,458,702
Selling, General and Administrative Expenses................    2,217,927      2,354,390
                                                              -----------    -----------
          Earnings From Operations..........................      471,490      1,104,312
Interest Income.............................................       17,368          8,952
Interest Expense............................................     (120,119)      (136,927)
Other Income (Expense)......................................       15,964         22,698
                                                              -----------    -----------
          Earnings Before Income Taxes......................      384,703        999,035
Income Taxes................................................      192,724        278,875
                                                              -----------    -----------
          Net Earnings......................................      191,979        720,160
Retained Earnings, Beginning of Period......................    3,409,991      2,073,096
                                                              -----------    -----------
Retained Earnings, End of Period............................  $ 3,601,970    $ 2,793,256
                                                              ===========    ===========
Weighted Average Shares Outstanding,........................    6,467,731      6,467,731
Basic and Diluted Earnings Per Share........................          .03            .11
                                                              ===========    ===========

          See accompanying notes to consolidated financial statements.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     SIX MONTHS ENDED MAY 31, 1998 AND 1997

                                                                1998          1997
                                                              ---------    -----------
                                                                    (UNAUDITED)
Cash Flows From Operating Activities:
  Net earnings..............................................  $ 674,206    $ 1,232,815
  Adjustments to reconcile net earnings to net cash provided by operating activities:
     Depreciation and amortization..........................    679,743        723,951
     Deferred income taxes..................................     26,865         51,261
     Deferred building rent.................................     (7,030)         2,876
     Changes in assets and liabilities, net of assets
      acquired and liabilities assumed:
       Trade accounts receivable............................   (582,469)      (821,396)
       Inventories..........................................   (847,363)    (1,007,799)
       Prepaid and other current assets.....................    (62,323)       186,968
       Other assets.........................................     22,350        126,356
       Accounts payable and accrued expenses................    608,182       (594,501)
       Income taxes payable.................................   (115,557)       246,214
                                                              ---------    -----------
          Net Cash Provided By Operating Activities.........    396,604        146,745
Cash Flows From Investing Activities:
  Acquisition of distribution route.........................     (7,328)            --
  Increase in notes receivable..............................                    (7,983)
  Acquisitions of property, plant and equipment.............   (394,589)      (170,241)
  Acquisition of Hansen's Juices, Inc., net of cash
     acquired...............................................         --        (37,756)
                                                              ---------    -----------
          Net Cash Used In Investing Activities.............   (401,917)      (215,980)
Cash Flows From Financing Activities:
  Proceeds from notes payable to bank.......................    520,000        586,000
  Repayment of long-term debt...............................   (397,281)      (406,707)
                                                              ---------    -----------
          Net Cash Provided By Financing Activities.........    122,719        179,293
                                                              ---------    -----------
Net Increase in Cash and Cash Equivalents...................    117,406        110,058
Cash and Cash Equivalents at Beginning of Period............    453,344        133,768
                                                              ---------    -----------
Cash and Cash Equivalents at End of Period..................  $ 570,750    $   243,826
                                                              =========    ===========
SUPPLEMENTAL CASH FLOW AND NONCASH INVESTING AND FINANCING
  ACTIVITIES INFORMATION:
  Income taxes paid.........................................  $ 651,800    $     3,757
  Interest paid.............................................  $ 237,878    $   265,677
  Fair value of assets acquired.............................         --    $ 6,139,034
  Debt and liabilities assumed..............................         --      5,382,308
                                                              ---------    -----------
  Fair value of common stock issued.........................         --    $   756,726
                                                              =========    ===========

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       MAY 31, 1998 AND NOVEMBER 30, 1997
                                  (UNAUDITED)

     (1) The consolidated financial information of The Fresh Juice Company, Inc. and Subsidiaries (the Company), included herein has been prepared by the Company and is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the financial position, results of operations, and cash flows for the interim periods to which the report relates. The results of operations for the periods ended May 31, 1998 are not necessarily indicative of the operating results which may be achieved for the full year. All material intercompany accounts and transactions have been eliminated in consolidation.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's November 30, 1997 consolidated financial statements.

     (2) Inventories at May 31, 1998 and November 30, 1997 consist of the following:

                                                 1998          1997
                                              ----------    ----------
Raw Materials...............................  $  807,798    $  884,129
Finished Goods..............................   2,677,648     1,753,954
                                              ----------    ----------
                                              $3,485,446    $2,638,083
                                              ==========    ==========

     (3) Hansen's Juices, Inc. (Hansen) which the Company acquired as of December 2, 1996, has been named as one of many defendants in a lawsuit filed by the Franchise Holders of Southland Corporation (Southland), against Southland and a large number of the purveyors to the Franchisees of Southland, i.e., 7-Eleven stores. Hansen was one of the purveyors that has been named as a defendant. However, there is only one cause of action which pertains to Hansen's, and Hansen's is joined in that count with Southland, the Coca-Cola Company and Pepsi-Cola Company. The basis of that cause of action is that each of the named purveyors conspired to fix prices on soft drinks by trying to set the Franchisees' retail price of their respective products in order for the Franchisee(s) to obtain a discount off the wholesale price. In the count in which Hansen's was named, the plaintiffs seek total damages in excess of $50,000. The case is captioned 7-Eleven Owners For Fair Franchising et al. v. The Southland Corporation, et al., is venued in the Superior Court of the State of California for the County of Alameda and bears case no. 722272-6. The case was filed in September, 1993. Hansen's and the plaintiffs in this action have executed a settlement agreement pursuant to which plaintiffs have agreed to dismiss their action against Hansen's with prejudice, and Hansen's has agreed to bear its own costs incurred in the litigation. The settlement is awaiting court approval. As a result of the settlement and the impending final dismissal of the proceedings, management of the Company believes that the ultimate resolution of this matter will not have a material impact on the Company's results of operations, liquidity or financial condition.

     (4) As of February 28, 1998, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings per share is based on net income for the relevant period, divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share is based on the net income for the relevant period, divided by the weighted average number of common shares and common share equivalents, outstanding during the period. Common share equivalents, such as outstanding stock options and warrants, are not included in the computation since the effect would be antidilutive. Earnings per share amounts for all periods have been presented and where appropriate, restated to conform to the presentation now required.

                         THE FRESH JUICE COMPANY, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130) was issued in June 1997 and is effective for fiscal years beginning after December 15, 1997. The Company believes that the adoption of this accounting standard will not have a material effect on the Company's consolidated financial position or results of operations.

     Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" was issued in June 1997 and is effective for periods beginning after December 15, 1997. This statement established standards for the way that public business enterprises report in information about operating segments in annual financial statements and interim financial reports issued to stockholders. The Company is currently evaluating the method of adoption it will utilize.

     (5) The Company's provision for income taxes for the six months ended May 31, 1997 reflects the benefits of a reduction in its deferred tax asset valuation account of approximately $357,000, resulting from the utilization of net operating losses in effect as of November 30, 1996. As of November 30, 1996, these net operating loss carryforwards were fully offset by a valuation allowance. The Company's remaining net operating losses of $66,598 were utilized during the six month period ended May 31, 1998.

     (6) The Company announced on March 31, 1998 that it had entered into a letter agreement with Saratoga Beverage Group, Inc. ("Saratoga") regarding a possible acquisition of the Company by Saratoga at a cash purchase price of not less than $3.75 per share (the "Letter Agreement"). The proposed transaction is subject to, among other things, due diligence, financial contingencies and the negotiation and execution of a definitive agreement.

     In the Letter Agreement the Company agreed to certain "No-shop" provisions, subject to the fiduciary duties of the Company's board of directors, through not later than April 25, 1998. The Letter Agreement further provided for the payment to Saratoga by the Company of $750,000 in the event the Company (i) enters into a definitive agreement and the transaction is not consummated for reasons other than as a result of Saratoga failing to obtain financing or complying with its obligations or (ii) accepts a superior offer on or before a date not later than July 24, 1998. The Letter Agreement also provided for a payment, in lieu of the $750,000 described above, of not more than $250,000 based upon documented, out-of-pocket expenses of Saratoga, if the Company is unable to obtain a fairness opinion from its investment banker with respect to the acquisition by Saratoga at $3.75 per share and a superior offer is not accepted on or before a date not later than July 24, 1998.

     Simultaneously with the execution of the Letter Agreement, the Company and Saratoga entered into a confidentiality agreement governing the confidentiality of information exchanged by the Company and Saratoga in pursuing the possible acquisition.

     The Company subsequently extended the exclusivity period to May 20, 1998 while continuing its negotiations with Saratoga. As previously announced in the Company's press release dated May 21, 1998, the Company and Saratoga have allowed the exclusivity period to lapse, without further extension while the Company and Saratoga continue their negotiations. The Company and Saratoga have been exploring a restructuring of the per share consideration to be paid to the Company's shareholders to include cash, in an amount less than $3.75, plus Saratoga Common Stock as additional consideration, in order to enable the Company shareholders to maintain a continuing ownership interest in the combined entity as well as to assist Saratoga in obtaining financing. At this time, these negotiations are still continuing.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

RESULTS OF OPERATIONS

     For the six months ended May 31, 1998, the Company's net sales have decreased by 6.3% to $19,510,716, as compared to $20,836,509 for the six months ended May 31, 1997. For the quarter ended May 31, 1998, the Company's net sales have decreased by 11.8% to $10,106,672, as compared to $11,458,916 for the quarter ended May 31, 1997. This decrease in sales primarily resulted from the Company's loss of a warehouse club, low margin, customer. For the six months ended May 31, 1998, gross profit decreased by 7.1% to $5,706,723, as compared to $6,140,359 for the six months ended May 31, 1997. For the quarter ended May 31, 1998, the Company's gross profit decreased by 22.2% to $2,689,417, as compared to $3,458,702 for the quarter ended May 31, 1997. The decrease in gross profit was primarily due to the decrease in sales and an increase of raw juice costs as compared to last year.

     The Company's selling, general and administrative expenses have decreased by 2.5% to $4,286,988 for the six months ended May 31, 1998, as compared to $4,397,520 for the six months ended May 31, 1997. The Company's selling, general and administrative expenses have decreased by 5.8% to $2,217,927 for the quarter ended May 31, 1998, as compared to $2,354,390 for the quarter ended May 31, 1997. The Company's interest expense, which relates to the financing obtained in connection with equipping the Florida Plant, the assumption of debt from the Hansen's Merger, and the Company's existing $2,500,000 line of credit for working capital, decreased to $237,878 for the six months ended May 31, 1998, as compared to $275,351 for the six months ended May 31, 1997. Interest expense decreased to $120,119 for the quarter ended May 31, 1998, as compared to $136,927 for the quarter ended May 31, 1997.

     Earnings before provision for income taxes have decreased to $1,237,314 for the six months ended May 31, 1998, as compared to $1,513,290 for the six months ended May 31, 1997. Earnings before provision for income taxes have decreased to $384,703 for the quarter ended May 31, 1998, as compared to $999,035 for the quarter ended May 31, 1997. This decrease resulted from, among other items, a reduction in net sales, an increase in raw juice costs and costs of more than $100,000 relating to the proposed transaction with Saratoga Beverage Group, Inc.

FINANCIAL CONDITION

     The current and total assets of the Company have increased to $8,308,497 and $23,404,897, respectively, at May 31, 1998, as compared to $6,734,105 and $22,093,344, respectively, at November 30, 1997. The Company's trade accounts receivable and inventories have increased to $3,739,362 and $3,485,446, respectively, at May 31, 1998, as compared to $3,156,893 and $2,638,083, respectively, at November 30, 1997. Accounts payable and accrued expenses have increased to $3,757,283 at May 31, 1998 as compared to $3,149,102 at November 30, 1997. Current installments of long-term debt have decreased to $1,071,661 at May 31, 1998 as compared to $1,202,074 at November 30, 1997. Additional draws on the Company's credit line, used to pay the income taxes due for the fiscal year ended November 30, 1997 and for the six months ended May 31, 1998, have resulted in an increase in note payable to $1,320,000 at May 31, 1998, as compared to $800,000 at November 30, 1997.

LIQUIDITY

     The Company has working capital of $2,011,503 at May 31, 1997 as compared to $1,319,323 at November 30, 1997. The change in the Company's working capital results primarily from earnings from operations. The Company requires capital to support its capital improvements and the level of inventory required to meet current demand as well as expected future increases in demand for its products. To provide additional liquidity, in August 1996, the Company obtained a $2,500,000 line of credit with Fleet Bank, N.A.. At May 31, 1998, the amount drawn on the line was $1,320,000, leaving $1,180,000 available as of such date. As of July 15, 1998, approximately $1,180,000 of the line of credit is still available, depending upon qualified levels of accounts receivable and inventories as defined in the Loan Agreement. The Company typically invests approximately $2.5 million from January through June to replenish its yearly fresh-frozen juice inventory. The Company believes that it has sufficient liquidity to conduct its business and to build its fresh-frozen inventory during the remainder of the Florida harvest season to meet the Company's current customers' demand for its fresh-frozen products. A lack of availability of quality fruit and higher cost of citrus could adversely affect the Company's operations. In connection with the Hansen's Merger, the Company assumed the debt obligations of Hansen's. The Company believes that the results of its operations (inclusive of Hansen's) will be sufficient to meet these additional debt obligations.

     On August 1, 1998, the Company has a balloon payment due on the mortgage payable in connection with the Florida plant in the amount of $458,754. In addition, the Company's $2,500,000 line of credit with its institutional lender was scheduled to terminate on August 5, 1998. The Company has been granted a 90-day extension on its line of credit. During the 90-day extension period, the Company intends to refinance its line of credit. In addition, the Company intends to negotiate a new instrument or utilize its existing line of credit to payoff the balloon payment due August 1, 1998. Management believes that the terms of the extension and new instrument will not have an adverse effect on the Company's results of operations, financial condition or liquidity.

     The Company was not in compliance with its debt to equity covenant at May 31, 1998. Management has obtained a waiver of such non-compliance from its bank.

YEAR 2000 ISSUE

     Many existing computer programs use only two digits rather than four to specify a year in the date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. The Company utilizes software and related computer technologies essential to its operations that will be affected by the Year 2000 issue. The Company has undertaken a systems' readiness program, which is designed to mitigate the risks associated with the Year 2000 issue. This program involves an analysis of systems to determine those that are not presently Year 2000 compliant, the establishment of a plan to either modify or replace those systems and the modification and procurement of systems to make them Year 2000 compliant. Although the Company is endeavoring to ensure that the Year 2000 readiness program is comprehensive, it can make no assurance that the program will address all Year 2000 compliance issues in a timely manner. If such modifications and procurements are not completed or if problems are not discovered and rectified on a timely basis, the Year 2000 issue may have a material impact on the operations of the Company. The Company has identified, replaced and modified some of these systems during fiscal year 1997 and is scheduled, for reasons other than Year 2000 issues, to rebuild its network systems for its Northeast and Florida operations during fiscal 1998.

UPDATE OF STATUS OF NEGOTIATIONS WITH SARATOGA BEVERAGE GROUP, INC.

     The Company announced on March 31, 1998 that it had entered into a letter agreement with Saratoga Beverage Group, Inc. ("Saratoga") regarding a possible acquisition of the Company by Saratoga at a cash purchase price of not less than $3.75 per share (the "Letter Agreement"). The proposed transaction is subject to, among other things, due diligence, financial contingencies and the negotiation and execution of a definitive agreement.

     In the Letter Agreement the Company agreed to certain "No-shop" provisions, subject to the fiduciary duties of the Company's board of directors, through not later than April 25, 1998. The Letter Agreement further provided for the payment to Saratoga by the Company of $750,000 in the event the Company (i) enters into a definitive agreement and the transaction is not consummated for reasons other than as a result of Saratoga failing to obtain financing or complying with its obligations or (ii) accepts a superior offer on or before a date not later than July 24, 1998. The Letter Agreement also provided for a payment, in lieu of the $750,000 described above, of not more than $250,000 based upon documented, out-of-pocket expenses of Saratoga, if the Company is unable to obtain a fairness opinion from its investment banker with respect to the acquisition by Saratoga at $3.75 per share and a superior offer is not accepted on or before a date not later than July 24, 1998.

     Simultaneously with the execution of the Letter Agreement, the Company and Saratoga entered into a confidentiality agreement governing the confidentiality of information exchanged by the Company and Saratoga in pursuing the possible acquisition.

     The Company subsequently extended the exclusivity period to May 20, 1998 while continuing its negotiations with Saratoga. As previously announced in the Company's press release dated May 21, 1998, the Company and Saratoga have allowed the exclusivity period to lapse without further extension while the Company and Saratoga continue their negotiations. The Company and Saratoga have been exploring a restructuring of the per share consideration to be paid to the Company's shareholders to include cash, in an amount less than $3.75, plus Saratoga Common Stock as additional consideration, in order to enable the Company shareholders to maintain a continuing ownership interest in the combined entity as well as to assist Saratoga in obtaining financing. At this time, these negotiations are still continuing.

                          PART II -- OTHER INFORMATION

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

     (a) Exhibits

     27  Financial Data Schedule

     (b) Reports on Form 8-K

     On April 3, 1998, the Company filed a current report on Form 8-K which reported on, among other items, that on March 31, 1998 the Company announced that:

          (i) it had entered into a letter agreement with Saratoga Beverage Group, Inc. ("Saratoga") regarding a possible acquisition of the Company by Saratoga at a cash purchase price of not less than $3.75 per share (the "Letter Agreement"). The proposed transaction was subject to, among other things, due diligence, financial contingencies and the negotiation and execution of a definitive agreement;

          (ii) simultaneously with the execution of the Letter Agreement, the Company and Saratoga entered into a confidentiality agreement governing the confidentiality of information exchanged by the Company and Saratoga in pursuing the possible acquisition; and

          (iii) the Company had also been advised that Saratoga and Steven Smith, a director, President and shareholder of the Company, have entered into an Option Agreement dated March 16, 1998 and executed by Mr. Smith on March 18, 1998 (the "Option Agreement") whereby Mr. Smith had granted to Saratoga the option to purchase 825,000 shares of his common stock in the Company at $3.00 per share. The Option Agreement provides for the consideration to be paid to Mr. Smith to be increased under certain circumstances involving an acquisition of the Company at a price in excess of $3.00 per share.

     No financial statements were filed with the above-referenced current report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          THE FRESH JUICE COMPANY, INC.

                                          By: /s/ STEVEN M. BOGEN

                                            ------------------------------------
                                            Steven M. Bogen
                                            Co-Chairman of the Board and
                                            Chief Executive Officer
                                            (principal executive officer)

Dated: July 15, 1998

                                          By: /s/ MARK FELDMAN

                                            ------------------------------------
                                            Mark Feldman
                                            Chief Financial Officer
                                            (principal financial officer and
                                            principal accounting officer)

Dated: July 15, 1998

,ARTICLE. 5
,PERIOD-TYPE.                                                               6-MOS
,FISCAL-YEAR-END.                                               NOV-30-1998
,PERIOD-START.                                                  DEC-01-1997
,PERIOD-END.                                                    MAY-31-1998
,CASH.                                                              570,750
,SECURITIES.                                                              0
,RECEIVABLES.                                                     4,028,399
,ALLOWANCES.                                                        289,037
,INVENTORY.                                                       3,485,446
,CURRENT-ASSETS.                                                  8,308,497
,PP&E.                                                            9,035,916
,DEPRECIATION.                                                    2,171,573
,TOTAL-ASSETS.                                                   23,404,897
,CURRENT-LIABILITIES.                                             6,296,994
,BONDS.                                                                   0
,PREFERRED-MANDATORY.                                                     0
,PREFERRED.                                                               0
,COMMON.                                                             66,797
,OTHER-SE.                                                       12,770,666
,TOTAL-LIABILITY-AND-EQUITY.                                     23,404,897
,SALES.                                                          19,510,716
,TOTAL-REVENUES.                                                 19,566,173
,CGS.                                                            13,803,993
,TOTAL-COSTS.                                                    18,090,981
,OTHER-EXPENSES.                                                          0
,LOSS-PROVISION.                                                          0
,INTEREST-EXPENSE.                                                  237,878
,INCOME-PRETAX.                                                   1,237,314
,INCOME-TAX.                                                        563,108
,INCOME-CONTINUING.                                                 674,206
,DISCONTINUED.                                                            0
,EXTRAORDINARY.                                                           0
,CHANGES.                                                                 0
,NET-INCOME.                                                        674,206
,EPS-PRIMARY.                                                           .10
,EPS-DILUTED.                                                           .10

PROXY                    THE FRESH JUICE COMPANY, INC.
                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                                OCTOBER   , 1998
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ___________________ and _________________
and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the Common Stock of The Fresh Juice Company, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting"), to be held at The Newark Airport Marriott, Newark International Airport, Newark,
New Jersey on October   , 1998 at 10:00 a.m., local time, and at any and all
adjournments or postponements thereof, as follows:

     To approve the Agreement and Plan of Merger, dated as of August 14, 1998 (the "Merger Agreement"), by and among the Company, Saratoga Beverage Group, Inc., a Delaware corporation ("Saratoga") and Rowale Corp., a Delaware corporation and wholly-owned subsidiary of Saratoga ("Rowale"), and the transactions contemplated thereby, including the merger of Rowale with and into the Company, with the Company being the surviving corporation (the "Merger"), and the resulting right of the Company's stockholders to receive $3.35 in cash per share, without interest, in exchange for their shares of Common Stock of the Company.

            [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.
    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.
    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. NO OTHER BUSINESS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                 (Continued and to be signed and dated on the reverse side)

(Continued from other side)

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment or postponement thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Special Meeting and the Proxy Statement and Appendices. The undersigned hereby revokes any and all proxies heretofore given with respect to the undersigned's shares of the Company's Common Stock.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   DATED:                        , 1998
                                         ------------------------


                                   ------------------------------------
                                   PRINT NAME OF STOCKHOLDER


                                   ------------------------------------
                                   SIGNATURE OF STOCKHOLDER


                                   ------------------------------------
                                   PRINT NAME OF STOCKHOLDER


                                   ------------------------------------
                                   SIGNATURE OF STOCKHOLDER

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.